CNL RETIREMENT PROPERTIES, INC. Supplement No. One, dated June 14, 2005 to Prospectus, dated March 21, 2005

This Supplement is part of, and should be read in conjunction with, the Prospectus dated March 21, 2005. Capitalized terms used in this Supplement have the same meaning as in the Prospectus unless otherwise stated herein.

Information as to proposed Properties for which the Company has entered into initial commitments to acquire and the number and types of Properties acquired by the Company are presented as of May 25, 2005, and all references to commitments and Property acquisitions should be read in that context. Proposed Properties for which the Company enters into initial commitments to acquire, as well as Property acquisitions that occur after May 25, 2005, will be reported in a subsequent Supplement.

RECENT DEVELOPMENTS

The following table sets forth the type, location and acquisition date for each of the Properties acquired by the Company between March 1, 2005 and May 25, 2005.

Type and Location	Date Acquired

Retirement Communities
Encore Senior Living
Anaheim Hills, CA	3/31/05
Apple Valley, CA	3/31/05
Clearwater, FL	3/31/05
Fort Myers, FL	3/31/05
Greenacres, FL	3/31/05
Naples, FL	3/31/05
Pensacola, FL (Carpenter's Creek)	3/31/05
Pensacola, FL (Encore Senior Village-Pensacola)	3/31/05
Peoria, AZ	3/31/05
Phoenix, AZ	3/31/05
Portland, OR (Calaroga Terrace)	3/31/05
Portland, OR (Encore Senior Village at Portland)	3/31/05
Riverside, CA	3/31/05
Salt Lake City, UT	3/31/05
Tallahassee, FL	3/31/05
Tucson, AZ	3/31/05

Medical Office Building
Petersburg, VA (1)	4/28/05

(1)	This Property is being developed.

The Encore Properties are independent living/assisted living Properties, which opened between 1968 and 1999. The 16 Properties include 417 independent living units, 340 assisted living units and 638 units for residents with Alzheimer's and related memory disorders.

The medical office building represents approximately 39,000 square feet.

As of May 25, 2005, we owned interests in 245 Properties consisting of 187 seniors' housing Properties, 57 medical office buildings and one undeveloped tract of land, and a 55% ownership interest in a development and property management company that either manages or is developing 35 of our medical office buildings. In addition, we have commitments to acquire one seniors' housing Property, four medical office buildings and ownership interests in entities that own two additional medical office buildings. The seniors' housing Properties are or are expected to be leased on a long-term, triple-net basis and are managed by Operators of seniors' housing facilities. The medical office buildings are or are expected to be leased on either a gross basis or a triple-net basis for a period of five to 20 years.

As of May 25, 2005, 108 of our 187 seniors' housing Properties are operated by Sunrise Senior Living Services, Inc. Additionally, two of the Properties we owned as of May 25, 2005 are being developed by Sunrise Development, Inc., a wholly owned subsidiary of Sunrise Senior Living Services, Inc. Upon completion of each development, the Property will be operated by Sunrise Senior Living Services, Inc. Seven additional Operators manage our remaining 77 seniors' housing Properties as of May 25, 2005.

The Board of Directors declared Distributions of $0.0592 to stockholders of record on April 1, May 1 and June 1, 2005, payable by June 30, 2005.

THE OFFERINGS
GENERAL

As of May 25, 2005, the Company had received subscriptions from this offering for 32.2 million Shares totaling $322.3 million in Gross Proceeds. As of May 25, 2005, the Company had received aggregate subscriptions for 251 million Shares totaling $2.51 billion in gross proceeds, including 7.0 million Shares ($70.4 million) issued pursuant to the Reinvestment Plan from its Prior Offerings and this offering. As of May 25, 2005, net proceeds to the Company from its offerings of Shares and capital contributions from the Advisor, after deduction of selling commissions, the marketing support fee, due diligence expense reimbursements and offering expenses, totaled $2.3 billion. As of May 25, 2005, the Company has used $1.9 billion of net offering proceeds, $71.4 million in advances relating to its line of credit and $1.2 billion in Permanent Financing, as well as the assumption of $88.5 million in bonds payable, to invest $3.2 billion in 245 Properties. As of May 25, 2005, the Company had repaid $51.4 million in advances relating to its line of credit, had paid $160.7 million in Acquisition Fees and Acquisition Expenses, including Acquisition Fees on Permanent Financing, and had used $16.2 million to redeem 1.7 million Shares of Common Stock, leaving $141.2 million available to invest in Properties, Mortgage Loans and other Permitted Investments. For a discussion regarding our management strategy with respect to this offering for the remainder of 2005, see "Management's Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources."

ESTIMATED USE OF PROCEEDS

FOOTNOTES:

The following footnote paragraph updates and replaces footnote paragraph (3) on page 30 of the Prospectus.

(3)
Acquisition Fees include all fees and commissions paid by us to any person or entity in connection with the selection or acquisition of any Property or other Permitted Investments or the making of any Mortgage Loan, including to Affiliates or non-Affiliates. Acquisition Fees do not include Acquisition Expenses. See "The Offering - Plan of Distribution" for a description of the circumstances under which Acquisition Fees will be reduced and an applicable discount will be available to purchasers. In connection with making investments, if we make an investment subject to existing debt, we will not be able to pay Acquisition Fees with respect to such debt out of debt proceeds and may need to use Net Offering Proceeds (defined in footnote paragraph (5) on page 31 of the Prospectus) to pay such Acquisition Fees. In that event, the cash available to make investments will decrease. For example, assuming we raise the maximum offering amount of $3,954,000,000, use all of the $3,469,713,750 available to make investments, and such investments are subject to 25% assumed debt, then the estimated Acquisition Fees payable from offering proceeds will increase by approximately $34,697,000, or 0.88%. Assuming we sell 100,000,000 Shares and therefore raise $984,000,000, use all of the $861,690,750 available to make investments, and such investments are subject to 25% assumed debt, then the estimated Acquisition Fees payable from offering proceeds will increase by approximately $8,617,000, or 0.88%.

MANAGEMENT COMPENSATION

For information concerning compensation paid to the Advisor and Affiliates, see "Certain Relationships and Related Transactions."

BUSINESS

INDUSTRY PERFORMANCE

The following paragraph updates and replaces the fourth full paragraph on page 49 of the Prospectus and the two tables below are inserted following such paragraph.

According to Health, United States, 2003, the health care industry represented over $1.4 trillion in annual expenditures in the United States in 2001. This number is expected to reach $3.1 trillion in 2012, growing at an average annual rate of 7.3% during the forecast period of 2002 through 2012. According to the Centers for Medicare & Medicaid Services, in 2003, national health care expenditures represented approximately 15% of GDP, as compared to 8.8% in 1980, as illustrated below.

National Health Expenditures
as a Percentage of GDP
1980 — 2003

Year	Percentage of GDP
1980	8.8%
1981	9.1%
1982	9.9%
1983	10.0%
1984	9.9%
1985	10.1%
1986	10.2%
1987	10.5%
1988	10.9%
1989	11.4%
1990	12.0%
1991	12.7%
1992	13.0%
1993	13.3%
1994	13.3%
1995	13.4%
1996	13.3%
1997	13.2%
1998	13.2%
1999	13.2%
2000	13.3%
2001	14.1%
2002	14.9%
2003	15.3%

Source: Centers for Medicare & Medicaid, 2003 data

As reported by the American Hospital Association, the demand for quality outpatient care is increasing. As illustrated below, total hospital outpatient visits increased 64% from 1980 to 2003.

Total Hospital Outpatient Visits
in Community Hospitals
1980 — 2003

Year	Hospital Outpatient Visits
1980	202
1981	203
1982	206
1983	210
1984	212
1985	219
1986	232
1987	244
1988	268
1989	285
1990	301
1991	321
1992	348
1993	367
1994	383
1995	414
1996	440
1997	450
1998	474
1999	495
2000	521
2001	538
2002	556
2003	563

Source: American Hospital Association, 2003 data

PROPERTY ACQUISITIONS

The following information should be read in conjunction with the "Business — Property Acquisitions" section beginning on page 53 of the Prospectus.

Between March 1, 2005 and May 25, 2005, we acquired interests in 16 seniors' housing Properties. The seniors' housing Properties are leased on a long-term, triple-net basis and are managed by Encore. In addition, we acquired one medical office building that is being developed and is expected to be leased on a triple-net basis for a period of 15 years. The general terms of the lease agreements are described in the section of the Prospectus entitled "Business — Description of Property Leases."

The following table sets forth the facility type, location, date acquired, capacity (stated in units or square feet), year built and our ownership percentage of each of the Properties we acquired between March 1, 2005 and May 25, 2005. Seniors' housing facilities are apartment-like facilities and are therefore stated in units. Medical office buildings are measured in square feet.

Facility and Location (1)	Date Acquired	Capacity (2)	Year Built	Percentage Owned
Independent Living Facilities:		(Units)
Encore Senior Living
Anaheim Hills, CA	3/31/2005	212	1989	100%
Portland, OR (Calaroga Terrace)	3/31/2005	265	1968	100%
Salt Lake City, UT	3/31/2005	75	1996	100%
Assisted Living Facilities:
Encore Senior Living
Apple Valley, CA	3/31/2005	12	1986	100%
Clearwater, FL	3/31/2005	60	1999	100%
Fort Myers, FL	3/31/2005	60	1998	100%
Greenacres, FL	3/31/2005	60	1998	100%
Naples, FL	3/31/2005	60	1999	100%
Pensacola, FL (Carpenter's Creek)	3/31/2005	94	1988	100%
Pensacola, FL (Encore Senior Village-Pensacola)	3/31/2005	60	1997	100%
Peoria, AZ	3/31/2005	72	1997	100%
Phoenix, AZ	3/31/2005	48	1998	100%
Portland, OR (Encore Senior Village at Portland)	3/31/2005	96	1997	100%
Riverside, CA	3/31/2005	40	1997	100%
Tallahassee, FL	3/31/2005	99	1986	100%
Tucson, AZ	3/31/2005	60	1999	100%
Medical Office Building:		(Square Feet)
Petersburg, VA	4/28/2005	(3)	(3)	70%

(1)
Certain seniors' housing facilities consist of both independent living units and assisted living units in which case the Property is listed under the facility type representing the majority of the units and reflects the total of all units combined.

(2)	Independent living facilities and assisted living facilities are stated in units and the medical office building is measured in square feet.

(3)	Property is under construction and is expected to be completed in April 2006. Upon completion, the Property is expected to consist of approximately 39,000 square feet.

SENIORS' HOUSING COMMUNIY BRANDS

Encore Brand. According to www.encoresl.com, Encore Senior Living ("Encore") operates 35 senior housing communities located in Arizona, California, Florida, Oklahoma, Oregon, Utah and Wisconsin. Encore offers several types of communities, including assisted living and independent living. Encore is recognized for their progressive approach to Alzheimer's care; known as the Rediscovery™ program. With Rediscovery, Encore replaces the clinical setting of a skilled nursing facility with the comforts of home, providing warmth and familiarity needed to help residents feel at ease. The specialized Rediscovery program encourages the use of residents' remaining skills, which ensures each individual is able to function as independently as possible. As of July 1, 2004, the American Seniors Housing Association ranked Encore as the nation's 45th largest manager of seniors' housing.

PENDING INVESTMENTS

As of May 25, 2005, we had initial commitments to acquire one seniors' housing Property, four medical office buildings and ownership interests in entities which own two additional medical office buildings for an aggregate purchase price of $41.8 million. The Properties include one Encore Property (in Victorville, California) and six medical office buildings (two in each of Little Rock, Arkansas and Chattanooga, Tennessee, and one in each of Westminster, Colorado and Towson, Maryland).

The seniors' housing Property is expected to be acquired from Encore Senior Living IV, LLC. Four of the medical office buildings are expected to be acquired from Catholic Health Initiatives. One of the medical office buildings is expected to be developed on the campus of St. Joseph Medical Center in Towson, Maryland, and the remaining medical office building is expected to be developed on the campus of St. Anthony North Hospital in Westminster, Colorado. We do not expect to own the land for either of the medical office buildings to be developed; however, we expect to sign a ground lease with St. Joseph Medical Center and St. Anthony North Hospital, respectively.

The acquisition of each of these investments is subject to the fulfillment of certain conditions. There can be no assurance that any or all of the conditions will be satisfied or, if satisfied, that one or more of these investments will be acquired by us. If acquired, the lease for the seniors' housing Property is expected to be entered into on substantially the same terms described in "Business — Description of Property Leases." The medical office buildings are expected to be leased on either a triple-net or a gross basis with lease terms expected to range from five to 20 years. The medical office buildings are expected to have multiple tenants and are expected to be managed by DASCO, in which we own a 55% interest.

The following table sets forth the facility type, location, capacity (stated in units or square feet), year built and our expected ownership percentage for each of the investments.

Facility and Location	Capacity (1)	Year Built	Expected Ownership
Assisted Living Facility:	(Units)
Encore Senior Living
Victorville, CA	49	1988	100%
Medical Office Buildings:	(Square Feet)
Little Rock, AR	31,380	1985	100%
Little Rock, AR	7,280	1972	100%
Westminster, CO	(2)	(2)	70%
Towson, MD	(3)	(3)	70%
Chattanooga, TN	44,979	2003	100%
Chattanooga, TN	63,338	1995	100%

(1)	Assisted living facilities are stated in units and medical office buildings are measured in square feet.
(2)	Property is expected to begin construction in September 2005 with completion scheduled for June 2006. Upon completion, the building is expected to consist of 61,750 square feet.
(3)	Property is expected to begin construction in July 2005 with completion scheduled for June 2006. Upon completion, the building is expected to consist of 61,373 square feet.

BORROWING

The following information should be read in conjunction with the "Business — Borrowing" section beginning on page 73 of the Prospectus.

In May 2005, we entered into preliminary negotiations with the administrative agent of our existing line of credit to increase the facility to $250.0 million. We are seeking modifications of certain terms and conditions, including more favorable pricing and a two-year term with two one-year renewal options. We expect to close the new line of credit in the third quarter of 2005; however, there can be no assurance that this transaction will be consummated. In the event that the line of credit is not extended or renegotiated, we intend to repay the existing outstanding balance on the line of credit from available cash.

On May 5, 2005, we entered into two interest rate swap agreements effective June 1, 2005 with Wachovia Bank, N.A. and Bank of America, N.A., and one interest rate swap agreement effective July 1, 2005 with JPMorgan Chase Bank, N.A., for an aggregate notional amount of $233.8 million to hedge against unfavorable fluctuations in the LIBOR and Freddie Mac Reference Bill rates of our variable interest rate mortgage notes payable. The hedges have a 4.19% weighted average fixed rate plus a 1.20% weighted average spread resulting in an all-in fixed interest rate of 5.39% until 2010.

SELECTED FINANCIAL DATA

The following table sets forth certain financial information for the Company, and should be read in conjunction with the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Financial Information commencing on page F-1 of this Prospectus Supplement and the Prospectus (amounts in thousands except per Share data and footnotes). This table updates and replaces the "Selected Financial Data" section beginning on page 77 of the Prospectus.

	Quarter Ended March 31,		Year Ended December 31,
	2005	2004	2004	2003	2002	2001	2000
Revenues	$91,693	$50,718	$264,541	$95,594	$18,852	$1,900	$1,085
Income from continuing operations	32,556	27,723	119,506	58,435	11,372	916	225
Income (loss) from discontinued operations	79	78	(1,588)	25	—	—	—
Net income (1)	32,635	27,801	117,918	58,460	11,372	916	225
Cash flows from operating activities	52,814	23,329	139,398	60,658	16,785	2,173	1,096
Cash flows used in investing activities	(201,492)	(397,651)	(1,309,694)	(1,012,600)	(358,090)	(22,931)	(14,429)
Cash flows provided by financing activities	198,607	483,140	1,054,987	1,078,232	355,384	47,301	8,766
Cash distributions declared and paid (2)	42,593	28,841	147,156	59,784	14,379	1,507	502
Income from continuing operations per Share	0.14	0.16	0.57	0.66	0.52	0.38	0.27
Loss from discontinued operations per Share	—	—	(0.01)	—	—	—	—
Net income per Share (Basic and Diluted)	0.14	0.16	0.56	0.66	0.52	0.38	0.27
Funds from operations (3)	55,446	37,294	181,186	76,256	14,610	1,440	528
Cash distributions declared and paid per Share	0.18	0.18	0.71	0.71	0.70	0.70	0.58
Weighted average number of Shares outstanding: (Basic and Diluted)	240,699	169,112	210,343	88,840	22,035	2,391	846

	March 31,		December 31,
	2005	2004	2004	2003	2002	2001	2000

Real estate investment properties	$3,394,553	$2,136,318	$3,174,345	$1,528,497	$380,367	$35,233	$14,418
Total assets	3,649,781	2,569,164	3,369,641	1,761,899	441,765	64,447	14,689
Debt obligations	1,409,416	785,752	1,193,548	392,583	45,327	-	3,795
Total liabilities	1,481,731	821,400	1,263,923	415,958	51,970	3,537	5,485
Minority interests	3,360	—	2,361	—	—	—	—
Total stockholders' equity	2,164,690	1,747,764	2,103,357	1,345,941	389,795	60,910	9,204

Properties owned at end of period	244	141	222	119	37	3	1
Properties acquired during period	22	22	103	82	34	2	1

(1)
To the extent that Operating Expenses payable or reimbursable by us in any Expense Year exceed the 2%/25% Guidelines (the "Expense Cap"), the Advisor shall reimburse us within 60 days after the end of the Expense Year the amount by which the total Operating Expenses paid or incurred by us exceed the Expense Cap. During the Expense Year ended March 31, 2005, Operating Expenses did not exceed the Expense Cap. During the Expense Years ended June 30, 2001 and 2000, the Advisor reimbursed us $0.1 million and $0.2 million, respectively, in Operating Expenses. No such amounts were reimbursed in 2004, 2003 or 2002.

(2)
Cash distributions are declared by the Board of Directors and generally are based on various factors, including cash available from operations. For the quarters ended March 31, 2005 and 2004, and the years ended December 31, 2004, 2003, 2002, 2001 and 2000, approximately 23%, 4%, 20%, 2%, 21%, 39% and 55% of cash Distributions, respectively, represented a return of capital in accordance with GAAP. Cash Distributions treated as a return of capital on a GAAP basis represent the amount of cash distributions in excess of net earnings on a GAAP basis, including deductions for depreciation expense. We have not treated such amounts as a return of capital for purposes of calculating Invested Capital and the Stockholders' 8% Return.

(3)
We consider funds from operations ("FFO") to be an indicative measure of operating performance due to the significant effect of depreciation of real estate assets on net income. FFO, based on the revised definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT") and as used herein, means net income determined in accordance with GAAP, excluding gains or losses from sales of property, plus depreciation and amortization of real estate assets and after adjustments for unconsolidated partnerships and joint ventures. (Net income determined in accordance with GAAP includes the non-cash effect of straight-lining rent increases throughout the lease terms. This straight-lining is a GAAP convention requiring real estate companies to report rental revenue based on the average rent per year over the life of the leases. During the quarters ended March 31, 2005 and 2004, and the years ended December 31, 2004, 2003, 2002, 2001 and 2000, net income included approximately $11.9 million, $7.9 million, $40.6 million, $10.4 million, $1.2 million, $77,000 and $21,000, respectively, of these amounts.) We believe that by excluding the effect of depreciation, amortization and gains or losses from sales of real estate, all of which are based on historical costs and which may be of limited relevance in evaluating current performance, FFO can facilitate comparisons of operating performance between periods and between other equity REITs. FFO was developed by NAREIT as a relative measure of performance and liquidity of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. However, FFO (i) does not represent cash generated from operating activities determined in accordance with GAAP (which, unlike FFO, generally reflects all cash effects of transactions and other events that enter into the determination of net income), (ii) is not necessarily indicative of cash flow available to fund cash needs and (iii) should not be considered as an alternative to net income determined in accordance with GAAP as an indication of our operating performance, or to cash flow from operating activities determined in accordance with GAAP as a measure of either liquidity or our ability to make Distributions. FFO as presented may not be comparable to amounts calculated by other companies. Accordingly, we believe that in order to facilitate a clear understanding of the consolidated historical operating results, FFO should be considered in conjunction with net income and cash flows as reported in the accompanying consolidated financial statements and notes thereto. See the Financial Information commencing on page F-1 of this Prospectus Supplement and the Prospectus.

The following is a reconciliation of net income to FFO for the quarters ended March 31, 2005 and 2004, and the years ended December 31, 2004, 2003, 2002, 2001, and 2000:

	Quarter Ended March 31,		Year Ended December 31,
	2005	2004	2004	2003	2002	2001	2000
Net income	$32,635	$27,801	$117,918	$58,460	$11,372	$916	$225
Adjustments:
Depreciation of real estate assets
Continuing operations	19,502	8,706	54,262	16,354	3,068	524	303
Discontinued operations	—	26	89	13	—	—	—

Amortization of lease intangibles
Continuing operations	3,328	757	8,606	1,167	254	—	—
Discontinued operations	—	2	7	1	—	—	—

Amortization of deferred leasing costs
Continuing operations	25	—	32	—	—	—	—
Discontinued operations	—	—	—	—	—	—	—

Effect of unconsolidated entity	61	2	428	261	150	—	—

Effect of minority interests	(105)	—	(156)	—	(234)	—	—
	$55,446	$37,294	$181,186	$76,256	$14,610	$1,440	$528

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following information should be read in conjunction with the "Management's Discussion and Analysis of Financial Condition and Results of Operations" section beginning on page 79 of the Prospectus.

OVERVIEW

Our primary focus during the first quarter of 2005 was stabilizing the operating performance of our Properties and developing and strengthening relationships with our tenants, operators, managers and lenders. In addition, we raised capital through our equity offering, placed permanent or construction financing on new or unencumbered Properties and invested these proceeds in Properties and other Permitted Investments. During the quarter ended March 31, 2005, we received gross offering proceeds of $87.5 million, obtained or assumed $260.4 million of Permanent Financing, drew $16.7 million under our construction loan facilities and repaid $60.0 million under a term loan. We also invested $231.8 million in 22 Properties, including 17 seniors' housing facilities, four medical office buildings and a parcel of land.

As of March 31, 2005, we held real estate assets located in 33 states consisting of (dollars in thousands):

	Number of Properties	Investment at March 31, 2005
Seniors’ housing facilities:
Operating	183	$2,775,502
Under development	3	88,394
Medical office buildings:
Operating	52	497,509
Under development	4	33,148
	242	$3,394,553

Real estate held for sale	2	$4,820

LIQUIDITY AND CAPITAL RESOURCES

We primarily acquire or develop Properties. We may also provide Mortgage Loans to operators of seniors' housing or other health care-related facilities, however, we have not entered into any Mortgage Loans as of March 31, 2005. We have relied on the sale of our Common Stock to fund a significant portion of our Property acquisitions and other Permitted Investments. We also obtain funds through borrowings under permanent or construction financing, operating activities and draws on our revolving line of credit. We are required to distribute at least 90% of our taxable income to stockholders in order to maintain our REIT qualifications. During the remainder of 2005, we expect to take measures to manage the amount of proceeds raised through our public offering in order to more closely align offering proceeds with our actual capital requirements. We plan to monitor and manage the amount of proceeds raised through our public offering in order to avoid amassing additional capital that greatly exceeds our capital requirements. Excess offering proceeds would need to be placed in short term accounts which would likely earn interest at lower rates than the return which would be expected if such capital had been invested in Properties or other Permitted Investments. Due to this management strategy, we do not anticipate raising significant additional proceeds through our public offering in the near term. We believe that borrowings under permanent or construction financing, operating activities, draws on our revolving line of credit and offering proceeds, to the extent available, will be sufficient to meet our capital requirements.

Common Stock Offerings

As of March 31, 2005, we have made five best efforts public offerings and received aggregate subscriptions of $2.5 billion representing 247.0 million Shares. The price per Share of all of our equity offerings has been $10 per Share with the exception of Shares purchased through our Reinvestment Plan which are currently priced at $9.50 per Share. Selling Commissions, marketing support fees, due diligence expense reimbursements and other offering expenses will not exceed 13% of gross proceeds.

During the quarter ended March 31, 2005, net proceeds received from our offering of shares, after deduction of selling commissions, marketing support fees, due diligence expense reimbursements, offering expenses and redemptions, totaled approximately $71.3 million.

During the period April 1, 2005 through May 25, 2005, we received additional net offering proceeds of $30.9 million, and incurred acquisition fees and costs of $1.3 million. We also used $1.3 million in connection with the acquisition of a 70% equity interest in an entity that owns land on which a 39,000 square foot medical office building is expected to be developed commencing in June 2005.

The number of Properties to be acquired and Mortgage Loans and other Permitted Investments in which we may invest will depend on the amount of net offering proceeds and loan proceeds available to us and the availability of reasonably priced Properties. During 2005, we expect to have access to capital through the proceeds that have already been raised from our 2004 Offering and the leveraging of our unencumbered or newly acquired Properties that will be sufficient to take advantage of acquisition opportunities.

Under our Amended and Restated Articles of Incorporation, if we do not list our shares on a national securities exchange or over-the-counter market by December 31, 2008, we will commence an orderly liquidation of our assets and the distribution of net proceeds to our stockholders.

Redemptions

We have a redemption plan under which we may elect to redeem Shares, subject to certain conditions and limitations. During the quarter ended March 31, 2005, 847,143 Shares were redeemed and retired at $9.50 per Share for approximately $8.0 million.

Property Acquisitions

At March 31, 2005, our investment portfolio consisted of 244 Properties located in 33 states with an aggregate investment amount of approximately $3.4 billion compared to 222 Properties located in 32 states with an aggregate investment amount of approximately $3.2 billion at December 31, 2004. During the quarter ended March 31, 2005, we invested $231.8 million in 22 Properties. The Properties acquired were 17 seniors' housing facilities, consisting primarily of assisted living and independent living facilities, three medical office buildings consisting of approximately 162,000 square feet, one medical office building under construction and a 10.4 acre parcel of land which we intend to sell. We, as lessor, have entered into long-term, triple-net lease agreements relating to the seniors' housing Properties and have entered or expect to enter into shorter term, gross or triple-net lease agreements relating to the medical office buildings. As of March 31, 2005, one of our seniors' housing facilities and a parcel of land were held for sale.

Twenty Properties acquired during the quarter ended March 31, 2005, are subject to operating leases. Operating leases related to our seniors' housing facilities generally provide for initial terms of 15 years with options that allow the tenants to renew the leases for 5 to 20 successive years subject to the same terms and conditions as the initial leases. In addition to minimum annual base rent, substantially all of the seniors' housing leases require contingent rent if operating performance or occupancy rate thresholds, as defined in the lease agreements, are achieved. The leases also provide for the tenant to fund, in addition to minimum rent payments, an FF&E Reserve fund. The tenant deposits funds into the FF&E Reserve account and periodically uses these funds to cover the cost of the replacement, renewal and additions to furniture, fixtures and equipment. Operating leases related to our medical office buildings include both triple-net and gross basis leases and have initial terms of 5 to 15 years, provide for minimum rent and are generally subject to renewal options. The gross basis leases allow us to recover a portion of the medical office buildings operating expenses from the tenants, as specified in the lease agreements. Substantially all Property leases require minimum annual base rent to be paid in monthly installments and increase at predetermined intervals (typically on an annual basis) during the terms of the leases.

One of the medical office buildings that we acquired during the quarter ended March 31, 2005 is under construction and is subject to a ground lease that will commence upon the completion of the medical office building.

In accordance with Statement of Financial Accounting Standard No. 141, Business Combinations ("SFAS 141"), we allocate the value associated with having in-place operating leases at the date of acquisition to an intangible lease asset or liability considering factors associated with lease origination costs, customer relationships and above or below market leases. During the quarter ended March 31, 2005, we allocated $8.3 million of acquired real estate value to in-place lease origination costs and customer relationships which are amortized over the remaining terms of the leases acquired with each Property, $0.7 million to an intangible lease asset related to above market lease values and $0.4 million to an intangible lease liability related to below market lease values which are amortized to rental income from operating leases over the remaining terms of the leases acquired with each Property.

At March 31, 2005, our restricted cash balance included $0.3 million being held in escrow to fund the acquisition of two Properties that we had entered into commitments to acquire.

Other Investments

We own a 10% interest in a limited partnership that owns an office building located in Orlando, Florida in which the Advisor and its Affiliates lease office space. Our equity investment in the partnership was $300,000. Our share in the limited partnership's distributions is equivalent to our equity interest in the limited partnership. The remaining interest in the limited partnership is owned by several Affiliates of the Advisor. In connection with this acquisition, we have severally guaranteed a 16.67% share of a $15.5 million unsecured promissory note of the limited partnership that matures August 28, 2005. At March 31, 2005, the note had an outstanding balance of $14.1 million. The limited partnership intends to extend the term of the note, however, there can be no assurance that this objective will be met. If the note is not extended, it is likely that we will be required to contribute $2.3 million to the limited partnership to fund our 16.67% share of the outstanding note balance at maturity.

In August 2004, we acquired a 55% interest in DASCO for $6.0 million including closing costs. We allocated $5.8 million to goodwill which represents the excess of the purchase price paid plus closing costs over the fair market value of the tangible assets (office furniture and equipment) acquired in the business acquisition. The purchase of the 55% interest in DASCO has provided and may continue to provide opportunities for us to participate in new medical office building development and acquisition opportunities as well as enter the business of managing medical office buildings. DASCO operated 30 and was developing four of our medical office buildings at March 31, 2005.

Investments Subsequent to March 31, 2005 and Pending Investments

Investments Subsequent to March 31, 2005. On April 28, 2005, we acquired, for $1.3 million, a 70% equity interest in an entity that owns land located in Virginia on which a 39,000 square foot medical office building will be developed by DASCO commencing in June 2005 with an estimated completion date of April 2006. We expect to obtain $6.0 million in construction financing, and total project costs are estimated to be $9.9 million.

Pending Investments. As of May 25, 2005, we had commitments to acquire one seniors’ housing facility, four medical office buildings and ownership interests in entities that own two additional medical office buildings, both of which are expected to be developed, for an aggregate purchase price of $41.8, million, including development costs, subject to the fulfillment of certain conditions. We plan to obtain or assume financing of approximately $11.6 million in connection with the acquisition of two of these Properties. It is expected that Encore will operate the seniors' housing facility, and DASCO will manage four and develop two of the medical office buildings. There can be no assurance that these transactions will be consummated.

Borrowings

Line of Credit. We have an $85.0 million revolving line of credit that expires in September 2005. Eleven Properties with an aggregate real estate value of $122.4 million collateralize the $85.0 million revolving line of credit; however, the collateral provided by these 11 Properties only allows us to draw up to $71.4 million. This credit facility requires payments of interest only at LIBOR plus a percentage that fluctuates until maturity (5.35% at March 31, 2005), depending on our aggregate amount of debt outstanding in relation to our total assets. The line has some covenants typically found in revolving loan facilities, including covenants to maintain a minimum net worth and minimum collateral value. We may use the revolving line of credit to fund acquisitions, pay fees, make Distributions, repay Permanent Financing and fund working capital for general business purposes. We have in the past and, we expect to continue to repay amounts drawn under the revolving line of credit with proceeds received from equity offerings (to the extent available), Permanent Financing, the sale of assets or working capital. As of March 31, 2005, we had an outstanding balance on our line of credit of $20.0 million.

In May 2005, we entered into preliminary negotiations with the administrative agent of our existing line of credit to increase the facility to $250.0 million. We are seeking modifications of certain terms and conditions, including more favorable pricing and a two-year term with two one-year renewal options. We expect to close the new line of credit in the third quarter of 2005; however, there can be no assurance that this transaction will be consummated. In the event that the line of credit is not extended or renegotiated, we intend to repay the existing outstanding balance on the line of credit from available cash.

Term Loan. On January 13, 2005, we repaid and terminated a $60.0 million, 14-day term loan used for the acquisition of certain Properties until Permanent Financing was obtained in January 2005.

Permanent Financing. During the quarter ended March 31, 2005, we obtained $260.4 million in Permanent Financing by assuming existing debt on various Properties acquired during the quarter and by encumbering certain existing Properties with new debt. As of March 31, 2005, our aggregate Permanent Financing was $1.2 billion and was collateralized by Properties with an aggregate net book value of $2.2 billion. We have approximately $146.6 million in mortgage note maturities and principal amortization due during the remainder of 2005. A $140.4 million loan that matures in October 2005, contains an extension option that we expect to exercise. We also expect to refinance certain loans and, to the extent available, use offering proceeds to repay the maturing loans.

Approximately 51% of our mortgage notes payable at March 31, 2005, were subject to variable interest rates; therefore, we are exposed to market changes in interest rates as explained in "Management's Discussion and Analysis of Financial Condition and Results of Operations — Market Risk" below. Some of our variable rate loans contain provisions that allow us to convert the variable interest rates to fixed interest rates based on U.S. Treasury rates plus a premium at the time the conversion option is exercised. Fixed interest rates range from 4.85% to 8.42% with a weighted average rate of 6.27%. Certain fixed rate loans assumed by us contain substantial prepayment penalties and/or defeasance provisions that may preclude repayment of the loans prior to their maturity dates. Many of the loans have financial covenants which are typically found in commercial loans and which are primarily based on the operations of the Properties. Certain loans contain extension options with terms similar to the initial loan terms.

On May 5, 2005, we entered into two interest rate swap agreements effective June 1, 2005 with Wachovia Bank, N.A. and Bank of America, N.A., and one interest rate swap agreement effective July 1, 2005 with JPMorgan Chase Bank, N.A., for an aggregate notional amount of $233.8 million to hedge against unfavorable fluctuations in the LIBOR and Freddie Mac Reference Bill rates of our variable interest rate mortgage notes payable. The hedges have a 4.19% weighted average fixed rate plus a 1.20% weighted average spread resulting in an all-in fixed interest rate of 5.39% until 2010.

During the quarter ended March 31, 2005, we incurred $2.0 million in loan costs in connection with the placement and assumption of Permanent Financing facilities.

The table below summarizes Permanent Financing that we obtained during the quarter ended March 31, 2005 (dollars in thousands):

Date Funded /Assumed	Mortgage Payable	Maturity Date	Interest Rate

Fixed Rate Debt:
January 2005	$7,108	June 2010	8.41% (1)
March 2005	39,010	April 2012	4.85%
March 2005	34,299	January 2011-April 2013	5.69% - 7.15%
	80,417
Variable Rate Debt:
January 2005	100,000	January 2010	LIBOR + 1.25%
February 2005	30,000	October 2005	Fannie Mae Discount MBS rate plus .90%
March 2005	50,000	March 2010	LIBOR + 1.50%
	180,000
	$260,417

(1)
The stated interest rate of 8.41% on this loan was greater than that available to us in the open capital market for comparable debt at the time of assumption. Consequently, we recognized $0.7 million in debt premium that will be amortized over the period of the loan which reduces the effective interest rate to 5.67%. During the quarter ended March 31, 2005, we recognized $31,000 in debt premium amortization that is included in interest and loan cost amortization expense in the accompanying financial statements.

Construction Financing. During the quarter ended March 31, 2005, we entered into a new $6.6 million construction facility and collectively drew $16.7 million under all of our construction loans related to certain Properties under various stages of development. Total construction loans outstanding at March 31, 2005 were $98.2 million, and total liquidity remaining was $53.8 million. The loans are variable interest rate loans and mature from November 2006 through December 2013. We anticipate that we will obtain Permanent Financing or use proceeds from our offerings (to the extent available) to pay the construction loans as they become due.

Bonds Payable. We have non-interest bearing life care bonds payable to certain residents of our two CCRCs. Generally, the bonds are refundable to a resident upon the resident moving out of the CCRC or to a resident's estate upon the resident's death. In some instances, the bonds are not refunded until the unit has been successfully remarketed to a new resident. During the quarter ended March 31, 2005, we issued new bonds to new residents of these retirement facilities totaling $2.4 million, and used the proceeds from the bonds issued in the current and prior periods to retire $2.5 million of the existing bonds. As of March 31, 2005, the bonds payable had an outstanding balance of $94.4 million.

Contractual Obligations and Commitments

The following table presents our contractual cash obligations and related payment periods as of March 31, 2005 (in thousands):

	Less than 1 Year	2-3 Years	4-5 Years	Thereafter	Total
Mortgages payable	$149,222	$131,083	$566,749	$348,459	$1,195,513
Revolving line of credit	20,000	—	—	—	20,000
Bonds payable (1)	—	—	—	94,419	94,419
Construction loans payable	—	91,400	4,283	2,510	98,193
Security deposits and rent support	—	—	—	29,125	29,125
	$169,222	$222,483	$571,032	$474,513	$1,437,250

(1)
It is expected that the proceeds from the issuance of new refundable life care bonds will be used to retire the existing bonds; therefore, bond redemptions are not expected to create a current net cash obligation.

The following table presents our commitments, contingencies and guarantees, and related expiration periods as of March 31, 2005 (in thousands):

	Less than 1 Year	2-3 Years	4-5 Years	Thereafter	Total
Guarantee of uncollateralized promissory note of unconsolidated entity (1)	$2,346	$—	$—	$—	$2,346
Earnout provisions (2)	33,479	2,000	—	—	35,479
Capital improvements to investment Properties (3)	53,392	—	—	—	53,392
Ground leases	335	766	772	19,128	21,001
Pending investments (4)	28,178	—	—	—	28,178
	$117,730	$2,766	$772	$19,128	$140,396

(1)
In connection with the acquisition of a 10% limited partnership interest in CNL Plaza, Ltd., we severally guaranteed 16.67%, or $2.6 million, of a $15.5 million uncollateralized promissory note of the limited partnership that matures August 28, 2005. As of March 31, 2005, the uncollateralized promissory note had an outstanding balance of $14.1 million. We have not been required to fund any amounts under this guarantee. In the event we are required to fund amounts under the guarantee, we believe that such amounts would be recoverable either from operations of the related asset or proceeds upon liquidation. The limited partnership intends to extend the note's maturity date, however, there can be no assurance that this objective will be met. If the note is not extended, it is likely that we will be required to contribute $2.3 million to the limited partnership to fund our 16.67% share of the outstanding note balance at maturity.

(2)
In connection with the acquisition of 41 Properties, we may be required to make additional payments if earnout provisions are achieved by the earnout date for each Property. The calculation generally considers the net operating income for the Property, our initial investment in the Property and the fair value of the Property. In the event an amount is due, the applicable lease will be amended and annual minimum rent will increase accordingly. Amounts presented represent maximum exposure to additional payments. Earnout amounts related to six additional Properties are subject to future values and events which are not quantifiable at March 31, 2005, and are not included in the table above.

(3)	Commitments for the funding of Properties under development are expected to be funded with draws from construction loan facilities.

(4)	As of March 31, 2005, we had commitments to acquire four Properties, subject to the fulfillment of certain conditions.

Market Risk

Approximately 51% of our mortgage notes payable and all of our construction loans payable at March 31, 2005 were subject to variable interest rates; therefore, we are exposed to market changes in interest rates. During the quarter ended March 31, 2005, a hypothetical 100 basis point increase in the U.S. Treasury and LIBOR rates would have resulted in additional interest costs of approximately $1.5 million. This sensitivity analysis contains certain simplifying assumptions (for example, it does not consider the impact of changes in prepayment risk or credit spread risk). Therefore, although it gives an indication of our exposure to interest rate change, it is not intended to predict future results and our actual results will likely vary.

We are also subject to interest rate risk through outstanding balances on our variable rate line of credit. We had $20.0 million outstanding at March 31, 2005.

To mitigate interest rate risk, we may pay down the mortgages or the line of credit prior to their maturity dates with offering proceeds (to the extent available) should interest rates rise substantially. To further mitigate interest rate risk, in May 2005 we implemented a policy to protect against interest rate risk. Our primary strategy is to protect against this risk by using derivative transactions as appropriate to minimize the variability that variable interest rate fluctuations could have on cash flow. In May 2005, we entered into two interest rate swap agreements effective June 1, 2005 with Wachovia Bank, N.A. and Bank of America, N.A., and one interest rate swap agreement effective July 1, 2005 with JPMorgan Chase Bank, N.A., for an aggregate notional amount of $233.8 million to hedge against unfavorable fluctuations in the LIBOR and Freddie Mac Reference Bill rates of our variable interest rate mortgage notes payable. The hedges have a 4.19% weighted average fixed rate plus a 1.20% weighted average spread resulting in an all-in fixed interest rate of 5.39% until 2010.

Certain loans contain substantial prepayment penalties and/or defeasance provisions that could preclude the repayment of the loans prior to their maturity dates.

Following is a summary of our Permanent Financing, construction loans and line of credit obligations at March 31, 2005 (in thousands):

	Permanent Financing Expected Maturities
	2005	2006	2007	2008	2009	Thereafter	Total	Fair Value
Fixed Rate Debt:	$—	$—	$10,512	$49,467	$143,445	$382,037	$585,461	$586,752
Average Interest Rate	—	—	7.42%	6.20%	6.02%	5.77%	5.90%	6.27%

Variable Rate Debt:	$160,445	$99,997	$90,618	$130,393	$4,282	$242,510	$728,245
Average Interest Rate	3.93%	5.20%	6.62%	4.78%	4.60%	3.96%	4.60%

Cash and Cash Equivalents

Until Properties are acquired or Mortgage Loans are entered into, we may accumulate significant amounts of cash from offering proceeds or Permanent Financings. The cash is held in short-term (defined as investments with a maturity of three months or less), highly liquid investments which we believe to have appropriate safety of principal. This investment strategy provides high liquidity in order to facilitate our use of these funds to acquire Properties at such time as Properties suitable for acquisition are identified or to fund Mortgage Loans and take advantage of favorable capital market conditions. At March 31, 2005, we had $101.7 million invested in short-term investments as compared to $51.8 million at December 31, 2004. The increase was primarily attributable to offering proceeds received from the sale of Shares of Common Stock and proceeds received from the placement of new Permanent Financing during the quarter ended March 31, 2005, offset by cash used to purchase 22 Properties.

Accounts and Other Receivables

Our accounts and other receivables balance was $20.4 million at March 31, 2005 and $20.5 million at December 31, 2004. The change was primarily due to an increase in rental revenues receivable to $23.4 million at March 31, 2005 from $21.8 million at December 31, 2004, offset by a $0.8 million increase in the reserve for doubtful accounts and a $0.9 million decrease in other receivables. Past due amounts aggregated $12.3 million and $10.7 million at March 31, 2005 and December 31, 2004, respectively. We are experiencing delays in receiving current rent amounts due on certain seniors' housing facilities as a result of adverse market or operating conditions. These tenants are thinly capitalized and rely on the net operating income generated from the seniors' housing facilities to fund rent obligations under their leases.

Based on our analysis of estimated future cash flows to be generated by the facilities, we anticipate that certain delinquent amounts will be collected in 2005. We have been and will continue to work with these tenants and the operators of the respective Properties to implement a plan to increase operating efficiencies in order to enhance cash flow generated from the Properties to fund current and past due rent obligations under the leases. In addition, we are evaluating strategic alternatives for certain facilities. The results of actual facility operations or implementation of one or more of these alternatives could result in additional reserves for doubtful accounts or impairment losses that may impact our results of operations in future periods.

Distributions

During the quarters ended March 31, 2005 and 2004, we generated cash from operations of $52.8 million and $23.3 million, respectively, which included unrestricted security deposits received from tenants of $3.4 million for the quarter ended March 31, 2005. We declared and paid Distributions to our stockholders of $42.6 million and $28.8 million during the quarters ended March 31, 2005 and 2004, respectively. In addition, on April 1, May 1 and June 1, 2005, our Board of Directors declared distributions to stockholders of record on those dates, of $0.0592 per Share of Common Stock which are payable by June 30, 2005.

Our distribution policy is based on a balanced analysis of value creation reflective of both current and long-term stabilized cash flows of our Properties, our objective of continuing to qualify as a REIT for federal income tax purposes, the actual operating results of each quarter and anticipated operating results for the coming year, economic conditions, other operating trends, our financial condition, loan restrictions, capital requirements and avoidance of volatility of Distributions. Our acquisition strategy is focused on opportunistically investing in larger portfolios, which allows us to obtain increased efficiencies as we invest the proceeds received from the sale of Shares of Common Stock, to the extent available, and proceeds available from the placement of Permanent Financing. As a result, larger cash outlays are required at the time of purchase which causes equity proceeds to accumulate for longer periods of time in cash and short-term investments at lower returns prior to making these purchases. Therefore, Distributions paid to stockholders may periodically be greater than cash flows generated from operations. We expect to continue a large portfolio investment strategy during 2005, and may borrow funds from our revolving line of credit to make Distributions to stockholders in future quarters.

For the quarters ended March 31, 2005 and 2004, approximately 80% and 67%, respectively, of the Distributions received by stockholders were considered to be ordinary income and approximately 20% and 33%, respectively, were considered a return of capital for federal income tax purposes. No amounts distributed to stockholders for the quarters ended March 31, 2005 and 2004, were required to be or have been treated by us as a return of capital for purposes of calculating the Stockholders' 8% Return on Invested Capital. We intend to continue to declare Distributions of cash available for such purpose to the stockholders on a monthly basis, payable quarterly.

Liquidity Requirements

We believe that cash flow provided by operating activities will be sufficient to fund normal recurring operating expenses, regular debt service requirements and a significant portion of the Distributions to stockholders. To the extent that cash flow provided by operating activities is not sufficient to meet such short-term liquidity requirements as a result, for example, of our portfolio investment strategy or expenses due to the tenants defaulting under the terms of their lease agreements, we will use borrowings under our revolving line of credit. We expect to meet our other short-term liquidity requirements, including payment of Offering Expenses, the acquisition and development of Properties, the investment in Mortgage Loans and other Permitted Investments, and the scheduled maturities of Permanent Financings, with proceeds from our offerings (to the extent available), advances under our revolving line of credit and new Permanent Financing. We expect to meet our long-term liquidity requirements through short- or long-term, collateralized or uncollateralized financing or equity financing.

Seniors' housing facilities are generally leased on a long-term, triple-net basis, meaning the tenants are required to pay repairs and maintenance, property taxes, insurance and utilities. Generally, these tenants are also required to maintain an FF&E Reserve account which is used to fund expenditures to refurbish buildings, premises and equipment to maintain the leasehold in a manner that allows operation for its intended purpose. In the event that the FF&E Reserve is not sufficient, we may make fixed asset expenditures, in which case the annual minimum rent will be increased. We believe that current tenant reserves are sufficient to meet foreseen FF&E repairs. The medical office buildings are leased on either a triple-net or gross basis. With respect to the gross leases, we generally recover increases in building operating expenses (including real estate taxes, insurance, repairs, maintenance and utilities) over a specified base amount from the tenants, as specified in the lease agreement.

Advisory Services

On May 2, 2005, we entered into a renewal agreement (the "Renewal Agreement") with the Advisor with respect to the Advisory Agreement, pursuant to which the Advisory Agreement was renewed for an additional one-year term commencing on May 3, 2005, and ending on May 3, 2006. The Renewal Agreement provides that we will negotiate in good faith with the Advisor with respect to whether a reduction in the percentage rate(s) of Total Proceeds to be used in determining Acquisition Fees payable to the Advisor under the Advisory Agreement should be effected. Pursuant to the terms of the Renewal Agreement, we and the Advisor will use commercially reasonable efforts to agree on any such reduction within sixty days of the date of the Renewal Agreement. In the event that we and the Advisor agree to any such reduction, the reduction will be deemed to be effective as of May 3, 2005.  Acquisition Fees will be as agreed by us and the Advisor on a case-by-case basis as contemplated by the Advisory Agreement and our Articles of Amendment and Restatement until we and the Advisor have agreed on the percentage rate(s) of Total Proceeds to be used in determining Acquisition Fees payable to the Advisor under the Advisory Agreement.

RESULTS OF OPERATIONS

Comparison of the quarter ended March 31, 2005 to the quarter ended March 31, 2004.

Net income for the quarter ended March 31, 2005 totaled $32.6 million or $0.14 per Share of Common Stock, as compared to net income of $27.8 million or $0.16 per Share of Common Stock for the quarter ended March 31, 2004. The increase in net income was primarily due to an increase in rental income from the Properties that we acquired during the latter part of 2004 and in the first quarter of 2005 offset by increases in operating expenses related to the acquired Properties, the recognition of a provision for doubtful accounts and an impairment charge. These changes are discussed in further detail below. Although net income increased significantly for the quarter ended March 31, 2005, it decreased on a per Share basis primarily due to a larger average accumulated amount of cash during 2004 and the first quarter of 2005. This cash was invested in short-term, highly liquid investments that earned a lower return than if the cash had been invested in Properties.

Revenues

At March 31, 2005, we owned 244 Properties, including 22 Properties that were acquired in 2005, compared to 141 Properties at March 31, 2004. As a result of the increase in the number of Properties, we earned rental and earned income from our leases of $84.4 million, including $11.9 million as a result of straight-lining rent escalations throughout the lease terms, for the quarter ended March 31, 2005, compared to $49.2 million, including $7.9 million of straight-line rent revenue, for the quarter ended March 31, 2004. We also earned $1.6 million and $1.4 million in FF&E Reserve income during the quarters ended March 31, 2005 and 2004, respectively. Because 22 Properties were owned for only a portion of the first quarter of 2005 and we expect to acquire additional Properties during the remainder of 2005, results of operations are not expected to be indicative of future periods. Rental income from operating leases, earned income from direct financing leases and FF&E Reserve income are expected to increase in subsequent periods.

During each of the quarters ended March 31, 2005 and 2004, rental income included draws on operator rent guarantees of $0.8 million and $2.6 million, respectively. To mitigate credit risk, certain seniors' housing leases are combined into portfolios that contain cross-default and pooling terms. In addition, as of March 31, 2005, we held $29.1 million in security deposits and rent support related to certain Properties. We also have limited guarantees from certain tenants and operators that aggregate $18.0 million as of March 31, 2005, related to 13 of our Properties.

In connection with three and 19 of our Properties, Sunrise has guaranteed rent payments until the earlier of June 30, 2005 and December 31, 2005, respectively, or the Properties achieving certain specified performance thresholds. Based on our review of the 2005 projected, pooled net operating cash flow generated from these Properties, we do not believe that the performance thresholds will be achieved prior to the expiration of the Sunrise guarantees. We identified one Property within the 22-Property portfolio that we determined to hold for sale. We are working with the tenant and operator of the 22-Property portfolio to implement a plan to enhance cash flow generated from the Properties. Failure of these Properties to enhance cash flow from operations may result in the non-payment of a portion of our rent after the guarantees expire, and as a result, the recognition of additional provisions for doubtful accounts beginning in the third quarter of 2005.

In connection with eight Properties leased to wholly owned subsidiaries of ARC, ARC has unconditionally guaranteed all of the tenants' obligations under the terms of the leases, including the payment of minimum rent.

In connection with 16 Properties leased by Encore, Encore has unconditionally guaranteed all the tenants' obligations under the terms of the leases, including the payment of minimum rent.

In connection with the purchase of five seniors' housing facilities that are in various stages of development and are being developed by Sunrise Development, Inc., Sunrise has guaranteed the tenants' obligations to pay minimum rent and the FF&E Reserve due under the leases from the date of acquisition until the later of (i) 30 months (March 2006) or (ii) 18 months after the final development date, as defined in the lease agreement. During 2004, three of these five Properties commenced operations. In addition, Sunrise has guaranteed the tenants' rent obligations related to three additional seniors' housing facilities for which construction was completed in 2004, until such time the operating performance of the Properties achieves predetermined rent coverage thresholds.

There are five seniors' housing Properties that are experiencing operating performance deficiencies. These Properties are included in various portfolios that contain cross-default and pooling terms. Some of these portfolios do not have tenant guarantees or security deposits. We are evaluating strategic alternatives for these facilities. These alternatives include the transition of the facility's management to another operator, lease restructure and sale. Based on our evaluation, which included the analysis of undiscounted cash flows related to these Properties, we determined impairment of one of the facilities primarily due to adverse market conditions. Accordingly, we have recognized a $6.2 million impairment charge for the quarter ended March 31, 2005, to reduce the Property's carrying value to its estimated fair value. We will continue to evaluate the operating performance of these Properties. Upon the occurrence of significant changes in their operations or if it is determined that any of these Properties should be sold, we may incur additional impairment losses. In addition, the failure of these Properties to generate cash flow sufficient to pay all or a portion of our rent may result in additional provisions for doubtful accounts during 2005.

Although we acquire Properties located in various states and regions and screen our tenants in order to reduce risks of default, failure of certain lessees, their guarantors, or the Sunrise or Horizon Bay brands would significantly impact the results of our operations.

In addition to minimum base rent, certain leases require the payment of contingent rent if certain operating performance or occupancy rate thresholds, as defined in the lease agreements, are achieved by the Properties. During the quarters ended March 31, 2005 and 2004, we recognized $1.7 million and $49,000, respectively, of contingent rent.

     During the quarter ended March 31, 2005, we recorded $2.7 million in tenant expense reimbursement revenue, representing contractual recoveries from tenants of 49% of our medical office building operating expenses.

During each of the quarters ended March 31, 2005 and 2004, we earned $0.6 million in interest income from investments in money market accounts and other short-term, highly liquid investments. During the quarter ended March 31, 2005, we also earned $0.1 million in other income.

Expenses

General and administrative expenses and Asset Management Fees were $8.4 million and $4.5 million for the quarters ended March 31, 2005 and 2004, respectively, representing 9.1% and 9.0% of revenues, respectively. The increase in expenses is directly related to the increased number of Properties owned as well as the general and administrative expenses related to DASCO. The dollar amount of general and administrative expenses and Asset Management Fees is expected to increase as we acquire additional Properties and invest in Mortgage Loans; however, general and administrative expenses as a percentage of revenues are expected to decrease as we acquire additional Properties and invest in Mortgage Loans.

Total property-related operating expenses for the quarters ended March 31, 2005 and 2004, were $5.7 million and $0.3 million, respectively. The increase was primarily due to the acquisition of the medical office buildings in the second and third quarters of 2004, where we are generally responsible for property operating expenses; however, under the terms of the leases, we recover a portion of the expenses from the tenants. Property operating expenses related to medical office buildings were $5.5 million for the quarter ended March 31, 2005.

During the quarter ended March 31, 2005, we recognized a provision for doubtful accounts of $0.8 million as discussed in the "Accounts and Other Receivables" section above.

Depreciation and amortization expense increased to $22.9 million for the quarter ended March 31, 2005, compared to $9.5 million for the quarter ended March 31, 2004, as a result of our owning 101 additional operating Properties subject to operating leases during the first quarter of 2005.

Interest and loan cost amortization expense was $15.5 million and $8.0 million for the quarters ended March 31, 2005 and 2004, respectively. The increase was a result of our increasing the average amount of debt outstanding from $636.9 million for the quarter ended March 31, 2004, to $1.1 billion for the quarter ended March 31, 2005. The weighted average interest rate was approximately 5.1% for the quarter ended March 31, 2005 and 5.2% for the quarter ended March 31, 2004.

OTHER

Inflation and Trends

Our seniors' housing leases are triple-net leases and contain provisions that we believe will mitigate the effect of inflation. These provisions include clauses requiring automatic increases in base rent at specified times during the term of the lease (generally on an annual basis) and the payment of contingent rent if Properties achieve specified operating thresholds (based on factors such as a percentage of gross revenue above a specified level). We have also invested in medical office buildings, which include both triple-net and gross basis leases. These leases also contain provisions that mitigate the effect of inflation, such as scheduled base rent increases during the lease terms and with respect to gross leases, and the reimbursement of future increases in operating expenses (including real estate taxes, insurance, repairs, maintenance and utilities) over a specified base amount. Inflation and changing prices may have an adverse impact on the potential disposition of the Properties and on appreciation of the Properties.

We believe that changes and trends in the health care industry will continue to create opportunities for growth of seniors' housing and other health care facilities, including (i) the growth of operators serving specific health care niches, (ii) the consolidation of providers and facilities through mergers, integration of physician practices, and elimination of duplicative services, (iii) the pressures to reduce the cost of providing quality health care, (iv) more dual-income and single-parent households leaving fewer family members available for in-home care of aging parents and necessitating more senior care facilities, and (v) an anticipated increase in the number of insurance companies and health care networks offering privately funded long-term care insurance. Additionally, we believe that demographic trends are significant when looking at the potential for future growth in the health care industry. Today's baby boomers (those born between 1946 and 1964) will begin reaching age 65 as early as 2011. According to the U.S. Census Bureau, the age 65 plus population is projected to more than double between now and the year 2050, to 82 million. Most of this growth is expected to occur between 2010 and 2030 when the number of older adults is projected to grow by an average of 2.8% annually.

We believe that during 2004, the seniors' housing industry experienced increased occupancies and average daily rates, and generally the facilities operated at a higher level of efficiency. The success of the future operations of our Properties will depend largely on each tenant's and operator's ability to adapt to dominant trends in the industry in each specific region, including, among others, greater competitive pressures, increased consolidation and changing demographics.

We are not aware of any material trends, favorable or unfavorable, in either capital resources or the outlook for long-term cash generation, nor do we expect any material changes in the availability and relative cost of such capital resources. Assuming the inflation rate remains low and long-term interest rates do not increase significantly, we believe that inflation will not impact the availability of equity and debt financings.

Related Party Transactions

Certain of our Directors and officers hold similar positions with the Advisor, the parent company of the Advisor and the Managing Dealer of our public offerings, CNL Securities Corp. Our Chairman of the Board indirectly owns a controlling interest in the parent company of the Advisor. These Affiliates receive fees and compensation in connection with the offerings, Permanent Financing and the acquisition, management and sale of our assets.

Pursuant to the Advisory Agreement, the Advisor and its Affiliates earn certain fees and are entitled to receive reimbursement of certain expenses. During the quarters ended March 31, 2005 and 2004, the Advisor and its Affiliates earned fees and incurred reimbursable expenses as follows (in thousands):

	Quarter Ended March 31,
	2005	2004
Acquisition fees (1):
Acquisition fees from offering proceeds	$3,067	$21,866
Acquisition fees from debt proceeds	10,451	21,312
	13,518	43,178

Asset management fees (2)	4,499	2,264

Reimbursement of expenses (3):
Acquisition expenses	46	135
General and administrative expenses	1,994	1,060
	2,040	1,195
	$20,057	$46,637

(1)
Through the quarter ended March 31, 2005, Acquisition Fees for identifying Properties and structuring the terms of the leases and Mortgage Loans equal to 4.0% of gross offering proceeds under the 2004 Offering and loan proceeds from Permanent Financing (4.5% of gross offering proceeds and loan proceeds under the Prior Offerings), excluding that portion of the Permanent Financing used to finance Secured Equipment Leases.

If we List, the Advisor will receive an Acquisition Fee equal to 4.0% of amounts outstanding on the line of credit, if any, at the time of Listing. Certain fees payable to the Advisor upon Listing, orderly liquidation or other sales of Properties are subordinate to the return of 100% of the stockholders' invested capital plus the achievement of a cumulative, noncompounded annual Stockholders' 8% Return on Invested Capital.

(2)
Monthly Asset Management Fee of 0.05% of our real estate asset value, as defined in the Advisory Agreement dated May 3, 2004, and the outstanding principal balance of any Mortgage Loan as of the end of the preceding month.

(3)
Reimbursement of administrative services, including services related to accounting; financial, tax and regulatory compliance reporting; stockholder Distributions and reporting; due diligence and marketing; and investor relations.

Pursuant to the Advisory Agreement, the Advisor is required to reimburse us the amount by which the total Operating Expenses paid or incurred by us exceed the Expense Cap in any Expense Year. Operating Expenses for the Expense Years ended March 31, 2005 and 2004, did not exceed the Expense Cap.

CNL Securities Corp. received fees based on the amounts raised from our offerings equal to: (i) selling commissions of 6.5% of gross proceeds under the 2004 Offering and 7.5% under the Prior Offerings, (ii) a marketing support fee of 2.0% of gross proceeds under the 2004 Offering and 0.5% under the Prior Offerings and (iii) beginning on December 31, 2003, an annual soliciting dealer servicing fee equal to 0.2% of the aggregate proceeds raised in the Company's second public offering. The majority of these fees were reallowed to other broker dealers. Affiliates of the Advisor are reimbursed for certain offering expenses incurred on our behalf. Offering expenses paid by us, together with Selling Commissions, the marketing support fee and due diligence expense reimbursements incurred by the Advisor and its Affiliates on our behalf will not exceed 13% of the proceeds raised in connection with the offerings.

During the quarters ended March 31, 2005 and 2004, we incurred the following fees and costs (in thousands):

	Quarter Ended March 31,
	2005	2004

Selling Commissions	$5,003	$33,396
Marketing support fee	1,529	2,226
Offering and due diligence costs	1,663	6,387
	$8,195	$42,009

Amounts due to related parties consisted of the following (in thousands):

	March 31,	December 31,
	2005	2004
Due to the Advisor and its Affiliates:
Expenditures incurred for offering expenses	$97	$21
Accounting and administrative services	715	761
Acquisition fees and expenses	3,900	656
	4,712	1,438

Due to CNL Securities Corp.:
Selling Commissions	649	149
Marketing support fees and due diligence expense reimbursements	199	45
	848	194
	$5,560	$1,632

CNL Capital Corp., an Affiliate of the Advisor, is a non-voting Class C member of Century Capital Markets, LLC ("CCM"). CCM made the arrangements for the two commercial paper loans totaling $43.9 million described in Note 10 to the Notes to the Unaudited Condensed Consolidated Financial Statements included in the Financial Information commencing on page F-1. The monthly interest payments due under these commercial paper loans include an annual margin of either 40 or 30 basis points, payable to CCM for the monthly services it provides related to the administration of the commercial paper loans. For the quarters ended March 31, 2005 and 2004, $38,000 and $0, respectively, was paid to CCM related to these services.

We maintain bank accounts in a bank in which certain of our officers and Directors serve as directors and are majority stockholders. The amount deposited with this bank was $8.7 million at March 31, 2005.

We own a 10% interest in a limited partnership that owns an office building located in Orlando, Florida, in which the Advisor and its Affiliates lease office space. The remaining interest in the limited partnership is owned by several Affiliates of the Advisor. We severally guarantee 16.67%, or $2.6 million, of a $15.5 million uncollateralized promissory note of the limited partnership that matures on August 28, 2005. The limited partnership intends to extend the note; however, there can be no assurance that this objective will be met. If the note is not extended, it is likely that we will be required to contribute $2.3 million to the limited partnership to fund our 16.67% share of the outstanding note balance at maturity. We periodically receive distributions from the limited partnership, however, no distributions were received during the quarters ended March 31, 2005 and 2004.

In September 2004, a company which is owned by our Chairman of the Board sold its 30% voting membership interest in a limited liability company which is affiliated with the HRA Tenants to the remaining members of the limited liability company. The HRA Tenants contributed 36% of our total revenues for the quarter ended March 31, 2004.

Our Chairman of the Board is also a director in a hospital that leases office space in seven of our medical office buildings that were acquired in August 2004. Additionally, one of our Independent Directors is a director in a health system that leases office space in one of our medical office buildings that was acquired in April 2004. During the quarter ended March 31, 2005, these tenants contributed less than 1% of our total revenues.

Critical Accounting Policies

Allocation of Purchase Price for Acquisition of Properties. We allocate the purchase costs of Properties to the tangible and intangible assets acquired and the liabilities assumed as provided by SFAS 141. For each acquisition, we assess the value of the land, the as-if vacant building, equipment and intangible assets, including in-place lease origination costs, the above or below market lease values and the value of customer relationships based on their estimated fair values. The values determined are based on independent appraisals, discounted cash flow models and our estimates reflecting the facts and circumstances of each acquisition.

Acquisition Fees and Costs. Acquisition Fees and miscellaneous acquisition costs that are directly identifiable with Properties that are probable of being acquired are capitalized and included in other assets. Upon the purchase of a Property, the fees and costs directly identifiable with that Property are reclassified to land, building, equipment and lease intangibles or to investment in direct financing leases. In the event a Property is not acquired or no longer is expected to be acquired, costs directly related to the Property are charged to expense.

Leases. Our leases are accounted for under the provisions of Statement of Accounting Standard No. 13, "Accounting for Leases," and have been accounted for as either operating leases or direct financing leases. This statement requires management to estimate the economic life of the leased property, the residual value of the leased property and the present value of minimum lease payments to be received from the tenant. In addition, we assume that all payments to be received under our leases are collectible. Changes in our estimates or assumptions regarding collectibility of lease payments could result in a change in accounting for the lease.

Impairments. We evaluate our Properties and other long-lived assets on a quarterly basis, or upon the occurrence of significant changes in operations, to assess whether any impairment indications are present that affect the recovery of the carrying amount of an individual asset by comparing the sum of expected undiscounted cash flows from the asset over its anticipated holding period, including the asset's estimated residual value, to the carrying value. If impairment is indicated, a loss is provided to reduce the carrying value of the property to its estimated fair value.

Allowance for Doubtful Accounts. We maintain an allowance for doubtful accounts for estimated losses resulting from the inability of our tenants to make required rent payments. We base our estimates on historical experience, projected cash flows generated from the tenants' operations of the Properties and various other assumptions that we believe to be reasonable under the circumstances of a specific Property or portfolio of Properties. If the financial condition of any of our tenants deteriorates, resulting in the impairment of their ability to make required rent payments, additional allowances may be required.

Goodwill. We allocate the excess of the aggregate purchase price paid over the fair market value of the tangible and identifiable intangible assets acquired in a business combination accounted for as a purchase to goodwill. Goodwill is not subject to amortization but is subject to quarterly impairment analysis. If quoted market prices are not available for our impairment analysis, we use other valuation techniques that involve measurement based on projected net earnings of the underlying reporting unit.

STATEMENT REGARDING FORWARD LOOKING INFORMATION

The preceding information contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are generally characterized by the use of terms such as "believe," "intend," "expect" and "may." Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, our actual results could differ materially from those set forth in the forward-looking statements. Certain factors that might cause such a difference include the following: changes in general economic conditions, changes in local and national real estate conditions, availability of capital from borrowings under our line of credit and availability of an on-going line of credit, continued availability of proceeds from our equity offerings, our ability to obtain Permanent Financing on satisfactory terms, our ability to continue to locate suitable Properties, and borrowers for our Mortgage Loans and Secured Equipment Leases, and the ability of tenants and borrowers to make payments under their respective leases, Mortgage Loans or Secured Equipment Leases. Given these uncertainties, readers are cautioned not to place undue reliance on such statements.

MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

The following information updates and replaces the corresponding information beginning on page 95 of the Prospectus.

Effective as of May 13, 2005, Kimberly P. Ross resigned as Secretary of the Company and effective May 13, 2005, Lynn Gutierrez was appointed Secretary of the Company.

The following biography replaces the biography of Kimberly P. Ross on page 99 of the Prospectus.

Lynn Gutierrez, age 52, serves as Secretary of the Company. In addition, Ms. Gutierrez serves as the Director of Regulatory Reporting for CNL Retirement Corp., the Advisor to the Company. Prior to joining CNL Retirement Corp., Ms. Gutierrez was the manager of SEC reporting for CNL Investment Company, where she was responsible for facilitating the preparation and filing of the Securities Act filings for CNL Retirement Properties, Inc. and other entities. Before joining CNL in November 1990, Ms. Gutierrez was a staff accountant for Coopers & Lybrand, Certified Public Accountants. Ms. Gutierrez holds a B.S. in Accounting from the University of Central Florida and is a Certified Public Accountant in the State of Florida. In addition, she is a member of the American Institute of Certified Public Accountants and the Florida Institute of Certified Public Accountants.

The Company has entered into indemnification agreements with Clark Hettinga and Lynn Gutierrez effective as of December 31, 2004 and May 13, 2005, respectively.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

The following paragraph updates and replaces the corresponding paragraph on page 99 of the Prospectus.

Each Director is entitled to receive $35,000 annually for serving on our Board of Directors, as well as a fee of $1,500 per board meeting attended (including any telephonic meeting) of the Board of Directors, or any committee of our Board of Directors at which such Director is present or in which the Director participates by telephone. In addition, the Chairman of the Audit Committee is entitled to receive a retainer in the amount of $5,000 annually for serving as Chair, as well as a fee of $1,500 per meeting at which such Chairman is present or in which such Chairman participates by telephone with our independent accountants as a representative of the Audit Committee. Directors that are members of a committee of our Board of Directors are entitled to receive fees of $1,500 per day for service as representatives of such committee in lieu of the above per meeting compensation (to the extent that such Directors devote in excess of three hours on such day to matters relating to such committee). Our Board of Directors, from time to time, may change the compensation to be paid to Directors in connection with service on our Board of Directors and any committee of our Board of Directors. We will not pay any compensation to our officers and Directors who also serve as officers and directors of our Advisor.

THE ADVISOR AND THE ADVISORY AGREEMENT

THE ADVISORY AGREEMENT

The following paragraph is inserted following the third full paragraph on page 102 of the Prospectus.

On May 2, 2005, we entered into the Renewal Agreement with the Advisor with respect to the Advisory Agreement, pursuant to which the Advisory Agreement was renewed for an additional one-year term commencing on May 3, 2005, and ending on May 3, 2006. The Renewal Agreement provides that we will negotiate in good faith with the Advisor with respect to whether a reduction in the percentage rate(s) of Total Proceeds to be used in determining Acquisition Fees payable to the Advisor under the Advisory Agreement should be effected. Pursuant to the terms of the Renewal Agreement, we and the Advisor will use commercially reasonable efforts to agree on any such reduction within sixty days of the date of the Renewal Agreement. In the event that we and the Advisor agree to any such reduction, the reduction will be deemed to be effective as of May 3, 2005.  Acquisition Fees will be as agreed by us and the Advisor on a case-by-case basis as contemplated by the Advisory Agreement and our Articles of Amendment and Restatement until we and the Advisor have agreed on the percentage rate(s) of Total Proceeds to be used in determining Acquisition Fees payable to the Advisor under the Advisory Agreement.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The following information should be read in conjunction with the "Certain Relationships and Related Transactions" section beginning on page 103 of the Prospectus.

The Managing Dealer is entitled to receive Selling Commissions amounting to 6.5% of the total amount raised from the sale of Shares from this offering, up to 6.0% of which may be paid as commissions to other broker-dealers. However, Soliciting Dealers that sell more than $50 million in Gross Proceeds in any fiscal year may be reallowed up to 6.2% with respect to Selling Commissions on the Shares they sell. During the period January 1, 2005 through May 25, 2005, we incurred approximately $7.1 million of such fees in connection with this offering, the majority of which has been or will be paid by CNL Securities Corp. as commissions to other broker-dealers.

The Managing Dealer is entitled to receive a marketing support fee of 2.0% of the total amount raised from the sale of Shares from this offering, all or a portion of which may be reallowed to other broker-dealers who enter into an addendum to the Participating Broker Agreement with the Managing Dealer. During the period January 1, 2005 through May 25, 2005, we incurred approximately $2.4 million of such fees in connection with this offering, the majority of which has been or will be reallowed to other broker-dealers.

Pursuant to the Advisory Agreement, the Advisor is entitled to receive Acquisition Fees for services in making or investing in Mortgage Loans, or the purchase, development, or construction of a Property or other Permitted Investment. For the period May 3, 2004 through May 3, 2005 the Advisor was entitled to 4.0% of Gross Proceeds, loan proceeds from Permanent Financing and amounts outstanding on the Line of Credit, if any, at the time of Listing, but excluding loan proceeds used to finance Secured Equipment Leases. Pursuant to the Renewal Agreement described above, we and the Advisor are currently in negotiations with respect to whether an Acquisition Fee reduction should be effected. Acquisition Fees will be as agreed by us and the Advisor on a case-by-case basis as contemplated by the Advisory Agreement and our Articles of Amendment and Restatement until we and the Advisor have agreed on the percentage rate(s) of Total Proceeds to be used in determining Acquisition Fees payable to the Advisor under the Advisory Agreement. During the period January 1, 2005 through May 25, 2005, we incurred approximately $4.8 million of such fees in connection with this offering. For the period January 1, 2005 through May 25, 2005, we incurred Acquisition Fees totaling approximately $10.8 million as a result of Permanent Financing used to acquire certain Properties.

The Company and the Advisor have entered into an Advisory Agreement pursuant to which the Advisor receives a monthly Asset Management Fee of 0.05% of the Company's Real Estate Asset Value and the outstanding principal balance of any Mortgage Loans as of the end of the preceding month. The Asset Management Fee, which will not exceed fees which are competitive for similar services in the same geographic area, may or may not be taken, in whole or in part as to any year, in the sole discretion of the Advisor. All or any portion of the Asset Management Fee not taken as to any fiscal year shall be deferred without interest and may be taken in such other fiscal year as the Advisor shall determine. For the period January 1, 2005 through April 30, 2005, we incurred approximately $6.1 million of such fees.

We incur operating expenses which, in general, are those expenses relating to administration of the Company on an ongoing basis. Pursuant to the Advisory Agreement described above, the Advisor is required to reimburse us the amount by which the total Operating Expenses paid or incurred by us exceed, in any Expense Year, the greater of 2% of Average Invested Assets or 25% of Net Income. During the Expense Year ended March 31, 2005, our Operating Expenses did not exceed the Expense Cap.

The Advisor and its Affiliates provide various administrative services to us, including services related to accounting; financial, tax and regulatory compliance reporting; stockholder distributions and reporting; due diligence and marketing; and investor relations (including administrative services in connection with the offering of Shares) on a day-to-day basis. For the quarter ended March 31, 2005, we incurred approximately $2.6 for these services, approximately $0.6 representing stock issuance costs and approximately $2.0 million in general operating and administrative expenses, including costs related to preparing and distributing reports required by the Securities and Exchange Commission.

During the quarter ended March 31, 2005, Affiliates of the Advisor incurred on our behalf $1.7 million for certain Offering Expenses.

We maintain bank accounts in a bank in which certain officers and Directors of ours serve as directors and are majority stockholders. The amount deposited with this bank at March 31, 2005 was approximately $8.7 million. The terms and conditions offered by this bank are similar and competitive with terms offered by unrelated banks.

CNL Capital Corp., an affiliate of the Advisor, is a non-voting Class C member of Century Capital Markets, LLC ("CCM"). CCM made the arrangements for the two commercial paper loans totaling $43.9 million described in Note 10 to the Notes to the Condensed Consolidated Financial Statements commencing on page F-1. The monthly interest payments due under these commercial paper loans include an annual margin of either 40 or 30 basis points, payable to CCM for the monthly services it provides related to the administration of the commercial paper loans. For the quarter ended March 31, 2005, $38,000 was paid to CCM related to these services.

We own a 10% interest in a limited partnership that owns an office building located in Orlando, Florida, in which the Advisor and its Affiliates lease office space. The remaining interest in the limited partnership is owned by several Affiliates of the Advisor. We have severally guaranteed our 16.67% share, or $2.6 million, of a $15.5 million unsecured promissory note of the limited partnership that matures on August 28, 2005. At March 31, 2005, the note had an outstanding balance of $14.1 million. The limited partnership intends to extend the term of the note; however, there can be no assurance that this objective will be met. If the note is not extended it is likely that we will be required to contribute $2.3 million to the limited partnership to fund our 16.67% share of the outstanding note balance at maturity. We periodically receive distributions from the partnership; however, no distributions were received during the quarter ended March 31, 2005.

In September 2004, a company which is owned by our Chairman of the Board sold its 30% voting membership interest in a limited liability company which is affiliated with the HRA Tenants to the remaining members of the limited liability company. The HRA Tenants contributed 36% of our total revenues for the quarter ended March 31, 2005.

Our Chairman of the Board is a director in a hospital that leases office space in seven of our medical office buildings that were acquired in August 2004. Additionally, one of our Independent Directors is a director in a health system that leases office space in one of our medical office buildings that was acquired in April 2004. During the quarter ended March 31, 2005, these tenants contributed less than 1% of our total revenues.

DISTRIBUTION POLICY

DISTRIBUTIONS

The following information updates and replaces the table and footnotes on page 114 of the Prospectus.

The following table presents total Distributions declared (in thousands) and Distributions per Share:

	Quarter
	First	Second	Third	Fourth	Year
2005:
Total Distributions declared	$42,593	(1)
Distributions per Share	0.1776	(1)

2004:
Total Distributions declared	$28,841	$37,344	$39,755	$41,216	$147,156
Distributions per Share	0.1776	0.1776	0.1776	0.1776	0.7104

2003:
Total Distributions declared	$8,689	$12,031	$16,591	$22,473	$59,784
Distributions per Share	0.1767	0.1767	0.1767	0.1770	0.7071

2002:
Total Distributions declared	$1,552	$2,587	$4,097	$6,143	$14,379
Distributions per Share	0.1749	0.1749	0.1749	0.1755	0.7002

2001:
Total Distributions declared	$220	$248	$312	$727	$1,507
Distributions per Share	0.1749	0.1749	0.1749	0.1749	0.6996

2000:
Total Distributions declared	$43	$109	$161	$189	$502
Distributions per Share	0.0750	0.1537	0.1749	0.1749	0.5785

1999:
Total Distributions declared	(2)	(2)	$16	$34	$50
Distributions per Share	(2)	(2)	0.0500	0.0750	0.1250

(1)	In April, May and June 2005, we declared Distributions totaling $14.5 million, $14.7 million and $14.7 million, respectively (representing $0.0592 per Share), payable by June 30, 2005.

(2)	For the period December 22, 1997 (date of inception) through July 13, 1999, we did not make any cash Distributions because operations had not commenced.

(3)
For the quarter ended March 31, 2005, the years ended December 31, 2004, 2003, 2002, 2001 and 2000, and the period July 13, 1999 (the date our operations commenced) through December 31, 1999, approximately 80%, 60%, 71%, 65%, 65%, 54% and 100%, respectively, of the Distributions declared and paid were considered to be ordinary income and approximately 20%, 40%, 29%, 35%, 35% , 46% and 0%, respectively, were considered a return of capital for federal income tax purposes. No amounts distributed to stockholders for the periods presented are required to be or have been treated by us as return of capital for purposes of calculating the Stockholders' 8% Return on Invested Capital. Due to the fact that we had not yet acquired all of our Properties and were still in the offering stage as of March 31, 2005, the characterization of Distributions for federal income tax purposes is not necessarily considered by management to be representative of the characterization of Distributions in future periods. In addition, the characterization for federal income tax purposes of Distributions declared for the quarter ended March 31, 2005, may not be indicative of the results that may be expected for the year ended December 31, 2005.

(4)
Cash distributions are declared by the Board of Directors and generally are based on various factors, including cash available from operations. For the quarter ended March 31, 2005, and the years ended December 31, 2004, 2003, 2002, 2001, 2000 and 1999, approximately 23%, 20%, 2%, 21%, 39%, 55% and 100%, respectively, of cash distributions represent a return of capital in accordance with GAAP. Cash distributions treated as a return of capital on a GAAP basis represent the amount of cash distributions in excess of net earnings on a GAAP basis. The Company has not treated such amounts as a return of capital for purposes of calculating Invested Capital and the Stockholders' 8% Return.

(5)	Distributions declared and paid for the years ended December 31, 2004, 2003, 2002, 2001 and 2000, represent a distribution rate of 7.104%, 7.071%, 7%, 7% and 5.785%, respectively, of Invested Capital.

The following paragraph updates and replaces the paragraph following footnote paragraph (5) on page 115 of the Prospectus.

We intend to continue to make regular Distributions to stockholders. Distributions will be made to those stockholders who are stockholders as of the record date selected by our Directors. Our Board of Directors currently declares Distributions on a monthly basis using the first day of the month as the record date. In order for an investor to receive a Distribution, they must be a stockholder of record as of the record date. Therefore, newly admitted investors, or investors redeeming or transferring Shares, will not receive a Distribution for a record date that they are not considered a stockholder of record. Currently, Distributions are declared monthly and paid quarterly during the offering period. In addition, Distributions are expected to be declared monthly and paid quarterly during any subsequent offering, and declared and paid quarterly thereafter. However, in the future, our Board of Directors, in its discretion, may determine to declare Distributions on another basis. During the year ended December 31, 2004, $7.7 million of Distributions paid to stockholders was supported by borrowings on our line of credit.

The second, third and fourth paragraphs following footnote paragraph (5) on page 115 of the Prospectus are deleted in their entirety.

EXPERTS

The combined financial statements of Horizon Bay Senior Communities Twenty Communities as of December 31, 2003 and 2002 and for each of the three years in the period ended December 31, 2003 included in the Prospectus have been so included in reliance on the reports of PricewaterhouseCoopers LLP, independent registered certified public accounting firm, given on the authority of said firm as experts in auditing and accounting.

INDEX TO FINANCIAL STATEMENTS

CNL RETIREMENT PROPERTIES, INC.

PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

The following Unaudited Pro Forma Consolidated Balance Sheet of CNL Retirement Properties, Inc. and its subsidiaries (the "Company") gives effect to (i) the receipt of $33.0 million in gross offering proceeds from the sale of 3.3 million additional shares for the period April 1, 2005 through May 25, 2005, the payment of related offering expenses, and borrowings of $11.6 million under mortgage notes payable and (ii) the application of these funds and cash on hand as of December 31, 2004, to purchase six Properties, including the payment of acquisition fees and miscellaneous acquisition expenses, all as reflected in the pro forma adjustments described in the related notes. The Unaudited Pro Forma Consolidated Balance Sheet as of March 31, 2005, has been adjusted to give effect to the transactions in (i) and (ii) above as if they had occurred on March 31, 2005.

The Unaudited Pro Forma Consolidated Statements of Income for the three months ended March 31, 2005 and the year ended December 31, 2004, include the historical operating results of the Properties described in (ii) above, as well as 244 Properties and a 55% ownership interest in a development and property management company ("DASCO") purchased by the Company prior to April 1, 2005 from the date of their acquisition (or for the pending acquisitions, from the date they became probable of being acquired) plus operating results from (A) the later of (i) the date the Properties became operational by the previous owners or (ii) January 1, 2004, to (B) the earlier of (i) the date the Properties were acquired by (or for the pending acquisitions, became probable of being acquired by) the Company or (ii) the end of the pro forma period presented (the "Pro Forma Period").

This pro forma consolidated financial information is presented for informational purposes only and does not purport to be indicative of our financial results or condition if the various events and transactions reflected herein had occurred on the dates or been in effect during the periods indicated. This pro forma consolidated financial information should not be viewed as indicative of our financial results or conditions in the future.

CNL RETIREMENT PROPERTIES, INC.
AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
MARCH 31, 2005
(in thousands, except per share data)

	Historical	Pro Forma Adjustments			Pro Forma
Assets
Real estate investment properties:
Accounted for using the operating method, net	$2,808,043	$22,907	(b	)	$2,830,950
Accounted for using the direct financing method	482,429	—			482,429
Intangible lease costs, net	104,081	1,815	(c	)	105,896
	3,394,553	24,722			3,419,275

Cash and cash equivalents	101,710	28,831	(a	)	118,242
		(12,299)	(b	)
Restricted cash	21,606	—			21,606
Accounts and other receivables, net	20,405	—			20,405
Deferred costs, net	18,517	175	(b	)	18,692
Accrued rental income	64,469	—			64,469
Other assets	17,910	1,318	(a	)	18,275
		466	(b	)
		(1,419)	(b	)
Real estate held for sale	4,820	—			4,820
Goodwill	5,791	—			5,791
	$3,649,781	$41,794			$3,691,575

Liabilities and stockholders’ equity
Liabilities:
Mortgages payable	$1,196,804	$11,645	(b	)	$1,208,449
Bonds payable	94,419	—			94,419
Construction loans payable	98,193	—			98,193
Line of credit	20,000	—			20,000
Due to related parties	5,560	—			5,560
Accounts payable and other liabilities	28,657	—			28,657
Intangible lease liability, net	3,859	—			3,859
Deferred income	5,114	—			5,114
Security deposits	29,125	—			29,125
Total liabilities	1,481,731	11,645			1,493,376

Commitments and contingencies

Minority interests	3,360	—			3,360

Stockholders’ equity:
Preferred stock, without par value Authorized and unissued 3,000 shares	—	—			—
Excess shares, $.01 par value per share Authorized and unissued 103,000 shares	—	—			—
Common stock, $.01 par value per share Authorized one billion shares, issued 247,300 and 250,595 shares, respectively, outstanding 245,589 and 248,884 shares, respectively	2,456	33	(a	)	2,489
Capital in excess of par value	2,206,709	30,116	(a	)	2,236,825
Accumulated distributions in excess of net income	(44,475)	—			(44,475)
Total stockholders’ equity	2,164,690	30,149			2,194,839
	$3,649,781	$41,794			$3,691,575

See accompanying notes to unaudited pro forma consolidated financial statements.

CNL RETIREMENT PROPERTIES, INC.
AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
QUARTER ENDED MARCH 31, 2005
(in thousands, except per share data)

	Historical	Pro Forma Adjustments		Pro Forma
Revenues:
Seniors' Housing:
Rental income from operating leases	$56,000	$4,655	(1)	$60,655
Earned income from direct financing leases	15,312	—		15,312
FF&E reserve income	1,599	—		1,599
Contingent rent	1,721	—		1,721

Medical Office Buildings:
Rental income from operating leases	13,136	906	(1)	14,045
		3	(4)
Tenant expense reimbursements	2,710	3	(5)	2,713
Property management and development fees	1,215	—		1,215
	91,693	5,567		97,260

Expenses:
Seniors' Housing property expenses	259	—		259
Medical Office Buildings operating expenses	5,486	254	(6)	5,740
General and administrative	4,029	—		4,029
Asset management fees to related party	4,347	318	(8)	4,665
Provision for doubtful accounts	750	—		750
Impairment of long-lived assets	6,197	—		6,197
Depreciation and amortization	22,857	1,585	(9)	24,442
	43,925	2,157		46,082

Operating income	47,768	3,410		51,178

Interest and other income	706	—		706
Interest and loan cost amortization expense	(15,539)	(1,901)	(12)	(17,440)

Income before equity in earnings of unconsolidated entity, minority interests in income of consolidated subsidiaries and discontinued operations	32,935	1,509		34,444

Equity in earnings of unconsolidated entity	2	—		2

Minority interests in income of consolidated subsidiaries	(381)	—		(381)

Income from continuing operations, net	$32,556	$1,509		$34,065

Net income per share of common stock
(basic and diluted) from continuing operations (14)	$0.14			$0.14

Weighted average number of shares of common stock outstanding (basic and diluted) (14)	240,699			240,735

See accompanying notes to unaudited pro forma consolidated financial statements.

CNL RETIREMENT PROPERTIES, INC.
AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
YEAR ENDED DECEMBER 31, 2004
(in thousands, except per share data)

	Historical	Historical Portfolio of 22 Medical Office Buildings	Pro Forma Adjustments		Pro Forma
Revenues:
Seniors’ Housing:
Rental income from operating leases	$173,947	$—	$64,654	(1)	$238,601
Earned income from direct financing leases	54,873	—	5,262	(1)	60,135
FF&E reserve income	4,671	—	20	(2)	4,691
Contingent rent	90	—	—		90
Medical Office Buildings:
Rental income from operating leases	26,225	9,107	20,025	(1)	55,344
			59	(3)
			(72	) (4)
Tenant expense reimbursements	4,735	1,617	3,603	(5)	9,955
	264,541	10,724	93,551		368,816
Expenses:
Seniors’ Housing property expenses	1,663	—	—		1,663
Medical Office Buildings operating expenses	11,234	3,421	7,551	(6)	22,206
General and administrative	14,778	—	3,290	(7)	18,068
Asset management fees to related party	12,552	—	5,785	(8)	18,337
Provision for doubtful accounts	3,900	—	—		3,900
Depreciation and amortization	62,978	—	34,077	(9)	97,055
	107,105	3,421	50,703		161,229

Operating income	157,436	7,303	42,848		207,587

Interest and other income	4,768	401	(2,590	) (10)	3,067
			488	(11)
Interest and loan cost amortization	(42,783)	—	(20,451	) (12)	(63,234)

Income before equity in earnings of unconsolidated entity, minority interests in (income) loss of consolidated subsidiaries and discontinued operations	119,421	7,704	20,295		147,420

Equity in earnings of unconsolidated entity	178	—	—		178

Minority interests in (income) loss of consolidated subsidiaries	(93)	—	94	(13)	1

Income from continuing operations, net	$119,506	$7,704	$20,389		$147,599

Net income per share of common stock from continuing operations (basic and diluted) (14)	$0.57				$0.65

Weighted average number of shares of common stock outstanding (basic and diluted) (14)	210,343				228,585

See accompanying notes to unaudited pro forma consolidated financial statements.

CNL RETIREMENT PROPERTIES, INC.
AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
FINANCIAL STATEMENTS FOR
THE QUARTER ENDED MARCH 31, 2005 AND
THE YEAR ENDED DECEMBER 31, 2004
(in thousands, except per share data)

Unaudited Pro Forma Consolidated Balance Sheet:

(a)
Represents gross proceeds of $32,950 from the sale of 3,295 shares during the period April 1, 2005 through May 25, 2005 and the payment of $4,119 for (i) related acquisition fees of $1,318 (4.0% of gross proceeds) which are reflected in other assets, (ii) selling commissions of $2,142 (6.5% of gross proceeds) and (iii) marketing support fees of $659 (2.0% of gross proceeds), both of which have been netted against stockholders’ equity.

On May 2, 2005, the Company entered into a renewal agreement (the "Renewal Agreement") with the Advisor with respect to the Advisory Agreement, pursuant to which the Advisory Agreement was renewed for an additional one-year term commencing on May 3, 2005, and ending on May 3, 2006. The Renewal Agreement provides that the Company will negotiate in good faith with the Advisor with respect to whether a reduction in the percentage rate(s) of Total Proceeds (as defined in the Advisory Agreement) to be used in determining Acquisition Fees (as defined in the Advisory Agreement) payable to the Advisor under the Advisory Agreement should be effected. Pursuant to the terms of the Renewal Agreement, the Company and the Advisor will use commercially reasonable efforts to agree on any such reduction within sixty days of the date of the Renewal Agreement. In the event that the Company and the Advisor agree to any such reduction, the reduction will be deemed to be effective as of May 3, 2005.  Acquisition Fees will be as agreed by the Company and the Advisor on a case-by-case basis as contemplated by the Advisory Agreement and the Company's Articles of Amendment and Restatement until the Company and the Advisor have agreed on the percentage rate(s) of Total Proceeds to be used in determining Acquisition Fees payable to the Advisor under the Advisory Agreement. For pro forma purposes, the Acquisition Fees percentage for the period May 3, 2005 through May 25, 2005 were assumed to be the same as the period April 1, 2005 through May 2, 2005.

(b)
Represents the use of $12,299 of cash and borrowings of $11,645 under mortgage notes payable (i) to purchase six Properties for $23,303 (ii) to pay loan costs of $175 and (iii) to pay acquisition fees on permanent financing (4.0% of permanent financing) of $466. Also represents the reclassification of $1,419 in miscellaneous acquisition costs and acquisition fees to investment properties and intangible lease costs (see Note (c) below).

	Purchase Price	Acquisition Fees and Closing Costs Allocated to Investment	Total

Medical office building in Petersburg, VA	$1,250	$151	$1,401
Two medical office buildings in Chattanooga, TN	15,750	904	16,654
Seniors' housing facility in Victorville, CA	2,103	106	2,209
Two medical office buildings in Little Rock, AR	4,200	258	4,458
Properties subject to operating leases	$23,303	$1,419	$24,722

(c)
We allocate the value associated with having an in-place lease at the date of acquisition to a lease intangible asset or liability considering factors associated with lease origination costs, above or below market leases and the value of customer relationships. Amounts allocated to above market leases are included in intangible lease costs and below market lease values are included in an intangible lease liability and are amortized or accreted to rental income over the remaining terms of the leases acquired with each Property. All other intangible lease costs are amortized on a straight-line basis over the remaining terms of the leases acquired with each Property.

CNL RETIREMENT PROPERTIES, INC.
AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
FINANCIAL STATEMENTS FOR
THE QUARTER ENDED MARCH 31, 2005 AND
THE YEAR ENDED DECEMBER 31, 2004
(in thousands, except per share data)

Unaudited Pro Forma Consolidated Statement of Income:

(1)
Represents adjustment to rental income from the operating leases and earned income from the direct financing leases for the Properties acquired, and for the acquisitions we considered probable as of May 25, 2005 (collectively, the "Pro Forma Properties") for the Pro Forma Period.

The following presents the actual date the Pro Forma Properties were acquired or made probable by us as compared to January 1, 2004, the date the Pro Forma Properties were treated as becoming operational as a rental property for purposes of the Pro Forma Consolidated Statement of Income as well as the related adjustments for the Pro Forma Periods.

	Date Acquired/Probable by the Company	Purchase Price	Pro Forma Adjustment for the Year Ended December 31, 2004	Pro Forma Adjustment for the Three Months Ended March 31, 2005
Properties subject to operating leases:
Acquired Seniors’ Housing:
Portfolio of 19 Properties	February 6 & 13, 2004	$537,321	$6,137	$—
Portfolio of two Properties	April 1, 2004	17,790	542	—
Property in Fairborn, OH	June 29, 2004	6,200	404	—
Property in Tiverton, RI	August 6, 2004	24,679	1,643	—
Portfolio of six Properties	August 24, 2004	33,000	2,602	—
Portfolio of 11 Properties	November 9, 2004	180,000	17,430	—
Portfolio of six Properties	December 30, 2004	148,000	15,446	—
Property in Chicago, IL	February 28, 2005	50,000	5,298	867
Portfolio of 16 Properties	March 31, 2005	136,897	14,928	3,732
Probable Seniors’ Housing:
Property in Victorville, CA	February 28, 2005	2,103	224	56
		$1,135,990	$64,654	$4,655

Acquired Medical Office Buildings:
Portfolio of 28 Properties	August 24 & 30, 2004	$192,559	$11,883	$—
Property in Scottsdale, AZ	November 2, 2004	16,822	1,849	—
Property in Texarkana, TX	January 6, 2005	8,500	1,185	17
Two Properties in Oakbrook Terrace, IL	February 3, 2005	20,070	2,321	192
Probable Medical Office Buildings:
Two Properties in Chattanooga, TN	January 25, 2005	15,750	2,227	557
Two Properties in Little Rock, AR	May 17, 2005	4,200	560	140
		$257,901	$20,025	$906
Investment in direct financing leases:
Acquired Seniors' Housing:
Property in Lincolnshire, IL	July 8, 2004	27,000	2,053	—
Property in Houston, TX	November 18, 2004	23,000	3,209	—
		$50,000	$5,262	$—

Historical amounts for a portfolio of 22 medical office buildings that were acquired on April 30, 2004 are presented separately based on historical results of operations from January 1, 2004 to April 30, 2004.

CNL RETIREMENT PROPERTIES, INC.
AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
FINANCIAL STATEMENTS FOR
THE QUARTER ENDED MARCH 31, 2005 AND
THE YEAR ENDED DECEMBER 31, 2004
(in thousands, except per share data)

Unaudited Pro Forma Consolidated Statement of Income - Continued:

(2)
Represents adjustments to FF&E Reserve funds, which will be used for the replacement and renewal of furniture, fixtures and equipment relating to certain Properties. The funds in the FF&E Reserve and all property purchased with funds from the FF&E Reserve will be paid, granted and assigned to the Company.

(3)	Represents our straight-line rent adjustment to the historical rental income of a portfolio of 22 medical office buildings.

(4)
Represents the net amount of amortization and accretion of intangible lease costs and liabilities related to the allocated value associated with above and below market leases at the date of each Property's acquisition. The intangible lease costs and liabilities are amortized or accreted to rental income over the remaining terms of the acquired leases of each Property.

(5)	Represents the recovery of a portion of the medical office building operating expenses from the tenants, as specified in the lease agreements.

(6)	Represents operating expenses related to the medical office buildings for the Pro Forma Period.

(7)	Represents general and administrative expenses related to DASCO, including payroll costs, occupancy expenses and professional fees for the Pro Forma Period.

(8)
Represents increase in asset management fees relating to the Pro Forma Properties for the Pro Forma Period. Asset management fees are equal to 0.60% per year of the Company's Real Estate Asset Value as defined in our Prospectus.

(9)
Represents increase in depreciation expense of the buildings, tenant improvements, site improvements and the furniture, fixtures and equipment ("FF&E") portions of the Pro Forma Properties accounted for as operating leases using the straight-line method of $1,368 and $27,991 for the thee months ended March 31, 2005 and the year ended December 31, 2004, respectively. The buildings, site improvements, and FF&E are depreciated over useful lives of 40, 15 and seven years, respectively. The tenant improvements are depreciated over the remaining term of each respective lease. Also represents amortization of lease intangible costs of $217 and $6,086 for the three months ended March 31, 2005 and the year ended December 31, 2004, respectively, related to the amounts associated with having in-place leases at the date of each Property’s acquisition allocated to a lease intangible asset that is amortized on a straight-line basis over the remaining terms of the acquired leases of each Property.

CNL RETIREMENT PROPERTIES, INC.
AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
FINANCIAL STATEMENTS FOR
THE QUARTER ENDED MARCH 31, 2005 AND
THE YEAR ENDED DECEMBER 31, 2004
(in thousands, except per share data)

Unaudited Pro Forma Consolidated Statements of Income - Continued:

The following tables summarize the pro forma adjustments to depreciation and amortization expense for Pro Forma Properties acquired or probable subsequent to December 31, 2003 which are operational and subject to operating leases.

	Pro Forma Depreciation and Amortization Expense for the Year Ended December 31, 2004	Historical Depreciation and Amortization Expense for the Year Ended December 31, 2004	Pro Forma Adjustment for the Year Ended December 31, 2004

Building	$34,263	$16,642	$17,621
FF&E	2,842	952	1,890
Tenant improvements	14,677	6,691	7,986
Site improvements	845	351	494
Intangible lease costs	11,887	5,801	6,086

	$64,514	$30,437	$34,077

	Pro Forma Depreciation and Amortization Expense for the Three Months Ended March 31, 2005	Historical Depreciation and Amortization Expense for the Three Months Ended March 31, 2005	Pro Forma Adjustment for the Three Months Ended March 31, 2005

Building	$1,265	$170	$1,095
FF&E	97	8	89
Tenant improvements	280	113	167
Site improvements	27	10	17
Intangible lease costs	356	139	217

	$2,025	$440	$1,585

(10)
Represents adjustment to interest income due to the decrease in the amount of cash available for investment in interest bearing accounts after the purchase of the Pro Forma Properties. The pro forma adjustment is based upon the fact that we earned interest income from interest bearing accounts at a rate of approximately 2% per annum during the year ended December 31, 2004.

(11)	Represents other miscellaneous tenant income from certain medical office buildings.

CNL RETIREMENT PROPERTIES, INC.
AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
FINANCIAL STATEMENTS FOR
THE QUARTER ENDED MARCH 31, 2005 AND
THE YEAR ENDED DECEMBER 31, 2004
(in thousands, except per share data)

Unaudited Pro Forma Consolidated Statements of Income - Continued:

(12)	Represents adjustment to interest expense for mortgage loans for the Pro Forma Periods based on the following terms:

	Original Mortgage Loan	Interest Rate	Pro Forma Adjustment for the Year Ended December 31, 2004	Pro Forma Adjustment for the Three Months Ended March 31, 2005

Various mortgage loans maturing January 2011	$ 74,645	Fixed interest rate of 5.96%. Monthly interest only payments for first two years with principal and interest payable monthly for the remaining term of the loan.	$ 346	$ —

Various mortgage loans maturing between October 2005 and April 2008	222,680	Floating at 0.9% to 1.04% over the 3 to 9 month Fannie Mae Discount MBS and interest only payable monthly. During the Pro Forma Periods, the interest rate varied from 2.02% to 2.94%.	1,083	147

Various mortgage loans maturing June 2008	48,740	Floating at 3.70% over the 30-day LIBOR with a minimum interest rate of 5.95%. Monthly interest only payments through either July 2004 or January 2005 and with monthly principal and interest payments thereafter until maturity. During the Pro Forma Period, the interest rate was 5.95%.	199	—

Various mortgage loans maturing between July 2007 and March 2013	162,459	Fixed interest rates ranging from 5.09% to 8.42% with principal and interest payable monthly.	5,569	596

Various mortgage loans maturing between October 2008 and January 2009	144,900	Fixed interest rates ranging from 5.15% to 5.79% with interest only payable monthly for the first year and with principal and interest payable monthly for the remaining term of the loan.	3,915	—

Various mortgage loans maturing January 2010	90,000	Floating at 1.12% over the Freddie Mac Reference Bill Index and interest only payable monthly. During the Pro Forma Period, the interest rate varied from 2.09% to 3.30%.	2,205	—

CNL RETIREMENT PROPERTIES, INC.
AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
FINANCIAL STATEMENTS FOR
THE QUARTER ENDED MARCH 31, 2005 AND
THE YEAR ENDED DECEMBER 31, 2004
(in thousands, except per share data)

Unaudited Pro Forma Consolidated Statements of Income - Continued:

	Original Mortgage Loan	Interest Rate	Pro Forma Adjustment for the Year Ended December 31, 2004	Pro Forma Adjustment for the Three Months Ended March 31, 2005

Various mortgage loans maturing between January 2010 and March 2010	$150,000	Floating at 1.25% to 1.50% over LIBOR and interest only payable monthly. During the Pro Forma Periods, the interest rate varied from 2.38% to 4.36%.	$ 4,310	$ 656

Various mortgage loans maturing March 2012	39,010	Fixed interest rate of 4.85% with interest only payable for the first 30 months and with principal and interest payable monthly for the remaining term of the loans.	1,892	315

Mortgage loan with a five year term	10,000	Floating at 1.75% over LIBOR and interest only payable for the first 30 months with principal and interest payable monthly for the remaining term of the loan. During the Pro Forma Periods, the interest rate varied from 2.88% to 4.61%.	329	112

			$ 19,848	$ 1,826

In addition, loan cost amortization was $943 and $81 for the year ended December 31, 2004 and the three months ended March 31, 2005, respectively, and debt premium amortization was $340 and $6 for the year ended December 31, 2004 and the three months ended March 31, 2005, respectively. Loan costs and debt premiums are amortized using the effective interest method over the life of the loan.

If the interest rates on variable rate loans would have increased by 0.125% during the Pro Forma Period, the interest expense adjustment would have increased by $373 and $79 for the year ended December 31, 2004 and the three months ended March 31, 2005, respectively.

(13)	Represents the minority interest in the net income which was generated by DASCO and certain consolidated entities that own medical office buildings.

(14)
Historical earnings per share were calculated based upon the weighted average number of shares of common stock outstanding during the three months ended March 31, 2005 and the year ended December 31, 2004. As a result of receipts of gross proceeds from the sale of shares during the period April 1, 2005 through May 25, 2005, as described in Note (a) above, which were available to acquire the Pro Forma Properties described in Note (b) above, pro forma earnings per share were calculated based upon the weighted average number of shares of common stock outstanding for the three months ended March 31, 2005 and the year ended December 31, 2004, as adjusted for the subsequent sale of shares as needed to fund the purchase of the Pro Forma Properties.

CNL RETIREMENT PROPERTIES, INC.
AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)

	March 31, 2005	December 31, 2004
Assets	(Unaudited)
Real estate investment properties:
Accounted for using the operating method, net	$2,808,043	$2,595,513
Accounted for using the direct financing method	482,429	480,051
Intangible lease costs, net	104,081	98,781
	3,394,553	3,174,345

Cash and cash equivalents	101,710	51,781
Restricted cash	21,606	34,430
Accounts and other receivables, net	20,405	20,545
Deferred costs, net	18,517	17,469
Accrued rental income	64,469	52,290
Other assets	17,910	11,412
Real estate held for sale	4,820	1,578
Goodwill	5,791	5,791
	$3,649,781	$3,369,641

Liabilities and stockholders’ equity
Liabilities:
Mortgages payable	$1,196,804	$937,589
Bonds payable	94,419	94,451
Construction loans payable	98,193	81,508
Line of credit	20,000	20,000
Term loan	—	60,000
Due to related parties	5,560	1,632
Accounts payable and other liabilities	28,657	33,937
Intangible lease liability, net	3,859	3,742
Deferred income	5,114	4,811
Security deposits	29,125	26,253
Total liabilities	1,481,731	1,263,923

Commitments and contingencies

Minority interests	3,360	2,361

Stockholders’ equity:
Preferred stock, without par value Authorized and unissued 3,000 shares	—	—
Excess shares, $.01 par value per share Authorized and unissued 103,000 shares	—	—
Common stock, $.01 par value per share Authorized one billion shares, issued 247,300 and 238,485 shares, respectively, outstanding 245,589 and 237,547 shares, respectively	2,456	2,376
Capital in excess of par value	2,206,709	2,135,498
Accumulated distributions in excess of net income	(44,475)	(34,517)
Total stockholders’ equity	2,164,690	2,103,357
	$3,649,781	$3,369,641

See accompanying notes to condensed consolidated financial statements.

CNL RETIREMENT PROPERTIES, INC.
AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)
(in thousands, except per share data)

	Quarter Ended March 31,
	2005	2004
Revenues:
Seniors’ Housing:
Rental income from operating leases	$56,000	$36,590
Earned income from direct financing leases	15,312	12,642
FF&E reserve income	1,599	1,437
Contingent rent	1,721	49
Medical Office Buildings:
Rental income from operating leases	13,136	—
Tenant expense reimbursements	2,710	—
Property management and development fees	1,215	—
	91,693	50,718
Expenses:
Seniors’ Housing property expenses	259	321
Medical Office Buildings operating expenses	5,486	—
General and administrative	4,029	2,280
Asset management fees to related party	4,347	2,259
Provision for doubtful accounts	750	1,250
Impairment of long-lived assets	6,197	—
Depreciation and amortization	22,857	9,533
	43,925	15,643

Operating income	47,768	35,075

Interest and other income	706	602
Interest and loan cost amortization expense	(15,539)	(7,969)

Income before equity in earnings of unconsolidated entity, minority interests in income of consolidated subsidiaries and discontinued operations	32,935	27,708

Equity in earnings of unconsolidated entity	2	15

Minority interests in income of consolidated subsidiaries	(381)	—

Income from continuing operations, net	32,556	27,723

Discontinued operations:
Rental income from operating leases	90	112
Expenses	(11)	(34)
	79	78

Net income	$32,635	$27,801

Net income per share of common stock (basic and diluted)
From continuing operations	$0.14	$0.16
From discontinued operations	—	—
	$0.14	$0.16
Weighted average number of shares of common stock outstanding (basic and diluted)	240,699	169,112

See accompanying notes to condensed consolidated financial statements.

CNL RETIREMENT PROPERTIES, INC.
AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
(UNAUDITED)
Quarter Ended March 31, 2005 and Year Ended December 31, 2004
(in thousands, except per share data)

				Accumulated
	Common stock		Capital in	distributions
	Number	Par	excess of	in excess of
	of shares	value	par value	net income	Total

Balance at December 31, 2003	150,077	$1,501	$1,349,719	$(5,279)	$1,345,941

Subscriptions received for common stock through public offerings and reinvestment plan	88,155	882	879,386	—	880,268

Retirement of common stock	(685)	(7)	(6,491)	—	(6,498)

Stock issuance costs	—	—	(87,116)	—	(87,116)

Net income	—	—	—	117,918	117,918

Distributions declared and paid ($0.7104 per share)	—	—	—	(147,156)	(147,156)

Balance at December 31, 2004	237,547	2,376	2,135,498	(34,517)	2,103,357

Subscriptions received for common stock through public offerings and reinvestment plan	8,889	88	87,445	—	87,533

Retirement of common stock	(847)	(8)	(8,039)	—	(8,047)

Stock issuance costs	—	—	(8,195)	—	(8,195)

Net income	—	—	—	32,635	32,635

Distributions declared and paid ($0.1776 per share)	—	—	—	(42,593)	(42,593)

Balance at March 31, 2005	245,589	$2,456	$2,206,709	$(44,475)	$2,164,690

See accompanying notes to condensed consolidated financial statements.

CNL RETIREMENT PROPERTIES, INC.
AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(in thousands)

	Quarter Ended March 31,
	2005	2004
Increase (decrease) in cash and cash equivalents:

Net cash provided by operating activities	$52,814	$23,329

Investing activities:
Investment in land, buildings and equipment	(194,641)	(291,051)
Investment in intangible lease costs	(8,613)	(17,781)
Payment of acquisition fees and costs	(10,224)	(45,645)
Payment of deferred leasing costs	(265)	—
Decrease (increase) in restricted cash	12,251	(43,174)
Net cash used in investing activities	(201,492)	(397,651)

Financing activities:
Proceeds from borrowings on mortgages payable	219,010	125,044
Principal payments on mortgage loans	(1,767)	(26,158)
Proceeds from construction loans payable	16,685	19,066
Payment on term loan	(60,000)	—
Proceeds from issuance of life care bonds	2,449	2,159
Retirement of life care bonds	(2,481)	(1,501)
Payment of loan costs	(2,036)	(9,395)
Contributions from minority interests	629	—
Distributions to minority interests	(11)	—
Subscriptions received from stockholders	87,533	445,278
Distributions to stockholders	(42,593)	(28,841)
Retirement of common stock	(11,343)	(511)
Payment of stock issuance costs	(7,468)	(42,001)
Net cash provided by financing activities	198,607	483,140

Net increase in cash and cash equivalents	49,929	108,818

Cash and cash equivalents at beginning of period	51,781	167,090

Cash and cash equivalents at end of period	$101,710	$275,908

Supplemental schedule of non-cash financing activities:

Mortgages assumed on properties purchased	$41,406	$274,559

See accompanying notes to condensed consolidated financial statements.

CNL RETIREMENT PROPERTIES, INC.
AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
Quarters Ended March 31, 2005 and 2004
(UNAUDITED)

1.    Organization and Basis of Presentation:

Organization - CNL Retirement Properties, Inc., a Maryland corporation, was organized in December 1997 to operate as a real estate investment trust (a "REIT") for federal income tax purposes. The term "Company" includes CNL Retirement Properties, Inc. and each of its subsidiaries and several consolidated partnerships and joint ventures. Various other wholly owned or majority owned subsidiaries are expected to be formed in the future for the purpose of acquiring or developing real estate properties.

The Company acquires real estate properties related to seniors' housing and health care facilities (the "Properties") located primarily across the United States. The Properties may include independent living, assisted living and skilled nursing facilities, continuing care retirement communities ("CCRC") and life care communities (collectively "Seniors' Housing"), medical office buildings ("MOBs"), specialty clinics, walk-in clinics and other types of health care-related facilities. Seniors’ Housing facilities are generally leased on a long-term, triple-net basis and MOBs are generally leased on a shorter-term, gross or triple-net basis. The Company may provide mortgage financing loans ("Mortgage Loans") and furniture, fixture and equipment financing ("Secured Equipment Leases") to operators of Seniors' Housing and other health care-related facilities. In addition, the Company may invest up to a maximum of 5% of total assets in equity interests in businesses, including those that provide services to or are otherwise ancillary to the retirement and health care industries. The Company operates in one business segment which is the ownership, development, management and leasing of health care-related real estate. As of March 31, 2005, the Company owned 187 Seniors’ Housing facilities, 56 MOBs and a parcel of land.

In August 2004, the Company acquired a 55% controlling interest in The DASCO Companies, LLC ("DASCO"), a development and property management company that manages 30 MOBs and is developing four of the Company's MOBs as of March 31, 2005. DASCO may also provide development and property management services to unrelated third parties.

The Company has retained CNL Retirement Corp. (the "Advisor") as its advisor to provide management, acquisition, advisory and administrative services relating to its Properties, Mortgage Loans and Secured Equipment Lease program pursuant to an advisory agreement dated May 3, 2004 (the "Advisory Agreement").

Basis of Presentation - The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the instructions to Form 10-Q. Accordingly, they do not include all of the information and note disclosures required by accounting principles generally accepted in the United States of America for complete financial statements. The accompanying unaudited condensed consolidated financial statements reflect all adjustments, consisting of normal recurring adjustments, which are, in the opinion of management, necessary for a fair statement of the results for the interim periods presented. Operating results for the quarter ended March 31, 2005, may not be indicative of the results that may be expected for the year ending December 31, 2005. Amounts included in the financial statements as of December 31, 2004, have been derived from the audited financial statements.

These unaudited condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto included in the Report on Form 10-K of CNL Retirement Properties, Inc. and its subsidiaries for the year ended December 31, 2004. The accompanying unaudited condensed consolidated financial statements include the accounts of the Company, each of its wholly owned subsidiaries, DASCO and other entities in which the Company owns a majority and controlling interest. Interests of unaffiliated third parties in less than 100% owned and majority controlled entities are reflected as minority interests. All significant inter-company balances and transactions have been eliminated in consolidation.

Reclassifications - Certain items in the prior period's financial statements have been reclassified to conform with the 2005 presentation. These reclassifications had no effect on reported equity or net income.

CNL RETIREMENT PROPERTIES, INC.
AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
Quarters Ended March 31, 2005 and 2004
(UNAUDITED)

2.    Public Offerings:

During the quarter ended March 31, 2005, the Company received subscription proceeds of $87.5 million from its fifth public offering (the "2004 Offering"). Total gross proceeds received from the 2004 Offering and the four prior public offerings ("Prior Offerings") amount to $2.5 billion at March 31, 2005.

The Company incurred offering expenses, including selling commissions, marketing support fees, due diligence expense reimbursements, filing fees, legal, accounting, printing and escrow fees, which have been deducted from the gross proceeds of the offerings. Offering expenses together with selling commissions, marketing support fees and due diligence expense reimbursements will not exceed 13% of the proceeds raised in connection with the Company’s public offerings. During the quarters ended March 31, 2005 and 2004, the Company incurred $8.2 million and $42.0 million, respectively, in offering costs, including $6.5 million and $35.6 million, respectively, in selling commissions and marketing support fees. These amounts are treated as stock issuance costs and charged to stockholders’ equity.

3.    Investment Properties:

Accounted for Using the Operating Method - Properties subject to operating leases consisted of the following (dollars in thousands):

	March 31, 2005	December 31, 2004
Land and land improvements	$336,046	$312,751
Buildings and building improvements	2,312,287	2,131,187
Tenant improvements	68,180	62,641
Equipment	70,743	66,641
	2,787,256	2,573,220
Less accumulated depreciation	(94,002)	(74,510)
	2,693,254	2,498,710
Construction in progress	114,789	96,803

	$2,808,043	$2,595,513
Number of Properties (1):
Seniors' Housing:
Operating	150	133
Under construction	3	3
	153	136
Medical Office Buildings (2):
Operating	52	49
Under construction	4	3
	56	52
	209	188

(1)	Excludes one Seniors' Housing facility and a parcel of land held for sale.
(2)	Includes 21 Properties subject to long-term ground lease agreements.

CNL RETIREMENT PROPERTIES, INC.
AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
Quarters Ended March 31, 2005 and 2004
(UNAUDITED)

3.    Investment Properties - Continued:

During the quarters ended March 31, 2005 and 2004, the Company recognized $11.9 million and $7.9 million, respectively, of revenue from the straight-lining of lease revenues over current contractually due amounts. These amounts are included in rental income from operating leases in the accompanying unaudited condensed consolidated statements of income.

During the quarter ended March 31, 2005, the Company recognized a $6.2 million impairment charge related to one Seniors' Housing facility to reduce the Property's carrying value to its estimated fair value.

Future minimum lease payments contractually due under the noncancellable operating leases at March 31, 2005, exclusive of renewal option periods and contingent rents, were as follows (in thousands):

2005	$183,533
2006	250,529
2007	254,020
2008	257,319
2009	258,348
Thereafter	2,464,346
$3,668,095

Accounted for Using the Direct Financing Method - Components of net investment in direct financing leases consisted of the following (dollars in thousands):

	March 31, 2005	December 31, 2004
Minimum lease payments receivable	$1,515,382	$1,529,171
Estimated residual values	449,099	449,099
Less unearned income	(1,482,052)	(1,498,219)
Net investment in direct financing leases	$482,429	$480,051

Number of Properties	33	33

Lease payments relating to six direct financing leases with a carrying value of $131.3 million are subordinate to first mortgage construction loans entered into by the tenants to fund development costs related to the Properties.

Future minimum lease payments contractually due on direct financing leases at March 31, 2005, are as follows (in thousands):

2005	$38,667
2006	54,179
2007	55,167
2008	56,255
2009	58,083
Thereafter	1,253,031
$1,515,382

CNL RETIREMENT PROPERTIES, INC.
AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
Quarters Ended March 31, 2005 and 2004
(UNAUDITED)

4.    Intangible Lease Costs:

Intangible lease costs included the following (in thousands):

	March 31, 2005	December 31, 2004
Intangible lease origination costs:
In-place lease costs	$97,190	$89,370
Customer relationship values	12,152	11,698
	109,342	101,068
Less accumulated amortization	(13,316)	(10,020)
	96,026	91,048

Above market lease values	9,205	8,475
Less accumulated amortization	(1,150)	(742)
	8,055	7,733
	$104,081	$98,781

Above market lease values are amortized to rental income over the remaining terms of the leases acquired in connection with each applicable Property acquisition. For the quarter ended March 31, 2005, $0.4 million was charged against rental income from operating leases in the accompanying unaudited condensed consolidated statements of income. There were no above market lease values at March 31, 2004.

5.    Restricted Cash:

Restricted cash included the following (in thousands):

	March 31, 2005	December 31, 2004
Transfer agent escrows	$3,107	$13,214
Property acquisition deposits	258	1,950
Horizon Bay tenant rent deposit	8,964	9,537
FF&E reserves	4,227	4,894
Lender escrow reserves	4,015	3,808
Other	1,035	1,027
	$21,606	$34,430

6.    Accounts and Other Receivables:

Accounts and other receivables included the following (in thousands):

	March 31, 2005	December 31, 2004
Rental revenues receivable	$23,380	$21,790
Other receivables	1,675	2,655
	25,055	24,445
Allowance for doubtful accounts	(4,650)	(3,900)
	$20,405	$20,545

At March 31, 2005 and December 31, 2004, rental revenues receivable included past due rents aggregating $12.3 million and $10.7 million, respectively.

CNL RETIREMENT PROPERTIES, INC.
AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
Quarters Ended March 31, 2005 and 2004
(UNAUDITED)

7.    Deferred Costs:

Deferred costs included the following (in thousands):

	March 31, 2005	December 31, 2004
Financing costs	$20,026	$17,989
Leasing commissions	672	523
Other lease costs	458	341
	21,156	18,853
Less accumulated amortization	(6,728)	(5,408)
	14,428	13,445

Lease incentives	4,251	4,114
Less accumulated amortization	(162)	(90)
	4,089	4,024
	$18,517	$17,469

Lease incentive costs are amortized to rental income over the terms of the leases. For the quarters ended March 31, 2005 and 2004, $0.1 million and $0, respectively, was charged against rental income from operating leases in the accompanying unaudited condensed consolidated statements of income.

8.    Other Assets:

Other assets as of March 31, 2005 and December 31, 2004, were $17.9 million and $11.4 million, respectively, and consisted of miscellaneous prepaid expenses, office equipment and prepaid acquisition costs.

9.    Real Estate Held For Sale:

As of March 31, 2005, real estate held for sale included a Seniors' Housing facility with a net carrying value of $1.6 million and a 10.4 acre parcel of land that was acquired for $3.2 million as part of a portfolio of Seniors’ Housing Properties which the Company does not intend to hold or develop.

10.   Indebtedness:

Mortgage Notes Payable - Mortgage notes payable and the net book value ("NBV") of the associated collateral consisted of the following (in thousands):

	March 31, 2005		December 31, 2004
	Mortgages Payable	NBV of Collateral	Mortgages Payable	NBV of Collateral

Various mortgages payable, interest only payments at variable rates based on the 3 to 9 month Fannie Mae Discount MBS rate plus 0.9% (3.73% weighted average interest rate at March 31, 2005), maturing October 2005	$140,445	$279,840	$110,445	$229,244

Various mortgages payable, interest only payments at variable rates ranging from LIBOR plus 1.0% to 3.9% (4.42% weighted average interest rate at March 31, 2005), maturing from November 2006 to March 2010	425,687	776,496	276,166	508,381

CNL RETIREMENT PROPERTIES, INC.
AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
Quarters Ended March 31, 2005 and 2004
(UNAUDITED)

10.   Indebtedness - Continued:

	March 31, 2005		December 31, 2004
	Mortgages Payable	NBV of Collateral	Mortgages Payable	NBV of Collateral
Two mortgages payable, interest only payments at a 30-day commercial paper rate plus 1.82% or 3.15% (5.35% weighted average interest rate at March 31, 2005), maturing March 2007 and May 2007	$43,920	$108,317	$43,920	$109,116

Various fixed rate mortgages, interest only payments, bearing interest at rates ranging from 4.85% to 7.16%, (6.29% weighted average interest rate at March 31, 2005), maturing September 2010 through April 2012	206,155	428,399	167,145	355,145

Various fixed rate mortgages payable, principal and interest payments, including net premiums of $1.3 million and $0.7 million, respectively, bearing interest at rates ranging from 4.91% to 8.42% (6.26% weighted average interest rate at March 31, 2005), maturing July 2007 through November 2038	380,597	633,357	339,913	567,336
	$1,196,804	$2,226,409	$937,589	$1,769,222

Certain fixed rate loans contain substantial prepayment penalties and/or defeasance provisions that could preclude the repayment of the loans prior to their maturity dates.

The following is a schedule of maturities for all mortgage notes payable, excluding loan premiums, at March 31, 2005 (in thousands):

2005	$ 146,616
2006	54,769
2007	75,830
2008	186,505
2009	141,149
Thereafter	590,644
$1,195,513

Bonds Payable - During the quarter ended March 31, 2005, the tenant of the Company's two CCRCs retired $2.5 million of existing bonds and issued $2.4 million of new bonds to new residents on the Company's behalf. At March 31, 2005, approximately $94.4 million was outstanding in bonds payable.

Line of Credit - The Company has a revolving line of credit (the "Revolving LOC") that it may use to fund the acquisition and development of Properties, purchase other permitted investments and for general corporate purposes. Under the terms of the Revolving LOC, the Company is entitled to receive cash advances of up to $85.0 million until maturity in September 2005. The Revolving LOC requires payment of interest only at LIBOR plus a percentage that fluctuates depending on the Company's aggregate amount of debt outstanding in relation to the Company's total assets until maturity (5.35% at March 31, 2005), and is collateralized by Properties with a carrying value of approximately $122.4 million. At March 31, 2005, $20.0 million was outstanding under the Revolving LOC facility.

CNL RETIREMENT PROPERTIES, INC.
AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
Quarters Ended March 31, 2005 and 2004
(UNAUDITED)

10.   Indebtedness - Continued:

Term Loan - On January 13, 2005, the Company repaid and terminated a $60.0 million 14-day term loan used for the acquisition of Properties for which permanent financing was secured in January 2005.

Construction Loans Payable - Construction loans payable consisted of the following (in thousands):

	Total Facility	March 31, 2005	December 31, 2004

Five construction loans payable, each bearing interest at 30-day LIBOR plus 2.25% to 2.75% (5.07% weighted average interest rate at March 31, 2005), with monthly interest only payments, maturing November 2006	$83,100	$55,272	$49,169

Construction loan payable bearing interest at the lender’s base rate, as defined, plus 2.25% with a minimum rate of 6.50% (8.0% at March 31, 2005), with monthly interest only payments, maturing December 2007	48,000	36,128	32,339

Construction loan payable bearing interest at 30-day LIBOR plus 1.75% (4.60% at March 31, 2005), with monthly interest only payments, maturing July 2009	14,287	4,282	—

Construction loan payable bearing interest at 30-day LIBOR plus 1.80% (4.65% at March 31, 2005), with monthly interest only payments, maturing December 2013	6,600	2,511	—
	$151,987	$98,193	$81,508

Interest and loan cost amortization expense was $15.5 million and $8.0 million for the quarters ended March 31, 2005 and 2004, respectively. For the quarters ended March 31, 2005 and 2004, interest of $0.2 million and $0.1 million, respectively, was capitalized to construction in progress.

The fair market value of the Company’s outstanding mortgage notes and construction loans payable was $1.3 billion at March 31, 2005.

11.   Intangible Lease Liability:

Intangible lease liability at March 31, 2005 and December 31, 2004, was $3.9 million and $3.7 million, respectively, consisting of the unamortized carrying value of below market rate leases associated with Properties acquired. For the quarters ended March 31, 2005 and 2004, $0.3 million and $0, respectively, was accreted to rental income from operating leases in the accompanying unaudited condensed consolidated statements of income.

CNL RETIREMENT PROPERTIES, INC.
AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
Quarters Ended March 31, 2005 and 2004
(UNAUDITED)

12.    Commitments and Contingencies:

The following table presents the Company's commitments, contingencies and guarantees by expiration period as of March 31, 2005 (in thousands):

	Less than 1 Year	2-3 Years	4-5 Years	Thereafter	Total
Guarantee of uncollateralized promissory note of unconsolidated entity (1)	$2,346	$—	$—	$—	$2,346
Earnout provisions (2)	33,479	2,000	—	—	35,479
Capital improvements to investment Properties	53,392	—	—	—	53,392
Ground leases	335	766	772	19,128	21,001
Pending investments (3)	28,178	—	—	—	28,178
	$117,730	$2,766	$772	$19,128	$140,396

(1)
In connection with the acquisition of a 10% limited partnership interest in CNL Plaza, Ltd., the Company severally guaranteed 16.67%, or $2.6 million, of a $15.5 million uncollateralized promissory note of the limited partnership that matures May 31, 2005. As of March 31, 2005, the uncollateralized promissory note had an outstanding balance of approximately $14.1 million. The Company has not been required to fund any amounts under this guarantee. In the event the Company is required to fund amounts under the guarantee, management believes that such amounts would be recoverable either from operations of the related asset or proceeds upon liquidation.

(2)	In connection with the acquisition of 41 Properties, the Company may be required to make additional payments if certain earnout provisions are achieved by the earnout date for each Property. The calculation generally considers the net operating income for the Property, the Company's initial investment in the Property and the fair value of the Property. In the event an amount is due, the applicable lease will be amended and annual minimum rent will increase accordingly. Amounts presented represent maximum exposure to additional payments. Earnout amounts related to six additional Properties are subject to future values and events which are not quantifiable at March 31, 2005, and are not included in the table above.

(3)	As of March 31, 2005, the Company had commitments to acquire four Properties, subject to the fulfillment of certain conditions.

Ground Leases - Twenty-one of the Company's MOBs are subject to ground leases. These ground leases have predetermined rent increases based on the CPI index or a defined percentage and termination dates ranging from 2045 to 2084. Sixteen of the ground leases contain renewal options for terms of 30 to 50 years. During the quarter ended March 31, 2005, the Company recognized ground lease expense of $0.1 million, including $42,000 of the straight-lining of ground lease expense, which is included in MOB operating expenses in the accompanying unaudited condensed consolidated statements of income. There was no ground lease expense for the quarter ended March 31, 2004.
Legal Matters - From time to time, the Company is exposed to litigation arising from an unidentified pre-acquisition contingency or from the operation of its business. Management does not believe that resolution of these matters will have a material adverse effect on the Company's financial condition or results of operations.

13.   Redemption of Shares:

During the quarters ended March 31, 2005 and 2004, 847,143 and 44,167 shares, respectively, of common stock were redeemed for $8.0 million and $0.4 million, respectively ($9.50 and $9.20 per share, respectively), and retired.

CNL RETIREMENT PROPERTIES, INC.
AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
Quarters Ended March 31, 2005 and 2004
(UNAUDITED)

14.   Distributions:

For the quarter ended March 31, 2005, approximately 80% of the distributions paid to stockholders were considered ordinary income and approximately 20% were considered a return of capital for federal income tax purposes. No amounts distributed to stockholders for the quarter ended March 31, 2005, are required to be or have been treated by the Company as a return of capital for purposes of calculating the stockholders’ return on their invested capital.

15.   Related Party Arrangements:

Certain directors and officers of the Company hold similar positions with the Advisor, the parent company of the Advisor and the managing dealer of the Company’s public offerings, CNL Securities Corp. The Company's chairman of the board indirectly owns a controlling interest in the parent company of the Advisor. These affiliates receive fees and compensation in connection with the offerings, permanent financing and the acquisition, management and sale of the Company's assets.

Pursuant to the Advisory Agreement, the Advisor and its affiliates earn certain fees and are entitled to receive reimbursement of certain expenses. During the quarters ended March 31, 2005 and 2004, the Advisor and its affiliates earned fees and incurred reimbursable expenses as follows (in thousands):

	Quarter Ended March 31,
	2005	2004

Acquisition fees (1):
Acquisition fees from offering proceeds	$3,067	$21,866
Acquisition fees from debt proceeds	10,451	21,312
	13,518	43,178

Asset management fees (2)	4,499	2,264

Reimbursement of expenses (3):
Acquisition expenses	46	135
General and administrative expenses	1,994	1,060
	2,040	1,195
	$20,057	$46,637

(1)
Through the quarter ended March 31, 2005, acquisition fees for identifying Properties and structuring the terms of the leases and Mortgage Loans were equal to 4.0% of gross offering proceeds and loan proceeds from permanent financing under the 2004 Offering (4.5% of gross offering and loan proceeds under the Prior Offerings), excluding that portion of the permanent financing used to finance Secured Equipment Leases. These fees are included in other assets in the accompanying unaudited condensed consolidated balance sheets prior to being allocated to individual Properties or intangible lease costs.

If there is a listing of the Company’s common stock on a national securities exchange or over-the-counter market ("List" or "Listing"), the Advisor will receive an acquisition fee equal to 4.0% of amounts outstanding on the line of credit, if any, at the time of Listing. Certain fees payable to the Advisor upon Listing, orderly liquidation or other sales of Properties are subordinate to the return of 100% of the stockholders' invested capital plus the achievement of a cumulative, noncompounded annual 8% return on stockholders' invested capital.

CNL RETIREMENT PROPERTIES, INC.
AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
Quarters Ended March 31, 2005 and 2004
(UNAUDITED)

15.    Related Party Arrangements - Continued:

(2)
Monthly asset management fee of 0.05% of the Company’s real estate asset value, as defined in the Advisory Agreement, and the outstanding principal balance of any Mortgage Loan as of the end of the preceding month.

(3)
Reimbursement for administrative services, including services related to accounting; financial, tax and regulatory compliance reporting; stockholder distributions and reporting; due diligence and marketing; and investor relations.

Pursuant to the Advisory Agreement, the Advisor is required to reimburse the Company the amount by which the total operating expenses paid or incurred by the Company exceeds in any four consecutive fiscal quarters (the "Expense Year") the greater of 2% of average invested assets or 25% of net income (the "Expense Cap"). Operating expenses for the Expense Years ended March 31, 2005 and 2004, did not exceed the Expense Cap.

CNL Securities Corp. received fees based on the amounts raised from the Company's offerings equal to: (i) selling commissions of 6.5% of gross proceeds under the 2004 Offering and 7.5% under the Prior Offerings, (ii) a marketing support fee of 2.0% of gross proceeds under the 2004 Offering and 0.5% under the Prior Offerings and (iii) beginning on December 31, 2003, an annual soliciting dealer servicing fee equal to 0.2% of the aggregate proceeds raised in the Company's second public offering. Affiliates of the Advisor are reimbursed for certain offering expenses incurred on behalf of the Company. Offering expenses incurred by the Advisor and its affiliates on behalf of the Company, together with selling commissions, the marketing support fee and due diligence expense reimbursements will not exceed 13% of the proceeds raised in connection with the offerings.

During the quarters ended March 31, 2005 and 2004, the Company incurred the following fees and costs (in thousands):

	Quarter ended March 31,
	2005	2004

Selling commissions	$5,003	$33,396
Marketing support fee	1,529	2,226
Offering and due diligence costs	1,663	6,387
	$8,195	$42,009

Amounts due to related parties consisted of the following (in thousands):

	March 31,	December 31,
	2005	2004
Due to the Advisor and its affiliates:
Expenditures incurred for offering expenses	$97	$21
Accounting and administrative services	715	761
Acquisition fees and expenses	3,900	656
	4,712	1,438

Due to CNL Securities Corp.:
Selling commissions	649	149
Marketing support fees and due diligence expense reimbursements	199	45
	848	194
	$5,560	$1,632

CNL RETIREMENT PROPERTIES, INC.
AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
Quarters Ended March 31, 2005 and 2004
(UNAUDITED)

15.    Related Party Arrangements - Continued:

CNL Capital Corp., an affiliate of the Advisor, is a non-voting Class C member of Century Capital Markets, LLC ("CCM"). CCM made the arrangements for the two commercial paper loans totaling $43.9 million described in Note 10. The monthly interest payments due under these commercial paper loans include an annual margin of either 40 or 30 basis points, payable to CCM for the monthly services it provides related to the administration of the commercial paper loans. For the quarters ended March 31, 2005 and 2004, $38,000 and $0, respectively, was paid to CCM related to these services.

The Company maintains bank accounts in a bank in which certain officers and directors of the Company serve as directors and are majority stockholders. The amounts deposited with this bank were $8.7 million and $22.9 million at March 31, 2005 and December 31, 2004, respectively.

The Company owns a 10% interest in a limited partnership that owns an office building located in Orlando, Florida, in which the Advisor and its affiliates lease office space. The remaining interest in the limited partnership is owned by several affiliates of the Advisor. The Company severally guarantees 16.67%, or $2.6 million, of a $15.5 million uncollateralized promissory note of the limited partnership that matures on May 31, 2005. The Company periodically receives distributions from the partnership; however, no distributions were received during the quarters ended March 31, 2005 and 2004.

In September 2004, a company which is owned by the Company's chairman of the board sold its 30% voting membership interest in a limited liability company which is affiliated with ten of the Company’s tenants (the "HRA Tenants") to the remaining members of the limited liability company. The HRA Tenants contributed 36% of the Company's total revenues for the quarter ended March 31, 2004.

The Company's chairman of the board is a director in a hospital that leases office space in seven of the Company's MOBs that were acquired in August 2004. Additionally, one of the Company's independent directors is a director in a health system that leases office space in one of the Company's MOBs that was acquired in April 2004. During the quarter ended March 31, 2005, these tenants contributed less than 1% of the Company's total revenues.

16.    Concentration of Credit Risk:

At March 31, 2005, the Company leased its Seniors' Housing facilities to 22 tenants. Two tenants affiliated with Horizon Bay Management, LLC ("Horizon Bay") contributed 22% of the Company's total revenues for the quarter ended March 31, 2005. The HRA Tenants contributed 23% of the Company's total revenues for the quarter ended March 31, 2005. No other Seniors’ Housing tenant contributed more than 10% of total revenues. Several of the Company's tenants, including the HRA Tenants, are thinly capitalized corporations that rely on the cash flow generated from the Seniors' Housing facilities to fund rent obligations under their leases. At March 31, 2005, the Company's MOBs were leased to more than 500 tenants.

At March 31, 2005, 108 of the 187 Seniors’ Housing facilities were operated by Sunrise Senior Living Services, Inc. ("Sunrise"), a wholly owned subsidiary of Sunrise Senior Living, Inc. Additionally, as of March 31, 2005, two Properties were being developed by Sunrise Development, Inc., a wholly owned subsidiary of Sunrise Senior Living, Inc. Upon completion of each development, each facility will be operated by Sunrise. Horizon Bay operates 27 Seniors' Housing facilities and six additional operators manage the remaining 50 Seniors' Housing facilities. At March 31, 2005, DASCO managed or was developing 34 of the Company's 56 MOBs, and the remaining 22 MOBs were managed by nine third-party property managers.

CNL RETIREMENT PROPERTIES, INC.
AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
Quarters Ended March 31, 2005 and 2004
(UNAUDITED)

16.   Concentration of Credit Risk - Continued:

To mitigate credit risk, certain Seniors' Housing leases are combined into portfolios that contain cross-default terms, so that if a tenant of any of the Properties in a portfolio defaults on its obligations under its lease, the Company may pursue its remedies under the lease with respect to any of the Properties in the portfolio ("Cross-Default"). Certain portfolios also contain terms whereby the net operating profits of the Properties are combined for the purpose of funding rental payments due under each lease ("Pooling" or "Pooled"). In addition, as of March 31, 2005, the Company held $29.1 million in security deposits and rental support related to certain Properties. The Company had limited guarantees from certain tenants and operators that aggregated $18.0 million as of March 31, 2005, related to 13 of its Properties. In connection with three and 19 of the Company’s Properties, Sunrise has guaranteed rent payments until the earlier of June 30, 2005 and December 31, 2005, respectively, or the Properties achieving specified performance thresholds.

In connection with eight Properties leased to wholly owned subsidiaries of American Retirement Corporation ("ARC"), ARC has unconditionally guaranteed all of the tenants' obligations under the terms of the leases, including the payment of minimum rent.

In connection with 16 Properties leased by Encore Senior Living, LLC ("Encore"), Encore has unconditionally guaranteed all the tenants’ obligations under the terms of the leases, including the payment of minimum rent.

In connection with the purchase of five Seniors' Housing facilities that were in various stages of development and were being developed by Sunrise Development, Inc., Sunrise has guaranteed the tenants' obligations to pay minimum rent and the FF&E reserve due under the leases from the date of acquisition until the later of (i) 30 months (March 2006) or (ii) 18 months after the final development date, as defined in the lease agreement. During 2004, three of these five Properties commenced operations. In addition, Sunrise has guaranteed the tenants' rent obligations related to three additional Seniors' Housing facilities for which construction was completed in 2004 until such time as the operating performance of the Properties achieves predetermined rent coverage thresholds.

Although the Company acquires Properties located in various states and regions and screens its tenants in order to reduce risks of default, failure of certain lessees, their guarantors, or the Sunrise or Horizon Bay brands would significantly impact the Company's results of operations.

17.   Subsequent Events:

Property Acquisitions - On April 28, 2005, the Company acquired, for $1.3 million, a 70% equity interest in an entity that owns land located in Virginia on which a 39,000 square foot MOB will be developed by DASCO commencing in June 2005 with an estimated completion date of April 2006. The Company expects to obtain $6.0 million in construction financing, and total project costs are estimated to be $9.9 million.

Financing - On May 5, 2005, the Company entered into two interest rate swap agreements effective June 1, 2005 with Wachovia Bank, N.A. and Bank of America, N.A., and one interest rate swap agreement effective July 1, 2005 with JPMorgan Chase Bank, N.A., for an aggregate notional amount of $233.8 million to hedge against unfavorable fluctuations in the LIBOR and Freddie Mac Reference Bill rates of the Company's variable interest rate mortgage notes payable. The hedges have a 4.19% weighted average fixed rate plus a 1.20% weighted average spread resulting in an all in fixed interest rate of 5.39% until 2010.

CNL RETIREMENT PROPERTIES, INC.
AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
Quarters Ended March 31, 2005 and 2004
(UNAUDITED)

17.   Subsequent Events - Continued:

Other - During the period April 1, 2005 through May 5, 2005, the Company received subscription proceeds for an additional 3.2 million shares ($31.7 million) of common stock.

On April 1, 2005 and May 1, 2005, the Company declared distributions totaling $14.5 million and $14.7 million, respectively, or $0.0592 per share of common stock, payable by June 30, 2005.

On May 2, 2005, the Company entered into a renewal agreement (the "Renewal Agreement") with the Advisor with respect to the Advisory Agreement, pursuant to which the Advisory Agreement was renewed for an additional one-year term commencing on May 3, 2005, and ending on May 3, 2006. The Renewal Agreement provides that the Company will negotiate in good faith with the Advisor with respect to whether a reduction in the percentage rate(s) of Total Proceeds (as defined in the Advisory Agreement) to be used in determining Acquisition Fees (as defined in the Advisory Agreement) payable to the Advisor under the Advisory Agreement should be effected. Pursuant to the terms of the Renewal Agreement, the Company and the Advisor will use commercially reasonable efforts to agree on any such reduction within sixty days of the date of the Renewal Agreement. In the event that the Company and the Advisor agree to any such reduction, the reduction will be deemed to be effective as of May 3, 2005.  Acquisition Fees will be as agreed by the Company and the Advisor on a case-by-case basis as contemplated by the Advisory Agreement and the Company's Articles of Amendment and Restatement until the Company and the Advisor have agreed on the percentage rate(s) of Total Proceeds to be used in determining Acquisition Fees payable to the Advisor under the Advisory Agreement.

INDEX TO OTHER FINANCIAL INFORMATION

The following summarized financial information is filed as part of this report as a result of Sunrise Assisted Living, Inc. ("Sunrise") managing and operating the majority of the seniors' housing Properties owned by the Company as of May 25, 2005. The summarized financial information presented for Sunrise as of December 31, 2004 and December 31, 2003, and for each of the three years ended December 31, 2004, was obtained from the Form 10-K filed by Sunrise with the Securities and Exchange Commission for the year ended December 31, 2004.

Sunrise Assisted Living, Inc.:

Selected Financial Data for the years ended December 31, 2004, 2003 and 2002	F-29

Sunrise Senior Living, Inc.
Selected Financial Data
(in Thousands, except per share data)

Consolidated Balance Sheet Data:
	December 31,	December 31,
	2004	2003

Current assets	$310,653	$235,895
Noncurrent assets	775,061	773,903
Current liabilities	208,557	164,772
Noncurrent liabilities	352,059	353,147
Minority interests	1,580	1,603
Stockholders' equity	523,518	490,276

Consolidated Statements of Income Data:

	Year Ended	Year Ended	Year Ended
	December 31,	December 31,	December 31,
	2004	2003	2002

Operating revenue	$1,461,924	$1,108,540	$427,689

Operating expenses	1,415,955	1,074,633	394,164

Net income	$50,687	$62,178	$54,661

Basic net income per share	$2.50	$2.92	$2.44

Diluted net income per share	$2.24	$2.63	$2.23

ADDENDUM TO
APPENDIX B

PRIOR PERFORMANCE TABLES

The Prior Performance Tables in this addendum update and replace Appendix B to the Prospectus, dated March 21, 2005.

APPENDIX B

PRIOR PERFORMANCE TABLES

The information in this Appendix B contains certain relevant summary information concerning certain prior public programs (the "Prior Public Programs") sponsored by two of our principals and their Affiliates (collectively, the "Sponsor") which were formed to invest in restaurant properties leased on a triple-net basis to operators of national and regional fast-food and family-style restaurant chains, or in the case of CNL Hotels & Resorts, Inc. (formerly CNL Hospitality Properties, Inc.), to invest in hotel properties. No Prior Public Programs sponsored by our Affiliates have invested in health care properties leased on a triple-net basis.

A more detailed description of the acquisitions by the Prior Public Programs is set forth in Part II of the registration statement filed with the Securities and Exchange Commission for this Offering and is available from us upon request, without charge. In addition, upon request to us, we will provide, without charge, a copy of the most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission for CNL Income Fund, Ltd., CNL Income Fund II, Ltd., CNL Income Fund III, Ltd., CNL Income Fund IV, Ltd., CNL Income Fund V, Ltd., CNL Income Fund VI, Ltd., CNL Income Fund VII, Ltd., CNL Income Fund VIII, Ltd., CNL Income Fund IX, Ltd., CNL Income Fund X, Ltd., CNL Income Fund XI, Ltd., CNL Income Fund XII, Ltd., CNL Income Fund XIII, Ltd., CNL Income Fund XIV, Ltd., CNL Income Fund XV, Ltd., CNL Income Fund XVI, Ltd., CNL Income Fund XVII, Ltd., CNL Income Fund XVIII, Ltd., CNL Restaurant Properties, Inc., and CNL Hotels & Resorts, Inc. as well as a copy, for a reasonable fee, of the exhibits filed with such reports.

The investment objectives of the Prior Public Programs generally include preservation and protection of capital, the potential for increased income and protection against inflation, and potential for capital appreciation, all through investment in properties.

Stockholders should not construe inclusion of the following tables as implying that we will have results comparable to those reflected in such tables. Distributable cash flow, federal income tax deductions, or other factors could be substantially different. Stockholders should note that, by acquiring our shares, they will not be acquiring any interest in any Prior Public Programs.

Description of Tables

The following Tables are included herein:

Table I - Experience in Raising and Investing Funds

Table II - Compensation to Sponsor

Table III - Operating Results of Prior Programs

Table V - Sales or Disposal of Properties

Unless otherwise indicated in the Tables, all information contained in the Tables is as of December 31, 2004. The following is a brief description of the Tables:

Table I - Experience in Raising and Investing Funds

Table I presents information on a percentage basis showing the experience of the Sponsor in raising and investing funds for the Prior Public Programs, the offerings of which became fully subscribed between January 2001 and December 2004.

The Table sets forth information on the offering expenses incurred and amounts available for investment expressed as a percentage of total dollars raised. The Table also shows the percentage of property acquisition cost leveraged, the date the offering commenced, and the time required to raise funds for investment.

Table II - Compensation to Sponsor

Table II provides information, on a total dollar basis, regarding amounts and types of compensation paid to the Sponsor of the Prior Public Programs.

The Table indicates the total offering proceeds and the portion of such offering proceeds paid or to be paid to the Sponsor through December 31, 2004, in connection with Prior Public Programs which had offerings that became fully subscribed between January 2002 and December 2004. The Table also shows the amounts paid to the Sponsor from cash generated from operations and from cash generated from sales or refinancing by this Prior Public Program on a cumulative basis commencing with inception and ending December 31, 2004. In addition, the Table presents in a separate column aggregate payments to the Sponsor in the most recent three years from all other Prior Public Programs.

Table III - Operating Results of Prior Programs

Table III presents a summary of operating results for the period from inception through December 31, 2004, of the Prior Public Programs, the offerings of which became fully subscribed between January 2000 and December 2004.

The Table includes a summary of income or loss of the Prior Public Programs, which are presented on the basis of generally accepted accounting principles ("GAAP"). The Table also shows cash generated from operations, which represents the cash generated from operations of the properties of the Prior Public Programs, as distinguished from cash generated from other sources (special items). The section of the Table entitled "Special Items" provides information relating to cash generated from or used by items which are not directly related to the operations of the properties of the Prior Public Programs, but rather are related to items of an investing or financing nature. These items include proceeds from capital contributions of investors and disbursements made from these sources of funds, such as stock issuance and organizational costs, acquisition of the properties and other costs which are related more to the organization of the entity and the acquisition of properties than to the actual operations of the entities.

The Table also presents information pertaining to investment income, returns of capital on a GAAP basis, cash distributions from operations, sales and refinancing proceeds expressed in total dollar amounts as well as distributions and tax results on a per $1,000 investment basis.

Table IV - Results of Completed Programs

Table IV is omitted from this Appendix B because none of the Prior Public Programs have completed operations (meaning they no longer hold properties).

Table V - Sales or Disposal of Properties

Table V provides information regarding the sale or disposal of properties owned by the Prior Public Programs between January 2002 and December 2004.

The Table includes the selling price of the property, the cost of the property, the date acquired and the date of sale.

Subsequent Events

Please note that on February 25, 2005, CNL Restaurant Properties, Inc. merged with and into U.S. Restaurant Properties, Inc. The surviving entity of the merger is Trustreet Properties, Inc. In addition, on February 25, 2005, each of the CNL Income Funds merged with a separate wholly owned subsidiary of Trustreet Properties, Inc.'s operating partnership. As a result, each of the CNL Income Funds is a wholly owned subsidiary of Trustreet Properties, Inc.

TABLE I
EXPERIENCE IN RAISING AND INVESTING FUNDS

CNL Hotels & Resorts, Inc.
(Notes 1 and 2)

Dollar amount offered	$3,090,000,000

Dollar amount raised	99.2%

Less offering expenses:

Selling commissions and discounts	(7.5)
Organizational expenses	(2.0) to (4.0)
Marketing support and due diligence expense reimbursement fees (includes amounts reallowed to unaffiliated entities)	(0.5)
(10.0) to (12.0)
Reserve for operations	—

Percent available for investment	88.0 to 90.0%

Acquisition costs:

Cash down payment	83.0 to 85.0%
Acquisition fees paid to affiliates	4.5
Acquisition expenses	0.5

Total acquisition costs	88.0 to 90.0%

Percent leveraged (mortgage financing divided by total acquisition costs)	53.3%

Date offering began	7/09/97, 6/17/99, 9/15/00, 4/23/02 and 2/05/03

Length of offering (in months)	23, 15, 20, 9, and 13, respectively

Months to invest 90% of amount available for investment measured from date of offering	29, 16, 22, 12, and 1, respectively

Note 1:
Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective July 9, 1997, CNL Hotels & Resorts, Inc. (the "Hotels & Resorts REIT") registered for sale $165,000,000 of shares of common stock (the "CHR Initial Offering"), including $15,000,000 available only to stockholders participating in the company's reinvestment plan. The CHR Initial Offering commenced September 11, 1997, and upon completion of the CHR Initial Offering on June 17, 1999 had received $150,072,637 (15,007,264 shares), including $72,637 (7,264 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective June 4, 1999, the Hotels & Resorts REIT registered for sale up to $275,000,000 of shares of common stock (the "1999 Offering"). The 1999 Offering of the Hotels & Resorts REIT commenced following the completion of the CHR Initial Offering on June 17, 1999, and upon completion of the 1999 Offering on September 14, 2000, the company had received approximately $275,000,000, including $965,194 (96,520 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective May 23, 2000, the Hotels & Resorts REIT registered for sale up to $450,000,000 of shares of common stock (the "2000 Offering"). The 2000 Offering of the Hotels & Resorts REIT commenced following the completion of the 1999 Offering on September 14, 2000, and upon completion of the 2000 Offering on September 14, 2000, the company received approximately $450,000,000, including $3,375,474 (337,547 shares) issues pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective April 1, 2002, the Hotels & Resorts REIT registered for sale up to $450,000,000 of shares of common stock (the "2002 Offering"). The 2002 Offering commenced immediately following the completion of the 2000 Offering on April 23, 2002, and upon completion of the 2002 Offering on February 5, 2003, the company had received approximately $450,000,000 including $3,225,431 (322,543 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective April 30, 2003, the Hotels & Resorts REIT registered for sale up to $1.75 billion of shares of common stock (the "2003 Offering"). The 2003 Offering commenced immediately following the completion of the 2002 Offering on February 5, 2003, and upon completion of the 2003 Offering on March 12, 2004, the company received approximately $1,741,000 including $29,003,778 (3,152,585 shares) issued pursuant to the reinvestment plan.

Note 2:	The amounts shown represent the combined results of the CHR Initial Offering, 1999, 2000, 2002 and 2003 Offering only.

Past performance is not necessarily indicative of future performance.

TABLE II
COMPENSATION TO SPONSOR

	CNL Hotels & Resorts, Inc.	Other Programs
	(Notes 2 and 3)	(Note 1)
Date offering commenced	7/9/97, 6/17/99, 9/15/00, 4/23/02 and 02/5/03

Dollar amount raised	$3,066,534,832	(Note 1)
Amount paid to sponsor from proceeds of offering:
Selling commissions and discounts	229,990,112
Real estate commissions	—
Acquisition fees	137,994,067
Marketing support and due diligence expense reimbursement fees (includes amounts reallowed to unaffiliated entities)	15,332,674
Total amount paid to sponsor	383,316,853	(Note 1)
Dollar amount of cash generated from (used in) operations before deducting payments to sponsor:
2004 (Note 6)	244,573,472	87,088,059
2003 (Note 6)	127,948,000	160,501,239
2002 (Note 6)	84,484,672	167,271,966
2001 (Note 6)	62,826,759	101,478,002
2000	45,528,919	NA
1999	13,348,795	NA
1998	2,985,455	NA
1997	29,358	NA
Amount paid to sponsor from operations (administrative, accounting and management fees) (Notes 5 and 7):
2004	30,832,972	4,871,988
2003	15,061,000	5,507,367
2002	7,824,672	7,333,973
2001	4,418,759	8,241,644
2000	1,878,358	NA
1999	458,634	NA
1998	208,490	NA
1997	6,889	NA
Dollar amount of property sales and refinancing before deducting payments to sponsor:
Cash (Note 8)	16,810,000	919,908,431
Notes	—	320,000
Amount paid to sponsors from property sales and refinancing:
Real estate commissions	—	—
Incentive fees	—	—
Other (Notes 3 and 4)	79,854,706	4,480,309

Note 1:
Other Programs in the table above includes Prior Public Programs sponsored by CNL whose offerings were fully subscribed prior to January 1, 2001. This column presents payments to the sponsor during the three years ended December 31, 2004 by the CNL Income Funds (18 limited partnerships) and CNL Restaurant Properties, Inc. (the "Restaurant Properties REIT"), all of which invested in triple-net leased restaurant properties. A total of approximately $1.36 billion was raised from 1986 through 2000 for these programs.

Note 2:
Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective July 9, 1997, CNL Hotels & Resorts, Inc. (the "Hotels & Resorts REIT") registered for sale $165,000,000 of shares of common stock (the "CHR Initial Offering"), including $15,000,000 available only to stockholders participating in the company's reinvestment plan. The CHR Initial Offering commenced September 11, 1997, and upon completion of the CHR Initial Offering on June 17, 1999, had received $150,072,637 (15,007,264 shares), including $72,637 (7,264 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective June 4, 1999, the Hotels & Resorts REIT registered for sale up to $275,000,000 of shares of common stock (the "1999 Offering"). The 1999 Offering of the Hotels & Resorts REIT commenced following the completion of the CHR Initial Offering on June 17, 1999, and upon completion of the 1999 Offering on September 14, 2000, the company had received $274,998,988, including $965,194 (96,520 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the

Past performance is not necessarily indicative of future performance.

TABLE II - COMPENSATION TO SPONSOR - CONTINUED
Note 2 (Continued):

Securities Act of 1933, as amended, effective May 23, 2000, the Hotels & Resorts REIT registered for sale up to $450,000,000 of shares of common stock (the "2000 Offering"). The 2000 Offering of the Hotels & Resorts REIT commenced following the completion of the 1999 Offering on September 14, 2000, and upon completion of the 2000 Offering on September 14, 2000, the company had received $450,000,000, including $3,375,474 (337,547 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective April 1, 2002, the Hotels & Resorts REIT registered for sale up to $450,000,000 of shares of common stock (the "2002 Offering"). The 2002 Offering commenced immediately following the completion of the 2000 Offering on April 23, 2002, and upon completion of the 2002 Offering on February 5, 2003, the company had received approximately $450,000,000 including $3,225,431 (322,543 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective April 30, 2003, the Hotels & Resorts REIT registered for the sale of up to $1.75 billion of shares of common stock (the "2003 Offering"). The 2003 Offering commenced immediately following the completion of the 2002 Offering on February 5, 2003, and upon completion of the 2003 Offering on March 12, 2004, the company had received approximately $1,741,000 including $29,003,778 (3,152,585 shares) issued pursuant to the reinvestment plan. The amounts shown represent the combined results of the CHR Initial Offering, the 1999 Offering, the 2000 Offering, the 2002 Offering and the 2003 Offering, including subscription proceeds issued pursuant to the reinvestment plan as of December 31, 2004.

Note 3:
CNL Hospitality Corp., the advisor of the Hotels & Resorts REIT, is entitled to receive acquisition fees for services relating to identifying the properties, structuring the terms of the acquisition and leases of the properties and structuring the terms of the mortgage loans equal to 4.5% of the gross proceeds of the offerings, loan proceeds from permanent financing and the line of credit that are used to acquire properties, but excluding amounts used to finance secured equipment leases. During the years ended December 31, 2004, 2003, 2002, 2001 and 2000, the Hotels & Resorts REIT paid the advisor approximately $2.7 million, $42.2 million, $7.5 million, $8.8 million and $8.0 million, respectively, related to the permanent financing for properties directly or indirectly owned by the Hotels & Resorts REIT. These acquisition fees were not paid using proceeds from the offerings. The advisor of the Hotels & Resorts REIT is also entitled to receive fees in connection with the development, construction or renovation of a property, generally equal to 4% of project costs. During the years ended December 31, 2004, 2003, 2002 and 2001, the Hotels & Resorts REIT paid the advisor $2.2 million, $2.6 million, $1.9 million and $2.1 million, respectively, relating to these fees.

Note 4:
During each of the years ended December 31, 2002, 2003 and 2004, the Restaurant Properties REIT (included in "Other Programs") incurred $1,493,436 of soliciting dealer servicing fees payable to the sponsor, and during the years ended December 31, 2004, 2003, 2002 and 2001, the Hotels & Resorts REIT incurred approximately $2.1 million, $1.2 million, $293,000 and $293,002, respectively, in soliciting dealer servicing fees payable to the sponsor.

Note 5:
In connection with its 1999 Offering, the Hotels & Resorts REIT had agreed to issue and sell soliciting dealer warrants ("Soliciting Dealer Warrants") to CNL Securities Corp. The price for each warrant was $0.0008 and one warrant was issued for every 25 shares sold by the managing dealer. The holder of a Soliciting Dealer Warrant is entitled to purchase one share of common stock from the Hotels & Resorts REIT at a price of $12.00 during the five year period commencing the date the 1999 Offering began. During the year ended December 31, 2000, the Hotels & Resorts REIT issued 960,900 Soliciting Dealer Warrants to CNL Securities Corp.

Note 6:
In September 1999, the Restaurant Properties REIT (included in "Other Programs") acquired two companies which make and service mortgage loans and securitize portions of loans. Effective with these acquisitions, the Restaurant Properties REIT classifies a portion of its investments in and collections of mortgage loans, proceeds from sale of mortgage loans, proceeds from securitization transactions and purchases of other investments as operating activities in its financial statements. Prior to these acquisitions, these types of transactions were classified as investing activities in its financial statements.

Note 7:
On September 1, 1999, the Restaurant Properties REIT issued 6,150,000 shares of common stock (with an exchange value of $20 per share) to affiliates of the Restaurant Properties REIT to acquire its external advisor and two companies which make and service mortgage loans and securitize portions of such loans. As a result of the acquisition, the Restaurant Properties REIT ceased payment of acquisition fees, administrative, accounting, management and secured equipment lease servicing fees. The Restaurant Properties REIT continues to outsource several functions to affiliates such as investor services, public relations, corporate communications, knowledge and technology management, and tax and legal compliance.

Note 8:	Excludes properties sold and substituted with replacement properties, as permitted under the terms of the lease agreements.

Past performance is not necessarily indicative of future performance.

TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS
CNL RESTAURANT PROPERTIES, INC.

	1994 (Notes 1, 23 and 26)	1995 (Notes 23 and 26)	1996 (Notes 23 and 26)	1997 (Notes 2, 23 and 26)
Continuing Operations:
Gross revenue (Note 24)	$—	$539,776	$4,363,456	$15,516,102
Equity in earnings of unconsolidated joint venture	—	—	—	—
Gain (loss) on sale of assets (Notes 7, 15, 18, 21 and 23)	—	—	—	—
Provision for losses on assets (Notes 12, 14, 17, 23 and 26)	—	—	—	—
Sale of real estate (Notes 23 and 24)	—	—	—	—
Interest income	—	119,355	1,843,228	3,941,831
Less: Operating expenses (Notes 5, 23 and 26)	—	(186,145)	(908,924)	(2,066,962)
Transaction costs	—	—	—	—
Net decrease in value of mortgage loans held for sale, net of related hedge	—	—	—	—
Interest expense (Notes 23 and 26)	—	—	—	—
Cost of real estate sold (Notes 23 and 24)	—	—	—	—
Depreciation and amortization (Notes 23 and 26)	—	(104,131)	(521,871)	(1,795,062)
Loss on termination of cash flow hedge accounting	—	—	—	—
Advisor acquisition expense (Note 16)	—	—	—	—
Minority interest in (income)/loss of consolidated joint ventures	—	(76)	(29,927)	(31,453)
Discontinued Operations:
Earnings/(loss) from discontinued operations, net (Notes 23 and 26)	—	—	—	—
Gain on disposal of discontinued operations, net (Notes 23 and 26)	—	—	—	—
Income tax benefit	—	—	—	—
Cumulative effect of accounting change	—	—	—	—
Net income (loss) - GAAP basis	—	368,779	4,745,962	15,564,456
Taxable income
- from operations (Note 8)	—	379,935	4,894,262	15,727,311
- from gain (loss) on sale (Notes 7, 15, 18 and 21)	—	—	—	(41,115)
Cash generated from (used in) operations (Notes 4 and 5)	—	498,459	5,482,540	17,076,214
Cash generated from sales (Notes 7, 15, 18 and 21)	—	—	—	6,289,236
Cash generated from refinancing	—	—	—	—
Cash generated from (used in) operations, sales and refinancing	—	498,459	5,482,540	23,365,450
Less: Cash distributions to investors (Note 9)
- from operating cash flow (Note 4)	—	(498,459)	(5,439,404)	(16,854,297)
- from sale of properties	—	—	—	—
- from cash flow from prior period	—	—	—	—
- from return of capital (Note 10)	—	(136,827)	—	—
Cash generated (deficiency) after cash distributions	—	(136,827)	43,136	6,511,153
Special items (not including sales of real estate and refinancing):
Subscriptions received from stockholders	—	38,454,158	100,792,991	222,482,560
Sale of common stock to CNL Fund Advisors, Inc.	200,000	—	—	—
Retirement of shares of common stock (Note 13)	—	—	—	—
Contributions from minority interest of consolidated joint venture	—	200,000	97,419	—
Distributions to minority interest	—	—	(39,121)	(34,020)
Payment of stock issuance costs (Note 20)	(19)	(3,680,704)	(8,486,188)	(19,542,862)
Acquisition of land and buildings on operating leases (Note 4)	—	(18,835,969)	(36,104,148)	(143,542,667)
Investment in direct financing leases (Note 4)	—	(1,364,960)	(13,372,621)	(39,155,974)
Proceeds from sales of equipment direct financing leases	—	—	—	962,274

Past performance is not necessarily indicative of future performance.

1998 (Notes 3, 23 and 26)	1999 (Notes 3, 23 and 26)	2000 (Notes 23 and 26)	2001 (Notes 23 and 26)	2002 (Notes 23 and 26)	2003 (Note 26)	2004 (Note 3)

$ 29,560,219	$ 57,979,792	$ 82,322,385	$ 102,633,624	$ 90,729,744	$ 80,814,216	$ 75,231,590
16,018	97,307	97,559	98,561	100,493	107,702	105,034
—	(1,851,838)	(789,593)	(1,136,997)	(347,179)	(157,488)	134,743
(269,149)	(6,989,195)	(2,475,475)	(39,847,668)	(9,598,354)	(12,863,821)	(5,369,437)
—	—	—	128,479,972	209,497,908	—	—
8,984,546	13,335,146	29,678,290	46,676,272	39,899,361	34,391,575	30,163,681
(3,493,160)	(12,830,157)	(31,573,532)	(32,415,562)	(31,567,210)	(26,153,985)	(28,003,880)
—	(6,798,803)	(10,315,116)	—	—	—	—
—	(551,011)	(6,854,932)	(5,070,213)	(5,368,261)	(1,852,941)	—
—	(10,205,197)	(46,806,369)	(67,891,379)	(58,400,715)	(50,575,760)	(47,999,252)
—	—	—	(118,372,146)	(193,178,891)	—	—
(3,658,617)	(8,382,082)	(14,745,709)	(17,435,161)	(12,858,755)	(12,325,337)	(11,901,949)
—	—	(5,347,659)	(8,060,600)	—	(501,500)	(940,000)
—	(76,333,516)	—	—	—	—	—
(30,156)	(41,678)	1,023,852	(1,250,245)	(2,408,702)	(1,913,277)	(3,717,660)

1,042,707	2,733,898	8,713,462	(7,018,854)	(2,488,403)	(1,204,444)	2,300,303
—	—	—	—	11,578,657	28,329,974	42,949,989
—	—	—	—	—	6,345,551	(10,936,893)
—	—	—	(3,840,902)	—	—	—
32,152,408	(49,837,334)	2,927,163	(24,451,298)	35,589,693	42,440,465	42,016,269

33,553,390	58,152,473	28,881,542	22,681,442	3,205,385	33,044,614	29,936,313
(149,948)	(789,861)	(2,696,079)	(9,518,197)	(10,831,314)	(6,089,087)	(8,878,566)
39,116,275	307,261,214	(155,961,649)	48,733,308	111,588,697	108,372,363	39,086,442
2,385,941	5,302,433	12,833,063	12,658,578	67,084,608	25,312,090	20,562,029
—	—	—	—	—	—	—
41,502,216	312,563,647	(143,128,586)	61,391,886	178,673,305	133,684,453	59,648,471

(39,116,275)	(60,078,825)	—	(48,733,308)	(67,990,684)	(68,244,434)	(39,086,442)
—	—	—	—	—	—	—
(265,053)	—	(66,329,582)	(17,733,389)	—	—	(30,673,982)
(67,821)	—	—	—	—	—	—
2,053,067	252,484,822	(209,458,168)	(5,074,811)	110,682,621	65,440,019	(10,111,953)

385,523,966	210,736	—	3,691,600	9,750,000	—	—
—	—	—	—	—	—	—
(639,528)	(50,891)	—	—	(4,709)	—	—
—	740,621	39,922	—	—	—	—
(34,073)	(66,763)	(146,601)	(234,002)	(1,484,386)	(1,867,258)	(3,326,967)
(34,579,650)	(737,190)	(1,493,436)	(1,493,436)	(1,493,437)	(1,493,437)	(1,493,437)
(200,101,667)	(286,411,210)	(160,901,355)	(26,051,869)	(7,211,699)	—	(20,725,741)
(47,115,435)	(63,663,720)	(15,368,629)	—	—	—	—
—	2,252,766	1,848,664	—	—	—	—

Past performance is not necessarily indicative of future performance.

TABLE III - CNL RESTAURANT PROPERTIES, INC. (continued)
	1994 (Notes 1, 23 and 26)	1995 (Notes 23 and 26)	1996 (Notes 23 and 26)	1997 (Notes 2, 23 and 26)
Proceeds from sale of consolidated partnership interest (Note 19)	—	—	—	—
Proceeds from sale of securities	—	—	—	—
Proceeds from borrowing from affiliate (Note 22)	—	—	—	—
Investment in joint venture	—	—	—	—
Increase in restricted cash	—	—	—	—
Purchase of other investments (Note 4)	—	—	—	—
Investment in mortgage, equipment and other notes receivable (Note 4)	—	—	(13,547,264)	(16,923,383)
Collections on mortgage, equipment and other notes receivable (Note 4)	—	—	133,850	250,732
Redemption of (investment in) certificates of deposit	—	—	—	(2,000,000)
Proceeds from the issuance of bonds	—	—	—	—
Payment on bonds	—	—	—	—
Proceeds from borrowing on credit facility, note payable and subordinated note payable	—	—	3,666,896	19,721,804
Payment on credit facility and note payable	—	—	(145,080)	(20,784,577)
Reimbursement of organization, acquisition, and deferred offering and stock issuance costs paid on behalf of CNL Restaurant Properties, Inc. by related parties	(199,036)	(2,500,056)	(939,798)	(2,857,352)
Decrease (increase) in intangibles and other assets	—	(628,142)	(1,103,896)	—
Proceeds from borrowings on mortgage warehouse facilities	—	—	—	—
Payments on mortgage warehouse facilities	—	—	—	—
Payments of loan and bond issuance costs	—	—	—	—
Other	—	—	(54,533)	49,001
Cash generated (deficiency) after cash distributions and special items	945	11,507,500	30,941,643	5,136,689

TAX AND DISTRIBUTION DATA PER $1,000 INVESTED (Note 6)
Federal income tax results:
Ordinary income (loss) (Notes 9 and 11)
- from operations (Notes 8 and 25)	—	20	61	67
- from recapture	—	—	—	—
Capital gain (loss) (Notes 7, 15, 18 and 21)	—	—	—	—
Cash distributions to investors:
Source (on GAAP basis):
- from investment income	—	19	59	66
- from capital gain	—	—	—	—
- from investment income from prior period	—	—	—	—
- from return of capital (Note 10)	—	14	8	6
Total distributions on GAAP basis (Note 11):	—	33	67	72
Source (on cash basis):
- from sales	—	—	—	—
- from refinancing	—	—	—	—
- from operations (Note 4)	—	26	67	72
- from cash flow from prior period	—	—	—	—
- from return of capital (Note 10)	—	7	—	—
Total distributions on cash basis (Note 11)	—	33	67	72
Total cash distributions as a percentage of original $1,000 investment (Note 6)	0.00%	5.34%	7.06%	7.45%
Total cumulative cash distributions per $1,000 investment from inception	—	33	100	172
Amount (in percentage terms) remaining invested in program properties at the end of each year (period) presented (original total acquisition cost of properties retained, divided by original total acquisition cost of all properties in program) (Notes 7, 15, 18 and 21)	N/A	100%	100%	100%

Past performance is not necessarily indicative of future performance.

1998 (Notes 3, 23 and 26)	1999 (Notes 3, 23 and 26)	2000 (Notes 23 and 26)	2001 (Notes 23 and 26)	2002 (Notes 23 and 26)	2003 (Note 26)	2004 (Note 26)

—	—	1,187,238	—	—	—	—
—	—	7,720,997	982,050	—	—	11,194,836
—	—	—	8,708,400	11,750,000	18,709,603	10,900,000
(974,696)	(187,452)	—	(10,000)	(150,000)	—	—
—	—	(1,875,838)	(9,055,564)	6,357,321	(7,887,421)	5,059,609
(16,083,055)	—	(2,831,779)	—	—	—	—
(10,724,398)	(31,004,345)	(11,130,607)	(11,457,682)	(6,606,837)	—	—
1,555,623	3,894,067	8,334,231	9,325,173	15,481,478	29,075,354	34,788,679
—	2,000,000	—	—	—	—	—
—	—	280,906,000	177,222,667	—	24,905,561	5,000,000
—	—	(2,422,469)	(10,065,808)	(16,435,554)	(19,402,557)	(29,844,064)

7,692,040	439,941,245	397,538,000	63,948,887	249,333,516	34,104,800	61,551,794
(8,039)	(61,580,289)	(586,425,008)	(159,664,801)	(90,875,084)	(66,750,919)	(84,176,850)
(4,574,925)	(1,492,310)	—	—	—	—	—
(6,281,069)	(1,862,036)	(377,755)	—	—	—	—
—	27,101,067	301,227,438	325,264,212	189,901,470	124,126,661	196,335,393
—	(352,808,966)	(7,718,739)	(358,859,850)	(474,312,483)	(176,371,771)	(188,454,039)
—	(5,947,397)	(20,891,532)	(9,633,523)	(27,266)	(2,231,032)	(908,288)
(95,101)	—	—	—	—	19,064	—
75,613,060	(77,187,245)	(22,239,426)	(2,458,357)	(5,345,049)	20,376,667	(14,211,028)

63	73	30	15	—	30	23
—	—	—	—	—	—	—
—	—	—	—	—	--	—

60	—	3	—	40	47	46
—	—	—	—	—	—	—
—	—	—	—	—	—	—
14	76	73	76	36	28	31
74	76	76	76	76	75	77

—	—	—	—	—	—	—
—	—	—	—	—	—	—
73	76	—	55	76	75	43
1	—	76	21	—	—	34
—	—	—	—	—	—	—
74	76	76	76	76	75	77
7.625%	7.625%	7.625%	7.625%	7.625%	7.625%	7.625%
246	322	398	474	550	625	702

100%	100%	100%	100%	100%	100%	100%

Past performance is not necessarily indicative of future performance.

TABLE III - CNL RESTAURANT PROPERTIES, INC. (continued)

Note 1:
Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective March 29, 1995, CNL Restaurant Properties, Inc. (formerly CNL American Properties Fund, Inc. (the "Restaurant Properties REIT") registered for sale $165,000,000 of shares of common stock (the "Initial Offering"), including $15,000,000 available only to stockholders participating in the company's reinvestment plan. The Initial Offering of the Restaurant Properties REIT commenced April 19, 1995, and upon completion of the Initial Offering on February 6, 1997, had received subscription proceeds of $150,591,765 (7,529,588 shares), including $591,765 (29,588 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective January 31, 1997, the Restaurant Properties REIT registered for sale $275,000,000 of shares of common stock (the "1997 Offering"), including $25,000,000 available only to stockholders participating in the company's reinvestment plan. The 1997 Offering of the Restaurant Properties REIT commenced following the completion of the Initial Offering on February 6, 1997, and upon completion of the 1997 Offering on March 2, 1998, had received subscription proceeds of $251,872,648 (12,593,633 shares), including $1,872,648 (93,632 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective May 12, 1998, the Restaurant Properties REIT registered for sale $345,000,000 of shares of common stock (the "1998 Offering"). The 1998 Offering of the Restaurant Properties REIT commenced following the completion of the 1997 Offering on March 2, 1998. As of January 31, 1999, the Restaurant Properties REIT had received subscriptions totaling approximately $345,000,000 (17,250,000 shares), from the 1998 Offering, including $3,107,848 (155,393 shares) issued pursuant to the company's reinvestment plan. The 1998 Offering became fully subscribed in December 1998 and proceeds from the last subscriptions were received in January 1999. Activities through June 1, 1995, were devoted to organization of the Restaurant Properties REIT and operations had not begun.

Note 2:	The amounts shown represent the combined results of the Initial Offering and the 1997 Offering.

Note 3:	The amounts shown represent the combined results of the Initial Offering, 1997 Offering and 1998 Offering.

Note 4:
Cash generated from operations from inception through September 1999 included cash received from tenants, less cash paid for expenses, plus interest received. In September 1999, the Restaurant Properties REIT acquired two companies which make and service mortgage loans and securitize portions of loans. Effective with these acquisitions, the Restaurant Properties REIT classifies its investments in and collections of mortgage loans held for sale, proceeds from sale of mortgage loans held for sale, proceeds from securitization transactions, acquisition in and proceeds from real estate held for sale and purchases of other investments held for sale as operating activities in its financial statements. The Restaurant Properties REIT continues to classify investments in mortgage loans, investments in land and buildings, investments in direct financing leases and other investments intended to be held as investments as investing activities in its financial statements.

Note 5:	Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of the Restaurant Properties REIT.

Note 6:	Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period.

Note 7:
In May 1997 and July 1997, the Restaurant Properties REIT sold four properties and one property, respectively, to a tenant for $5,254,083 and $1,035,153, respectively, which was equal to the carrying value of the properties at the time of sale. In May and July 1998, the Restaurant Properties REIT sold two and one properties, respectively, to third parties for $1,605,154 and $1,152,262, respectively (and received net sales proceeds of approximately $1,233,700 and $629,435, respectively, after deduction of construction costs incurred but not paid by the Restaurant Properties REIT as of the date of the sale), which approximated the carrying value of the properties at the time of sale. As a result, no gain or loss was recognized for financial reporting purposes.

Note 8:	Taxable income presented is before the dividends paid deduction.

Note 9:
For the years ended December 31, 2003, 2002, 2001, 2000, 1999, 1998, 1997, 1996 and 1995, 39%, 0%, 21%, 40%, 97%, 84.87%, 93.33%, 90.25% and 59.82%, respectively, of the distributions received by stockholders were considered to be ordinary income and 61%, 100%, 79%, 60%, 15%, 15.13%, 6.67%, 9.75% and 40.18%, respectively, were considered a return of capital for federal income tax purposes. For the year ended December 31, 2004, 22% of the distributions received by stockholders were considered to be ordinary income, 69% were considered a return of capital, 7% were qualified dividends and 2% were capital gains for federal income tax purposes. No amounts distributed to stockholders for the years ended December 31, 2004, 2003, 2002, 2001, 2000, 1999, 1998, 1997, 1996 and 1995 are required to be or have been treated by the company as a return of capital for purposes of calculating the stockholders' return on their invested capital.

Past performance is not necessarily indicative of future performance.

TABLE III - CNL RESTAURANT PROPERTIES, INC. (continued)

Note 10:
Cash distributions presented above as a return of capital on a GAAP basis represent the amount of cash distributions in excess of accumulated net income on a GAAP basis. Accumulated net income (loss) includes deductions for depreciation and amortization expense and income from certain non-cash items. This amount is not required to be presented as a return of capital except for purposes of this table, and the Restaurant Properties REIT has not treated this amount as a return of capital for any other purpose. During the year ended December 31, 1999, accumulated net loss included a non-cash deduction for the advisor acquisition expense of $76.3 million (see Note 16). During the year ended December 31, 2001, the Restaurant Properties REIT recorded non-cash provisions for loan losses of $28.2 million due to financial difficulties of a borrower.

Note 11:	Tax and distribution data and total distributions on GAAP basis were computed based on the weighted average dollars outstanding during each period presented.

Note 12:
During the year ended December 31, 1998, the Restaurant Properties REIT recorded provisions for losses on land and buildings in the amount of $269,149 for financial reporting purposes relating to two Shoney's properties and two Boston Market properties. The tenants of these properties experienced financial difficulties and ceased payment of rents under the terms of their lease agreements. The allowances represent the difference between the carrying value of the properties at December 31, 1998 and the estimated net realizable value for these properties.

Note 13:
In October 1998, the Board of Directors of the Restaurant Properties REIT elected to implement the Restaurant Properties REIT's redemption plan. Under the redemption plan, the Restaurant Properties REIT elected to redeem shares, subject to certain conditions and limitations. During the year ended December 31, 1998, 69,514 shares were redeemed at $9.20 per share ($639,528) and retired from shares outstanding of common stock. During 1999, as a result of the stockholders approving a one-for-two reverse stock split of common stock, the Restaurant Properties REIT agreed to redeem fractional shares (2,545 shares). During 2002, the Restaurant Properties REIT retired 325 shares of common stock.

Note 14:
During the year ended December 31, 1999, the Restaurant Properties REIT recorded provisions for losses on buildings in the amount of $6,989,195 for financial reporting purposes relating to several properties. The tenants of these properties experienced financial difficulties and ceased payment of rents under the terms of their lease agreements. The allowances represent the difference between the carrying value of the properties at December 31, 1999 and the estimated net realizable value for these properties.

Note 15:
During the year ended December 31, 1999, the Restaurant Properties REIT sold six properties and received aggregate net sales proceeds of $5,302,433, which resulted in a total aggregate loss of $781,192 for financial reporting purposes. The Restaurant Properties REIT reinvested the proceeds from the sale of properties in additional properties. In addition, the Restaurant Properties REIT recorded a loss on securitization of $1,070,646 for financial reporting purposes.

Note 16:
On September 1, 1999, the Restaurant Properties REIT issued 6,150,000 shares of common stock to affiliates of the Restaurant Properties REIT to acquire its external advisor and two companies which make and service mortgage loans and securitize portions of loans. The Restaurant Properties REIT recorded an advisor acquisition expense of $76,333,516 relating to the acquisition of the external advisor, which represented the excess purchase price over the net assets acquired.

Note 17:
During the year ended December 31, 2000, 2001, 2002, 2003 and 2004 the Restaurant Properties REIT recorded provision for losses on assets in the amount of $2,475,475, $39,847,668, $9,598,354, $12,863,821 and $5,369,437, respectively, for financial reporting purposes relating to several properties and mortgage loans. The tenants of these properties or borrowers under the mortgage loans experienced financial difficulties and/or ceased payment of rents or debt service under the terms of their lease agreements or loan agreements. For the properties, the allowances represent the difference between the carrying value of the properties at December 31, 2000, 2001, 2002 and 2003, respectively, and the estimated net realizable value for these properties. For the mortgage loans, the provision for loss represents the differences between the carrying value of the loan and its net realizable value.

Note 18:
During the year ended December 31, 2000, the Restaurant Properties REIT sold fifteen properties for aggregate net sales proceeds of $12,833,063, which resulted in total aggregate losses of $721,230 for financial reporting purposes (after deduction of construction costs incurred but not paid by the Restaurant Properties REIT as of the date of the sale).

Note 19:	During the year ended December 31, 2000, the Restaurant Properties REIT received $1,187,238 for the sale of consolidated partnership interests.

Past performance is not necessarily indicative of future performance.

TABLE III - CNL RESTAURANT PROPERTIES, INC. (continued)

Note 19:	During the year ended December 31, 2000, the Restaurant Properties REIT received $1,187,238 for the sale of consolidated partnership interests.

Note 20:
An affiliate of the Restaurant Properties REIT is entitled to receive, in connection with each common stock offering, a soliciting dealer servicing fee payable annually by the Restaurant Properties REIT beginning on December 31 of the year following the year in which each offering terminated in the amount of 0.20% of the stockholders' investment in the Restaurant Properties REIT in connection with such offering. An affiliate of the Restaurant Properties REIT in turn, may reallow all or a portion of such fee to broker-dealers whose clients purchased shares in such offering and held shares on such date. During the years ended December 31, 1998, 1999, 2000, 2001, 2002, 2003 and 2004 the Restaurant Properties REIT incurred $300,206, $1,493,437, $1,493,436, $1,493,436, $1,493,437, $1,493,437 and $1,493,437 of such fees, respectively, which were paid in January 1999, 2000, 2001, 2002, 2003, 2004 and 2005, respectively.

Note 21:
During the year ended December 31, 2001, 2002 and 2003, the Restaurant Properties REIT sold several properties held for investment which resulted in total aggregate losses of $1,136,997, $347,179 and $157,488, respectively, and for December 31, 2004, total aggregate gains of $134,743, for financial reporting purposes. In addition, during the year ended December 31, 2001, the Restaurant Properties REIT began acquiring certain properties with the intent of selling them to third parties.

Note 22:
During the year ended December 31, 2001, an affiliate of the Restaurant Properties REIT advanced $6.0 million to the Restaurant Properties REIT in the form of a demand balloon promissory note. The note is uncollateralized, bears interest at LIBOR plus 2.5 percent with interest payments and outstanding principal due upon demand. During the year ended December 31, 2001, the Restaurant Properties REIT converted the outstanding principal balance plus accrued interest under the advances into shares of Restaurant Properties REIT stock. As of December 31, 2001, the affiliate had advanced an additional $2.7 million to the Restaurant Properties REIT under the same terms of the previous advances. During 2002, the affiliate advanced $7.5 million to the Restaurant Properties REIT and subsequently converted the outstanding balances plus accrued interest under the advances, into shares of Restaurant Properties REIT stock. As of December 31, 2002, the affiliate had advanced an additional $4.25 million to the Restaurant Properties REIT under the same terms as the previous advances. During 2003 and 2004, the affiliate advanced $18.7 million and $10.9 million, respectively, to the Restaurant Properties REIT under the same terms as previous advances.

Note 23:
Effective January 1, 2002, the Restaurant Properties REIT adopted Statement of Financial Accounting Standards No. 144 "Accounting for the Impairment or Disposal of Long-Lived Assets" ("FASB #144"). This statement requires that a long lived asset be tested for recoverability whenever events or changes in circumstances indicate that its carrying amount may not be recoverable. In addition, the statement also requires that the results of operations of a component of an entity that either has been disposed of or is classified as held for sale be reported as a discontinued operation, for components designated on or after the effective date. As a result of the adoption of FASB #144, the operating results and the related gains/(losses) from the sale of all properties designated for sale effective January 1, 2002 have been classified as discontinued operations. The results of operations for these properties have been restated and reclassified to discontinued operations for each of the years ended December 31, 2000, 2001, 2002 and 2003 to conform to the 2004 presentation. The results of operations for these properties for the years ended December 31, 1994, 1995, 1996, 1997, 1998 and 1999 have not been restated or reclassified to conform to the 2004 presentation.

Note 24:
Starting in 2001, the Restaurant Properties REIT began designating certain properties as held for sale and began selling these properties to private investors as an alternative to retaining the properties as a long term investment. The accounting for these properties differs from that of similar properties without this designation as the Restaurant Properties REIT does not record depreciation on these properties for financial reporting purposes. All properties designated through December 31, 2001 as held for sale reflect the gross sales proceeds received from the sale as a revenue line item. The related cost of the properties are reflected in a cost of real estate sold expense line item. All properties designated as held for sale subsequent to December 31, 2001 are presented as discontinued operations (see Note 23).

Note 25:	For the year ended December 31, 2002, 100% of the distributions to stockholders were deemed return of capital for federal income tax purposes.

Note 26:
As discussed in Note 23, and in accordance with FASB #144, any properties identified as held for sale or sold through December 31, 2004, have been classified as discontinued operations. The results of operations for these properties have been restated and reclassified to discontinued operations for each of the years ended December 31, 2000, 2001, 2002 and 2003 to conform to the 2004 presentation. The results of operations for these properties for the years ended December 31, 1994, 1995, 1996, 1997, 1998 and 1999 have not been restated or reclassified to conform to the 2004 presentation. During the year ended December 31, 2003, the Restaurant Properties REIT adopted the provisions of FIN46 and restated certain amounts in the operating results for the years ended December 31, 2001, 2002 and 2003.

Past performance is not necessarily indicative of future performance.

TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS
CNL HOTELS & RESORTS, INC.

	1996 (Note 1)	1997 (Note 1)	1998	1999 (Note 2)

Gross revenue	$ —	$ —	$ 1,316,599	$ 4,230,995
Dividend income (Note 10)	—	—	—	2,753,506
Interest and other income	—	46,071	638,862	3,693,004
Less: Operating expenses	—	(22,386)	(257,646)	(802,755)
Interest expense	—	—	(350,322)	(248,094)
Depreciation and amortization	—	(833)	(388,554)	(1,267,868)
Equity in loss of unconsolidated subsidiary after deduction of preferred stock dividends (Note 10)	—	—	—	(778,466)
Minority interest	—	—	—	(64,334)
Benefit (Expense) from Income Taxes	—	—	—	—
Income (Loss) from Discontinued Operations	—	—	—	—
Net income (loss) - GAAP basis	—	22,852	958,939	7,515,988
Taxable income
- from operations (Note 6)	—	46,071	609,304	7,613,284
- from gain (loss) on sale	—	—	—	—
Cash generated from operations (Notes 3 and 4)	—	22,469	2,776,965	12,890,161
Less: Cash distributions to investors (Note 7)
- from operating cash flow	—	(22,469)	(1,168,145)	(10,765,881)
- from sale of properties	—	—	—	—
- from cash flow from prior period	—	—	—	—
- from return of capital (Note 8)	—	(7,307)	—	—
Cash generated (deficiency) after cash distributions	—	(7,307)	1,608,820	2,124,280
Special items (not including sales of real estate and refinancing):
Subscriptions received from stockholders	—	11,325,402	31,693,678	245,938,907
Sale of common stock to CNL Hospitality Corp. (formerly CNL Hospitality Advisors, Inc.)	200,000	—	—	—
Proceeds from mortgage loans and other notes payable	—	—	—	—
Contribution from minority interest	—	—	—	7,150,000
Distributions to holders of minority interest	—	—	—	—
Stock issuance costs	(197,916)	(1,979,371)	(3,948,669)	(26,472,318)
Acquisition of land, buildings and equipment	—	—	(28,752,549)	(85,089,887)
Acquisition of RFS in 2003 and KSL in 2004	—	—	—	—
Investment in unconsolidated subsidiary	—	—	—	(39,879,638)
Deposit on property and other investments	—	—	—	—
Acquisition of additional interest CNL Hotel Investors, Inc.	—	—	—	—
Redemption of (investment in) certificate of deposit	—	—	(5,000,000)	—
Increase in restricted cash	—	—	(82,407)	(193,223)
Proceeds of borrowing on line of credit, net	—	—	9,600,000	—
Payment on mortgage loans and line of credit	—	—	—	(9,600,000)
Payment of other notes	—	—	—	—
Payment of loan costs	—	—	(91,262)	(47,334)
Payment of capital lease obligation	—	—	—	—
Payment to acquire cash flow hedges	—	—	—	—
Decrease (increase) in intangibles and other assets	—	(463,470)	(676,026)	(5,068,727)
Retirement of shares of common stock	—	—	—	(118,542)
Due from related parties - offering expenses	—	—	—	—
Other	—	(7,500)	7,500	—
Cash generated (deficiency) after cash distributions and special items	2,084	8,867,754	4,359,085	88,743,518
TAX AND DISTRIBUTION DATA PER $1,000 INVESTED (Note 5)
Federal income tax results:
Ordinary income (loss) (Note 9)
- from operations (Note 6)	—	7	25	48
- from recapture	—	—	—	—
Capital gain (loss) (Note 7)	—	—	—	—

Past performance is not necessarily indicative of future performance.

2000 (Note 2)	2001 (Note 2)	2002 (Note 2)	2003 (Note 2)	2004 (Note 2)

$ 26,681,838	$79,728,000	207,463,000	$ 525,411,000	$ 1,335,297,000
2,780,063	—	—	—	—
6,637,318	9,289,000	18,063,000	6,966,000	6,941,000
(3,311,988)	(22,514,000)	(130,886,000)	(367,362,000)	(1,012,893,000)
(2,383,449)	(15,635,000)	(23,125,000)	(58,040,000)	(166,463,000)
(7,830,456)	(22,281,000)	(37,810,000)	(79,876,000)	(191,764,000)

(386,627)	(7,968,000)	(17,256,000)	(23,970,000)	(18,469,000)
(1,516,237)	(1,291,000)	(639,000)	778,000	(8,403,000)
—	—	—	864,000	(28,539,000)
—	—	—	1,222,000	(2,820,000)
20,670,462	19,328,000	15,810,000	5,993,000	(87,113,000)

14,507,032	16,938,386	24,804,256	24,674,829	5,312,846
—	—	—	—	(693,000)
43,650,561	58,408,000	76,660,000	112,887,000	213,741,000

(28,082,275)	(48,410,000)	(74,217,000)	(112,887,000)	(213,741,000)
—	—	—	—	—
—	—	—	—	—
—	—	—	(17,074,000)	(4,602,000)
15,568,286	9,998,000	2,443,000	(17,074,000)	(4,602,000)

203,684,044	286,069,000	489,111,000	1,169,496,000	658,578,000
—	—	—	—	—
102,081,950	137,990,000	118,720,000	866,912,000	1,922,508,000
—	—	—	—	—
(10,217,828)	(2,896,000)	(530,000)	(380,000)	(17,594,000)
(24,808,156)	(34,723,000)	(51,640,000)	(113,211,000)	(59,430,000)
(310,711,912)	(351,621,000)	(446,520,000)	(1,307,313,000)	(118,213,000)
—	—	—	(450,350,000)	(1,426,309,000)
(10,174,209)	(30,804,000)	(53,099,000)	(727,000)	(2,192,000)
—	—	(10,300,000)	(24,985,000)	—
(17,872,573)	—	—	—	—
5,000,000	—	—	—	—
(2,988,082)	(6,106,000)	(12,425,000)	(29,241,000)	(37,778,000)
—	7,500,000	16,579,000	(6,000)	(24,073,000)
—	(1,184,000)	(1,748,000)	(4,730,000)	(802,812,000)
—	—	(26,790,000)	(2,533,000)	(63,593,000)
(1,342,713)	(4,932,000)	(2,395,000)	(9,751,000)	(43,979,000)
—	—	—	—	(1,823,000)
—	—	—	—	(4,899,000)
2,510,090	(11,611,000)	(29,643,000)	(81,996,000)	(37,655,000)
(2,503,484)	(2,313,000)	(2,391,000)	(6,591,000)	(24,636,000)
—	(1,411,000)	—	—	—
—	—	—	—	—
(51,774,587)	(6,044,000)	(10,628,000)	70,520,000	(81,780,000)

38	26	25	14	2
—	—	—	—	—
—	—	—	—	—

Past performance is not necessarily indicative of future performance.

TABLE III - CNL HOTELS & RESORTS, INC. (continued)

	1996 (Note 1)	1997 (Note 1)	1998	1999 (Note 2)

Cash distributions to investors
Source (on GAAP basis)
- from investment income	—	3	40	47
- from capital gain	—	—	—	—
- from investment income from prior period	—	—	—	—
- from return of capital (Note 8)	—	1	9	21
Total distributions on GAAP basis (Note 9)	—	4	49	68
Source (on cash basis)
- from sales	—	—	—	—
- from refinancing	—	—	—	—
- from operations	—	3	49	68
- from cash flow from prior period	—	—	—	—
- from return of capital (Note 8)	—	1	—	—
Total distributions on cash basis (Note 9)	—	4	49	68
Total cash distributions as a percentage of original $1,000 investment (Notes 5 and 11)	N/A	3.00%	4.67%	7.19%
Total cumulative cash distributions per $1,000 investment from inception	N/A	4	53	121
Amount (in percentage terms) remaining invested in program properties at the end of each year (period) presented (original total acquisition cost of properties retained, divided by original total acquisition cost of all properties in program)	N/A	N/A	100%	100%

Note 1:
Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective July 9, 1997, CNL Hotels & Resorts, Inc. (the "Hotels & Resorts REIT") registered for sale $165,000,000 of shares of common stock (the "CHR Initial Offering"), including $15,000,000 available only to stockholders participating in the company's reinvestment plan. The CHR Initial Offering commenced September 11, 1997, and upon completion of the CHR Initial Offering on June 17, 1999 had received $150,072,637 (15,007,264 shares), including $72,637 (7,264 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective June 4, 1999, the Hotels & Resorts REIT registered for sale up to $275,000,000 of shares of common stock (the "1999 Offering"). The 1999 Offering of the Hotels & Resorts REIT commenced following the completion of the CHR Initial Offering on June 17, 1999, and upon completion of the 1999 Offering on September 14, 2000, the company had received $274,998,988, including $965,194 (96,520 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective May 23, 2000, the Hotels & Resorts REIT registered for sale up to $450,000,000 of shares of common stock (the "2000 Offering"). The 2000 Offering of the Hotels & Resorts REIT commenced following the completion of the 1999 Offering on September 14, 2000 and upon completion of the 2000 Offering on September 14, 2000, the company had received $450,000,000, including $3,375,474 (337,547 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective April 1, 2002, the Hotels & Resorts REIT registered for sale up to $450,000,000 of shares of common stock (the "2002 Offering"). The 2002 Offering commenced immediately following the completion of the 2000 Offering on April 23, 2002, and upon completion of the 2002 Offering on February 5, 2003, the Company had received approximately $450,000,000 including $3,225,431 (322,543 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective April 30, 2003, the Hotels & Resorts REIT registered for the sale of up to $1.75 billion of Shares of Common Stock (the "2003 Offering").  The 2003 Offering commenced immediately following the completion of the 2002 Offering on February 5, 2003 and upon completion of the 2003 Offering on March 12, 2004 the company had received approximately $1,741,000,000 including $29,003,778 (3,152,585 shares) issued pursuant to the reinvestment plan.. The amounts shown represent the combined results of the CHR Initial Offering, the 1999 Offering, the 2000 Offering, the 2002 Offering and the 2003 Offering, including subscription proceeds issued pursuant to the reinvestment plan as of December 31, 2004.

Note 2:
The amounts shown represent the combined results of the CHR Initial Offering, the 1999 Offering, the 2000 Offering, 2002 Offering and the 2003 Offering, as applicable. For the years ended December 31, 2001, 2002 and 2003 the amounts were restated in connection with the adoption of FIN 46R and have been rounded to thousands. For the year ended December 31, 2004, the amounts where appropriate, reflect the reverse stock split which occurred on August 2, 2004.

Note 3:	Cash generated from operations includes cash received from tenants and dividend, interest and other income, less cash paid for operating expenses.

Past performance is not necessarily indicative of future performance.

2000 (Note 2)	2001 (Note 2)	2002 (Note 2)	2003 (Note 2)	2004 (Note 2)

53	30	16	3	—
—	—	—	—	—
—	—	—	—	—
20	45	60	72	74
73	75	76	75	74

—	—	—	—	—
—	—	—	—	—
73	75	76	65	2
—	—	—	—	—
—	—	—	10	72
73	75	76	75	74
7.38%	7.688%	7.75%	7.75%	7.45%
194	269	345	420	494

100%	100%	100%	100%	100%

Note 4:	Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the consolidated financial statements of the Hotels & Resorts REIT.

Note 5:	Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period.

Note 6:	Taxable income presented is before the dividends paid deduction.

Note 7:
For the years ended December 31, 2004, 2003, 2002, 2001, 2000, 1999, 1998 and 1997, approximately 0%, 39%, 51%, 52%, 63%, 75%, 76% and 100%, respectively, of the distributions received by stockholders were considered to be ordinary income and approximately 100%, 61%, 49%, 48%, 37%, 25%, 24% and 0%, respectively, were considered a return of capital for federal income tax purposes. No amounts distributed to stockholders for the years ended December 31, 2004, 2003, 2002, 2001, 2000, 1999, 1998 and 1997 are required to be or have been treated by the company as a return of capital for purposes of calculating the stockholders' return on their invested capital.

Note 8:
Cash distributions presented above as a return of capital on a GAAP basis represent the amount of cash distributions in excess of accumulated net income on a GAAP basis. Accumulated net income includes deductions for depreciation and amortization expense and income from certain non-cash items. In addition, cash distributions presented as a return of capital on a cash basis represents the amount of cash distributions in excess of cash generated from operating cash flow and excess cash flows from prior periods. These amounts have not been treated as a return of capital for purposes of calculating the amount of stockholders' invested capital.

Note 9:	Tax and distribution data and total distributions on GAAP basis were computed based on the weighted average shares outstanding during each period presented.

Note 10:
In February 1999, the company executed a series of agreements with Five Arrows Realty Securities II, L.L.C. to jointly own a real estate investment trust, CNL Hotel Investors, Inc., for the purpose of acquiring seven hotels. During the years ended December 31, 2000 and 1999, the company recorded $2,780,063 and $2,753,506, respectively, in dividend income and $386,627 and $778,466, respectively, in an equity in loss after deduction of preferred stock dividends, resulting in net earnings of $2,393,436 and $1,975,040, respectively, attributable to this investment. In October 2000, the company purchased an additional interest in CNL Hotel Investors, Inc., which resulted in a majority ownership interest and the consolidation of CNL Hotel Investors, Inc. As such, no dividend income was recognized for the years ended after December 31, 2001.

Note 11:	Certain data for columns representing less than 12 months have been annualized.

Past performance is not necessarily indicative of future performance.

TABLE V
SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing And Soft Costs

Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expenditures (19)

CNL Income Fund, Ltd.:
Wendy’s -
Mesquite, TX (2)	09/29/86	02/20/02	1,064,259	—	—	—	1,064,259	—	848,000	848,000	1,351,586
Burger King -
Orlando, FL (30)	11/12/86	06/18/02	613,553	—	—	—	613,553	—	487,500	487,500	911,938
Jade Hunan -
Angleton, TX (2)	09/11/86	01/17/03	297,888	—	—	—	297,888	—	575,000	575,000	568,404
Wendy’s -
Oklahoma City, OK (2)	08/20/86	02/19/04	447,550	—	—	—	447,550	—	634,500	634,500	1,241,866

CNL Income Fund II, Ltd.:
Burger King -
San Antonio, TX (2)	05/15/87	06/26/02	747,510	—	—	—	747,510	—	703,500	703,500	1,251,201
Denny’s -
Casper, WY (2) (38)	09/15/87	08/09/02	346,252	—	—	—	346,252	—	566,700	566,700	872,849
Denny’s -
Rock Springs, WY (2)	09/18/87	08/09/02	204,659	—	—	—	204,659	—	667,900	667,900	928,587
Golden Corral -
Tomball, TX	05/13/87	10/10/02	458,175	—	—	—	458,175	—	807,583	807,583	1,434,457
Golden Corral -
Pineville, LA	06/18/97	12/18/02	262,425	—	—	—	262,425	—	645,400	645,400	1,115,813
Darryl’s -
Greensboro, NC (11)	06/11/97	09/26/03	300,118	—	—	—	300,118	—	501,778	501,778	233,002
Burger King -
Holland, MI (39)	04/29/88	06/11/04	685,802	—	—	—	685,802	—	517,083	517,083	922,558
Checker’s -
Atlanta, GA (41)	12/08/94	09/10/04	282,000	—	—	—	282,000	—	314,926	314,926	341,261

CNL Income Fund III, Ltd.:
Po’ Folks -
Titusville, FL (28)	10/30/87	01/09/02	121,558	—	—	—	121,558	—	714,117	714,117	166,684
Burger King -
Montgomery, AL (2) (36)	01/28/99	05/17/02	78,294	—	320,000	—	398,294	—	941,358	941,358	261,836
Golden Corral -
Altus, OK (2)	10/14/87	09/27/02	307,785	—	—	—	307,785	—	557,900	557,900	920,131
Red Oak Steakhouse -
Canton Township, MI (2) (37)	08/18/88	09/30/02	106,315	—	640,000	—	746,315	—	924,921	924,921	1,309,270
Darryl’s -
Fayetteville, NC (2)	06/11/97	02/10/03	383,338	—	—	—	383,338	—	1,276,324	1,276,324	602,726

Past performance is not necessarily indicative of future performance.

TABLE V
SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing And Soft Costs

Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expenditures (19)

CNL Income Fund IV, Ltd.:
Po’ Folks -
Titusville, FL (28)	10/30/87	01/09/02	44,052	—	—	—	44,052	—	258,795	258,795	60,406
Arby’s -
Portland, IN (2)	11/15/88	02/28/03	776,081	—	—	—	776,081	—	806,121	806,121	912,778
The Vitamin Shoppe -
Richmond, VA (2)	12/31/96	03/27/03	922,652	—	—	—	922,652	—	1,035,417	1,035,417	541,155
Dunkin Donuts/Holsum Bread -
Maywood, IL (2)	09/28/88	07/30/03	345,977	—	—	—	345,977	—	681,525	681,525	520,525
Captain D’s -
Oak Ridge, TN (2)	12/22/88	04/30/04	438,090	—	—	—	438,090	—	422,300	422,300	736,063
Burger King -
Holland, MI (39)	04/29/88	06/11/04	713,794	—	—	—	713,794	—	538,189	538,189	960,213

CNL Income Fund V, Ltd.:
Denny’s -
Huron, OH (2) (6)	05/19/89	01/15/02	260,956	—	—	—	260,956	—	448,100	448,100	764,529
Market Street Buffet and Bakery -
West Lebanon, NH (2)	07/10/89	01/17/02	654,530	—	—	—	654,530	—	1,159,990	1,159,990	(29,353)
Taco Bell -
Bountiful, UT (2)	08/17/89	01/28/02	1,039,998	—	—	—	1,039,998	—	614,249	614,249	1,053,833
Burger King -
Lawrenceville, GA (2)	06/27/89	06/20/02	847,000	—	—	—	847,000	—	797,778	797,778	1,290,366

CNL Income Fund VI, Ltd.:
KFC -
Caro, MI (35)	04/02/90	11/15/02	396,840	—	—	—	396,840	—	348,855	348,855	651,265
Denny’s -
Broken Arrow, OK	08/31/98	06/24/03	472,425	—	—	—	472,425	—	729,440	729,440	472,549
Darryl’s -
Greensboro, NC (11)	06/11/97	09/26/03	168,817	—	—	—	168,817	—	282,250	282,250	131,063
Branch Bank & Trust -
Marietta, GA	02/24/97	03/31/04	1,588,927	—	—	—	1,588,927	—	1,100,000	1,100,000	651,913
Loco Lupes Mexican Restaurant -
Hermitage, TN	06/18/90	08/05/04	831,050	—	—	—	831,050	—	1,023,287	1,023,287	1,000,149
Golden Corral -
Lawton, OK	12/26/89	08/13/04	942,505	—	—	—	942,505	—	1,300,000	1,300,000	2,317,830
Past performance is not necessarily indicative of future performance.

TABLE V
SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing And Soft Costs

Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expenditures (19)

CNL Income Fund VII, Ltd.:
Burger King -
Columbus, OH (31)	09/27/91	06/03/02	218,833	—	—	—	218,833	—	167,259	167,259	190,438
Burger King -
Pontiac, MI (31)	09/27/91	06/27/02	130,073	—	—	—	130,073	—	211,050	211,050	238,235
Jack in the Box -
Mansfield, TX (34)	03/20/97	08/23/02	799,084	—	—	—	799,084	—	617,155	617,155	351,952
Sonny’s Real Pit Bar-B-Q -
Columbus, GA (40)	12/19/01	08/27/04	1,100,000	—	—	—	1,100,000	—	1,100,000	1,100,000	330,454

CNL Income Fund VIII, Ltd.:
Burger King -
Baseball City, FL	06/18/91	05/02/02	1,184,559	—	—	—	1,184,559	—	873,857	873,857	1,096,005
Burger King -
Columbus, OH (31)	09/27/91	06/03/02	447,392	—	—	—	447,392	—	341,952	341,952	389,340
Burger King -
Pontiac, MI (31)	09/27/91	06/27/02	265,926	—	—	—	265,926	—	431,480	431,480	487,058
Bakers Square -
Libertyville, IL (33)	08/31/00	09/05/02	1,076,041	—	—	—	1,076,041	—	960,000	960,000	187,961
Denny’s -
Tiffin, OH	03/22/91	03/30/04	791,062	—	—	—	791,062	—	457,698	457,698	836,474
Burger King -
Brandon, FL	02/16/91	09/28/04	1,056,928	—	—	—	1,056,928	—	915,000	915,000	1,736,767

CNL Income Fund IX, Ltd.:
Hardee’s -
Greenville, SC	10/21/91	05/03/02	976,798	—	—	—	976,798	—	760,405	760,405	957,261
Burger King -
Greensboro, NC (29)	03/30/92	05/16/02	571,744	—	—	—	571,744	—	460,989	460,989	479,360
Burger King -
Columbus, OH (31)	09/27/91	06/03/02	549,515	—	—	—	549,515	—	420,008	420,008	478,210
Burger King -
Ashland, NH (32)	06/29/92	06/03/02	402,545	—	—	—	402,545	—	325,018	325,018	322,154
Burger King -
Pontiac, MI (31)	09/27/91	06/27/02	326,626	—	—	—	326,626	—	529,969	529,969	598,234
Shoney’s -
Huntsville, AL	10/04/91	08/20/02	951,528	—	—	—	951,528	—	763,901	763,901	1,050,434
Bakers Square -
Libertyville, IL (33)	08/31/00	09/05/02	554,324	—	—	—	554,324	—	494,545	494,545	96,829

Past performance is not necessarily indicative of future performance.

TABLE V
SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing And Soft Costs

Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expenditures (19)

CNL Income Fund IX, Ltd. (Continued):
Hardee’s -
Farragut, TN	10/09/91	12/18/02	886,300	—	—	—	886,300	—	707,025	707,025	940,825
Denny’s -
Grand Prairie, TX	08/20/91	02/28/03	286,543	—	—	—	286,543	—	495,874	495,874	423,298
Johnnies -
Wildwood, FL	08/01/91	02/20/04	526,388	—	—	—	526,388	—	1,153,856	1,153,856	1,293,325
Hardee’s -
Greenville, TN	10/09/91	05/06/04	712,148	—	—	—	712,148	—	493,007	493,007	829,856

CNL Income Fund X, Ltd.:
Jack in the Box -
San Marcos, TX	03/03/99	04/23/02	1,161,055	—	—	—	1,161,055	—	1,020,829	1,020,829	288,292
Burger King -
Greensboro, NC (29)	03/30/92	05/16/02	571,744	—	—	—	571,744	—	460,989	460,989	479,360
Burger King -
Ashland, NH (32)	06/29/92	06/03/02	154,802	—	—	—	154,802	—	124,989	124,989	123,887
Perkins -
Ft. Pierce, FL	02/04/92	12/20/02	329,175	—	—	—	329,175	—	1,002,337	1,002,337	623,996
Burger King -
Ocean Shores, WA (16)	01/28/99	09/18/03	543,986	—	—	—	543,986	—	803,568	803,568	149,991
Denny’s -
Romulus, MI	02/11/92	07/16/04	1,461,287	—	—	—	1,461,287	—	962,028	962,028	1,460,350

CNL Income Fund XI, Ltd.:
Burger King -
Columbus, OH	09/01/92	06/03/02	901,125	—	—	—	901,125	—	714,413	714,413	798,711
Burger King -
Ashland, NH (32)	06/29/92	06/03/02	915,559	—	—	—	915,559	—	739,228	739,228	732,715
Burger King -
East Detroit, MI	06/29/92	06/20/02	833,247	—	—	—	833,247	—	761,501	761,501	779,593
Denny’s -
Abilene, TX	11/17/92	03/04/03	931,858	—	—	—	931,858	—	763,284	763,284	1,004,895
Sagebrush -
Lynchburg, VA	09/30/92	01/20/04	960,000	—	—	—	960,000	—	934,642	934,642	1,264,235
Denny’s -
Cullman, AL	09/30/92	02/11/04	1,045,580	—	—	—	1,045,580	—	712,893	712,893	982,892
Hardee’s -
Huntersville, NC	09/28/92	03/09/04	1,035,600	—	—	—	1,035,600	—	719,345	719,345	982,513

Past performance is not necessarily indicative of future performance.

TABLE V
SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing And Soft Costs

Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expenditures (19)

CNL Income Fund XI, Ltd. (Continued):
Jack in the Box -
Arlington, TX	01/15/93	04/23/02	1,248,205	—	—	—	1,248,205	—	966,466	966,466	937,794
Burger King -
Valdosta, GA	08/24/93	08/30/02	623,661	—	—	—	623,661	—	510,432	510,432	648,558
The Knight Club -
Tempe, AZ	04/05/93	12/19/03	673,300	—	—	—	673,300	—	710,000	710,000	603,945
Hardee’s -
Toccoa, GA	12/28/92	03/03/04	853,225	—	—	—	853,225	—	602,020	602,020	799,449
Denny’s -
Blue Springs, MO	04/01/93	03/17/04	1,420,634	—	—	—	1,420,634	—	939,795	939,795	1,244,848
Hardee’s -
Fultondale, AL	04/23/93	03/26/04	1,083,525	—	—	—	1,083,525	—	756,992	756,992	970,132
Hardee’s -
Columbia, MS	01/04/93	10/04/04	646,592	—	—	—	646,592	—	467,322	467,322	657,006
Hardee’s -
Simpsonville, SC	06/03/93	12/30/04	1,012,848	—	—	—	1,012,848	—	702,998	702,998	966,078

CNL Income Fund XIII, Ltd.:
Burger King -
Dayton, OH	07/30/93	06/03/02	1,049,863	—	—	—	1,049,863	—	905,717	905,717	1,032,534
Lion’s Choice -
Overland Park, KS (5)	12/16/93	08/12/02	1,242,050	—	—	—	1,242,050	—	1,029,449	1,029,449	964,561
Hardee’s -
Blytheville, AR	07/30/93	05/20/04	639,960	—	—	—	639,960	—	571,557	571,557	652,766

CNL Income Fund XIV, Ltd.:
Razzleberries -
Las Vegas, NV	07/08/94	02/01/02	1,143,753	—	—	—	1,143,753	—	1,006,514	1,006,514	631,310
Long John Silver’s -
Laurens, SC	03/25/94	08/05/02	155,249	—	—	—	155,249	—	448,796	448,796	257,444
Golden Corral -
Greeley, CO	12/13/94	09/25/02	1,306,595	—	—	—	1,306,595	—	1,184,810	1,184,810	1,015,365
Checker’s -
Merriam, KS	03/31/94	11/07/02	323,175	—	—	—	323,175	—	284,609	284,609	269,328
Denny’s -
Bullhead City, AZ	09/28/93	02/06/04	1,348,866	—	—	—	1,420,634	—	984,118	984,118	1,053,795
Hardee’s -
Franklin, TN	11/10/93	03/01/04	675,343	—	—	—	675,343	—	576,104	576,104	626,901
Denny’s -
Winslow, AZ	09/28/93	03/26/04	1,242,179	—	—	—	1,242,179	—	918,019	918,019	1,013,767

Past performance is not necessarily indicative of future performance.

TABLE V
SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing And Soft Costs

Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expenditures (19)

CNL Income Fund XIV, Ltd. (Continued):
Denny’s -
Topeka, KS	01/23/94	05/24/04	1,199,166	—	—	—	1,199,166	—	851,096	851,096	1,032,717
Hardee’s -
Antioch, TN	11/10/93	12/30/04	865,616	—	—	—	865,616	—	722,986	722,986	855,582

CNL Income Fund XV, Ltd.:
Jack in the Box -
Redlands, CA	07/29/94	02/15/02	1,300,882	—	—	—	1,300,882	—	973,020	973,020	758,150
Long John Silver’s -
Medina, OH	10/05/94	09/30/02	395,205	—	—	—	395,205	—	812,056	812,056	285,620
Checker’s -
Stratford, NJ	05/27/94	12/27/02	350,802	—	—	—	350,802	—	287,391	287,391	271,787
Denny’s -
Bartlesville, OK	08/31/95	06/24/03	558,990	—	—	—	558,990	—	935,365	935,365	610,214
Denny’s -
Huntsville, TX	11/23/94	03/12/04	1,292,405	—	—	—	1,292,405	—	902,012	902,012	983,879
Hardee’s -
Piney Flats, TN	04/28/94	03/23/04	743,383	—	—	—	743,383	—	599,205	599,205	637,150
Hardee’s -
Cookeville, TN	04/28/94	04/02/04	909,797	—	—	—	909,797	—	733,373	733,373	781,886
Hardee’s -
Columbia, SC	04/28/94	08/03/04	811,528	—	—	—	811,528	—	674,178	674,178	745,708
Sonny’s Real Pit Bar-B-Q -
Columbus, GA (40)	12/19/01	08/27/04	500,000	—	—	—	500,000	—	500,000	500,000	150,206
Checker’s -
Marietta, GA (42)	05/27/94	09/10/04	398,000	—	—	—	398,000	—	401,403	401,403	460,758
Checker’s -
Norcross, GA (43)	05/27/94	09/10/04	310,000	—	—	—	310,000	—	376,146	376,146	432,864

CNL Income Fund XVI, Ltd.:
Denny’s -
Mesquite, TX	08/31/95	03/28/02	448,675	—	—	—	448,675	—	987,353	987,353	480,530
Jack in the Box -
Rancho Cordova, CA	10/31/94	06/04/02	1,325,054	—	—	—	1,325,054	—	900,290	900,290	705,521
Denny’s -
Bucyrus, OH (26)	06/08/95	08/07/02	144,915	—	—	—	144,915	—	540,000	540,000	385,051

Past performance is not necessarily indicative of future performance.

TABLE V
SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing And Soft Costs

Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expenditures (19)

CNL Income Fund XVI, Ltd. (Continued):
Denny’s -
Salina, KS	12/12/95	02/04/03	154,492	—	—	—	154,492	—	897,358	897,358	329,827
Golden Corral -
Independence, MO	12/31/94	11/21/03	1,947,899	—	—	—	1,947,899	—	1,793,974	1,793,974	1,712,444
Golden Corral -
Ft. Collins, CO	03/13/95	03/26/04	1,898,000	—	—	—	1,898,000	—	1,582,753	1,582,753	1,544,895

CNL Income Fund XVII, Ltd.:
Denny’s -
Mesquite, NV	04/25/96	03/29/02	771,800	—	—	—	771,800	—	1,186,460	1,186,460	494,461
Wendy’s -
Knoxville, TN	07/30/96	05/31/02	1,045,425	—	—	—	1,045,425	—	783,748	783,748	484,686
Bakers Square -
Wilmette, IL	01/31/00	06/27/02	1,682,371	—	—	—	1,682,371	—	1,627,273	1,627,273	380,572
Jack in the Box -
Mansfield, TX (34)	03/20/97	08/23/02	212,415	—	—	—	212,415	—	164,054	164,054	93,557
Burger King -
Ocean Shores, WA (16)	01/28/99	09/18/03	243,714	—	—	—	243,714	—	360,012	360,012	67,199

CNL Income Fund XVIII, Ltd.:
On the Border -
San Antonio, TX	09/02/97	05/08/02	470,304	—	—	—	470,304	—	1,225,163	1,225,163	190,705
Boston Market -
San Antonio, TX	08/18/97	05/29/02	481,325	—	—	—	481,325	—	857,595	857,595	9,631
Boston Market -
Raleigh, NC (27)	01/23/97	08/07/02	714,050	—	—	—	714,050	—	1,225,686	1,225,686	511,581
Golden Corral -
Destin, FL (2)	02/05/98	06/27/03	1,742,825	—	—	—	1,742,825	—	1,528,391	1,528,391	878,717
NI’s International Buffet -
Stow, OH (2)	04/02/97	08/30/04	1,000,000	—	—	—	1,000,000	—	1,686,119	1,686,119	1,127,270

CNL APF Partners, LP:
Boston Market -
Jessup, MD	05/06/97	02/19/02	324,343	—	—	—	324,343	—	1,243,060	1,243,060	107,266
Black-eyed Pea -
Herndon, VA	07/14/98	02/22/02	815,875	—	—	—	815,875	—	1,279,118	1,279,118	354,530
TGI Friday's -
El Paso, TX	08/14/98	03/19/02	1,594,729	—	—	—	1,549,729	—	1,602,944	1,602,944	577,055
Big Boy -
Las Vegas, NV	08/20/97	04/19/02	981,540	—	—	—	981,540	—	1,658,000	1,658,000	114,934
Big Boy -
Overland Park, KS	02/26/99	04/26/02	577,580	—	—	—	577,580	—	1,037,383	1,037,383	(7,476)

Past performance is not necessarily indicative of future performance.

TABLE V
SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing And Soft Costs

Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expenditures (19)

CNL APF Partners, LP Continued):
Burger King -
Tappahannock, VA	03/16/99	05/16/02	1,089,779	—	—	—	1,089,779	—	857,826	857,826	285,470
Burger King -
Prattville, AL	01/28/99	05/17/02	497,867	—	—	—	497,867	—	1,018,519	1,018,519	285,895
Burger King -
Tuskegee, AL	01/28/99	05/17/02	397,867	—	—	—	397,867	—	972,222	972,222	267,501
Burger King -
Montgomery, AL	01/28/99	05/17/02	797,867	—	—	—	797,867	—	1,296,296	1,296,296	362,395
Burger King -
Montgomery, AL	01/28/99	05/17/02	397,867	—	—	—	397,867	—	1,018,519	1,018,519	289,495
Black-eyed Pea -
McKinney, TX	12/30/98	05/31/02	1,149,064	—	—	—	1,149,064	—	1,644,856	1,644,856	304,736
Black-eyed Pea -
Forestville, MD (10)	10/01/97	06/01/02	—	—	—	—	—	—	643,925	643,925	477,253
Burger King -
Coon Rapids, MN	03/16/99	06/03/02	1,078,973	—	—	—	1,078,973	—	844,815	844,815	288,892
Burger King -
Rochester, NH	03/16/99	06/03/02	1,193,284	—	—	—	1,193,284	—	963,499	963,499	318,314
Burger King -
Columbus, OH	03/16/99	06/03/02	950,938	—	—	—	950,938	—	744,585	744,585	257,877
Burger King -
Asheboro, NC	03/16/99	06/03/02	1,513,213	—	—	—	1,513,213	—	1,228,831	1,228,831	436,666
Hardee's -
Gulf Shores, AL	03/16/99	06/13/02	904,861	—	—	—	904,861	—	914,337	914,337	320,113
Burger King -
Lancaster, OH	03/16/99	06/14/02	1,321,822	—	—	—	1,321,822	—	799,195	799,195	364,070
Burger King -
John's Island, SC	03/16/99	06/14/02	1,289,282	—	—	—	1,289,282	—	1,077,802	1,077,802	367,639
IHOP -
Elk Grove, CA	08/20/97	06/17/02	2,085,346	—	—	—	2,085,346	—	1,540,356	1,540,356	751,308
Hardee's -
Tusculum, TN	03/16/99	06/17/02	653,460	—	—	—	653,460	—	666,045	666,045	233,604
Pollo Tropical -
Miami, FL	09/22/98	06/20/02	1,302,936	—	—	—	1,302,936	—	1,318,182	1,318,182	392,816
Burger King -
St. Paul, MN	03/16/99	06/26/02	849,273	—	—	—	849,273	—	747,713	747,713	271,528
Texas Roadhouse -
Joilet, IL	02/25/00	06/27/02	1,940,745	—	—	—	1,940,745	—	1,745,014	1,745,014	384,473
Black-eyed Pea -
Phoenix, AZ	09/30/97	06/28/02	281,000	—	—	—	281,000	—	641,371	641,371	265,557
Black-eyed Pea -
Mesa, AZ	09/30/97	06/28/02	1,710,000	—	—	—	1,710,000	—	1,600,000	1,600,000	522,239

Past performance is not necessarily indicative of future performance.

TABLE V
SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing And Soft Costs

Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expenditures (19)

CNL APF Partners, LP (Continued):
Black-eyed Pea
Phoenix, AZ	09/30/97	06/28/02	425,000	—	—	—	425,000	—	641,254	641,254	282,585
Black-eyed Pea
Tucson, AZ	09/30/97	06/28/02	234,000	—	—	—	234,000	—	641,871	641,871	251,809
Jack in the Box -
Fresno, CA	05/22/98	07/18/02	1,244,289	—	—	—	1,244,289	—	972,841	972,841	394,246
Black-eyed Pea
Phoenix, AZ	09/30/97	07/19/02	580,000	—	—	—	580,000	—	645,471	645,471	207,379
Jack in the Box -
Austin, TX	10/05/99	07/22/02	1,384,759	—	—	—	1,384,759	—	1,289,945	1,289,945	299,499
Black-eyed Pea -
Albuquerque, NM (10)	01/00/00	07/26/02	—	—	—	—	—	—	666,355	666,355	238,206
Big Boy -
St. Clairsville, OH	12/18/98	07/29/02	339,300	—	—	—	339,300	—	1,144,209	1,144,209	169,976
Jack in the Box -
Fort Worth, TX	01/11/00	08/05/02	1,141,653	—	—	—	1,141,653	—	1,062,145	1,062,145	223,450
Jack in the Box -
Menlo Park, CA	12/30/99	08/22/02	1,772,360	—	—	—	1,772,360	—	1,546,740	1,546,740	368,611
Arby's -
Lawrenceville, GA	02/08/00	08/26/02	1,422,750	—	—	—	1,422,750	—	1,374,986	1,374,986	314,054
Darryl's -
Louisville, KY	06/11/97	08/28/02	1,840,800	—	—	—	1,840,800	—	1,481,448	1,481,448	514,069
Black-eyed Pea -
Killeen, TX	12/18/98	09/05/02	1,133,800	—	—	—	1,133,800	—	1,386,948	1,386,948	257,250
IHOP -
Fairfax, VA	06/18/97	09/06/02	2,268,911	—	—	—	2,268,911	—	1,709,091	1,709,091	906,669
Black eyed Pea -
Oklahoma City, OK	03/26/97	09/10/02	475,000	—	—	—	475,000	—	617,022	617,022	268,734
Arby's -
Circleville, OH	09/09/99	09/10/02	993,900	—	—	—	993,900	—	925,329	925,329	237,321
Black eyed Pea -
Waco, TX (10)	10/01/97	09/13/02	70,000	—	—	—	70,000	—	661,682	661,682	280,179
Hardee's -
Iuka, MS	03/16/99	09/18/02	594,413	—	—	—	594,413	—	616,476	616,476	233,121
Hardee's -
Warrior, AL	03/16/99	09/18/02	667,050	—	—	—	667,050	—	627,937	627,937	238,440
Hardee's -
Horn Lake, MS	03/16/99	09/20/02	818,263	—	—	—	818,263	—	833,058	833,058	319,101
Jack in the Box -
Corning, CA	09/17/99	09/24/02	1,266,556	—	—	—	1,266,556	—	1,158,524	1,158,524	314,769

Past performance is not necessarily indicative of future performance.

TABLE V
SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing And Soft Costs

Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expenditures (19)

CNL APF Partners, LP (Continued):
Bennigan's -
Batavia, IL	10/21/99	09/25/02	2,595,121	—	—	—	2,595,121	—	2,429,907	2,429,907	729,536
Shoney's -
Titusville, FL	03/31/02	09/26/02	686,200	—	—	—	686,200	—	—	—	(82,318)
Pollo Tropical -
Sunrise, FL	09/30/98	09/26/02	1,457,533	—	—	—	1,457,533	—	1,454,545	1,454,545	527,258
Hardee's -
Biscoe, NC	03/16/99	09/27/02	564,984	—	—	—	564,984	—	522,853	522,853	199,708
Black-eyed Pea -
Bedford, TX	03/26/97	09/30/02	921,175	—	—	—	921,175	—	620,336	620,336	224,003
Black-eyed Pea -
Norman, OK	11/09/98	09/30/02	1,091,708	—	—	—	1,091,708	—	1,429,799	1,429,799	335,124
Black-eyed Pea -
Mesa, AZ	11/30/98	09/30/02	1,325,500	—	—	—	1,325,000	—	1,677,152	1,677,152	228,704
Hardee's -
Aynor, SC	03/16/99	09/30/02	586,189	—	—	—	586,189	—	546,022	546,022	209,884
Denny's
McKinney, TX	06/05/96	10/02/02	600,000	—	—	—	600,000	—	1,014,221	1,014,221	484,416
Black-eyed Pea -
Scottsdale, AZ (10)	04/17/97	10/02/02	—	—	—	—	—	—	769,863	769,863	(31,203)
Arby's
Renton, WA	09/14/99	10/18/02	1,406,197	—	—	—	1,406,197	—	1,286,545	1,286,545	261,304
Pizza-Hut -
Belle, WV	05/17/96	10/21/02	47,500	—	—	—	47,500	—	47,485	47,485	13,301
Pizza Hut -
Collinsville, IL	04/02/97	10/25/02	801,953	—	—	—	801,953	—	795,476	795,476	(55,653)
Burger King -
Tampa, FL	08/19/99	10/28/02	770,306	—	—	—	770,306	—	1,057,404	1,057,404	5,224
Big Boy -
O'Fallon, MO	01/19/99	10/31/02	679,925	—	—	—	679,925	—	1,017,250	1,017,250	(54,647)
Golden Corral -
Hopkinsville, KY	02/19/97	11/07/02	924,057	—	—	—	924,057	—	1,260,576	1,260,576	255,379
Jack in the Box -
Los Angeles, CA	01/04/99	12/10/02	1,793,802	—	—	—	1,793,802	—	1,575,414	1,575,414	591,448
Hardee's
Columbia, TN	03/16/99	12/12/02	859,259	—	—	—	859,259	—	787,764	787,764	319,094
Golden Corral -
Olathe, KS	10/02/97	12/19/02	1,751,760	—	—	—	1,751,760	—	1,577,340	1,577,340	791,627
Darryl's -
Hampton, VA	06/11/97	12/19/02	871,290	—	—	—	871,290	—	1,203,391	1,203,391	595,216

Past performance is not necessarily indicative of future performance.

TABLE V
SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing And Soft Costs

Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expenditures (19)

CNL APF Partners, LP (Continued):
Jack in the Box -
Humble, TX	02/03/97	12/20/02	1,265,506	—	—	—	1,265,506	—	932,112	932,112	566,284
Hardee's -
Chalkville, AL	03/16/99	12/20/02	680,428	—	—	—	680,428	—	608,445	608,445	248,876
TGI Friday's -
Lakeland, FL	07/20/99	12/20/02	834,234	—	—	—	834,234	—	1,711,517	1,711,517	85,755
Pollo Tropical -
Miami, FL	09/22/98	12/23/02	1,079,144	—	—	—	1,079,144	—	1,227,273	1,227,273	402,650
Golden Corral -
Universal City, TX	08/04/95	12/30/02	959,975	—	—	—	959,975	—	994,152	994,152	747,387
Darryl's -
Nashville, TN	06/11/97	01/15/03	684,800	—	—	—	684,800	—	1,185,158	1,185,158	574,421
Darryl's -
Huntsville, AL	06/11/97	01/29/03	312,205	—	—	—	312,205	—	1,367,490	1,367,490	(676,144)
Jack in the Box -
Humble, TX	11/04/99	01/31/03	1,228,066	—	—	—	1,228,066	—	1,119,706	1,119,706	350,984
Darryl's -
Knoxville, TN	06/11/97	02/18/03	381,800	—	—	—	381,800	—	1,231,653	1,231,653	568,874
Darryl's -
Evansville, IN	06/11/97	02/21/03	455,458	—	—	—	455,458	—	1,458,656	1,458,656	685,272
Sophia's House of Pancakes -
Benton Harbor, MI	02/06/99	02/24/03	447,550	—	—	—	447,550	—	1,144,209	1,144,209	149,874
Big Boy -
Mansfield, OH	01/27/99	02/28/03	379,791	—	—	—	379,791	—	1,085,571	1,085,571	151,051
Hardee's -
Petal, MS	03/16/99	03/17/03	751,320	—	—	—	751,320	—	671,514	671,514	282,741
Kentucky Fried Chicken -
Gretna, LA	05/11/99	04/21/03	497,300	—	—	—	497,300	—	749,106	749,106	155,564
Black Eyed Pea -
Albuquerque, NM	10/01/97	04/25/03	380,752	—	—	—	380,752	—	667,290	667,290	216,972
Golden Corral -
Liberty, MO	10/23/97	06/16/03	1,463,800	—	—	—	1,463,800	—	1,290,325	1,290,325	781,468
Denny's -
Shawnee, OK	09/06/95	06/24/03	691,325	—	—	—	691,325	—	1,095,244	1,095,244	876,351
Shoney's -
Cocoa Beach, FL	02/28/02	07/02/03	846,413	—	—	—	846,413	—	1,200,000	1,200,000	(71,331)
Hardee's -
Johnson City, TN	03/16/99	07/15/03	965,117	—	—	—	965,117	—	759,531	759,531	362,827
Roadhouse Grill -
Roswell, GA	03/29/00	08/15/03	949,800	—	—	—	949,800	—	1,849,940	1,849,940	218,627
Past performance is not necessarily indicative of future performance.

TABLE V
SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing And Soft Costs

Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expenditures (19)

CNL APF Partners, LP (Continued):
Darryl's -
Raleigh, NC	06/11/97	08/21/03	1,275,700	—	—	—	1,275,700	—	1,754,946	1,754,946	932,657
Darryl's -
Pensacola, FL	06/11/97	09/24/03	1,314,713	—	—	—	1,314,713	—	1,057,526	1,057,526	479,075
Golden Corral -
Columbia, TN	12/03/96	09/29/03	802,600	—	—	—	802,600	—	1,308,074	1,308,074	527,864
Boston Market -
Newport News, VA	07/16/97	09/30/03	751,018	—	—	—	751,018	—	1,011,492	1,011,492	358,243
Randy's Steak and Seafood -
Murfreesboro, TN	08/05/97	09/30/03	826,125	—	—	—	826,125	—	1,425,234	1,425,234	455,622
Golden Corral -
Winchester, KY	06/05/97	10/01/03	1,784,192	—	—	—	1,784,192	—	1,216,826	1,216,826	903,531
Hardee's -
Rock Hill, SC	03/16/99	10/03/03	767,702	—	—	—	767,702	—	660,104	660,104	332,232
Golden Corral -
Mobile, AL	12/30/97	10/16/03	1,808,386	—	—	—	1,808,386	—	1,379,370	1,379,370	1,037,100
Golden Corral -
Enid, OK	11/24/97	11/04/03	1,387,130	—	—	—	1,387,130	—	1,172,141	1,172,141	762,928
Golden Corral -
Muskogee, OK	04/27/98	11/04/03	1,567,218	—	—	—	1,567,218	—	1,219,036	1,219,036	(766,217)
Golden Corral -
Edmond, OK	07/20/98	11/04/03	1,625,782	—	—	—	1,625,782	—	1,516,169	1,516,169	898,804
Roadhouse Grill -
Columbus, OH	11/16/99	12/08/03	889,069	—	—	—	889,069	—	1,754,536	1,754,536	200,097
Darryl’s -
Winston-Salem, NC	06/11/97	01/16/04	393,383	—	—	—	393,383	—	1,185,158	1,185,158	547,814
Hardee’s -
West Point, MS	03/16/99	03/06/04	746,609	—	—	—	746,609	—	670,045	670,045	369,592
Golden Corral -
Corsicana, TX	08/18/95	02/11/04	895,300	—	—	—	895,300	—	997,401	997,401	923,054
Darryl’s (sold to related party for re- development)
Raleigh, NC	06/11/97	03/01/04	1,073,922	—	—	—	1,073,922	—	1,276,324	1,276,324	572,431
Tiffany’s Restaurant -
Woodson Terrace, MO	01/19/99	03/03/04	795,800	—	—	—	795,800	—	1,834,950	1,834,950	320,680
Hardee’s -
Mobile, AL	03/16/99	03/18/04	926,283	—	—	—	926,283	—	790,584	790,584	413,326
Houlihan’s -
Bethel Park, PA	06/11/97	03/30/04	2,487,300	—	—	—	2,487,300	—	1,367,490	1,367,490	965,214
Roadhouse Grill -
Pineville, NC	04/22/99	04/21/04	1,268,800	—	—	—	1,268,800	—	2,139,323	2,139,323	471,075

Past performance is not necessarily indicative of future performance.

TABLE V
SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing And Soft Costs

Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expenditures (19)

CNL APF Partners, LP (Continued):
Burger King -
Portland, OR	09/20/01	04/29/04	496,208	—	—	—	496,208	—	500,000	500,000	158,888
Pizza Hut -
Bowling Green, OH	12/05/96	05/14/04	136,835	—	—	—	136,835	—	130,097	130,097	(19,591)
Shoney’s -
Debary, FL	02/08/02	06/15/04	593,575	—	—	—	593,575	—	900,000	900,000	(54,559)
Roadhouse Grill -
Rock Hill, SC	10/2899	06/18/04	527,942	—	—	—	527,942	—	1,386,328	1,386,328	128,152
Denny’s -
Tampa, FL	02/11/97	06/25/04	459,400	—	—	—	459,400	—	1,038,037	1,038,037	469,063
Burger King -
Port Angeles, WA	01/28/99	09/27/04	—	—	—	—	—	—	659,259	659,259	290,902
Bank of America -
Lynnwood, WA	01/28/99	09/30/04	2,024,520	—	—	—	2,024,520	—	1,018,519	1,018,519	324,319
Roadhouse Grill -
Centerville, OH	10/04/99	12/20/04	824,917	—	—	—	824,917	—	1,930,434	1,930,434	220,430
Steak & Ale -
Birmingham, AL	06/16/98	12/23/04	1,543,617	—	—	—	1,543,617	—	1,320,930	1,320,930	905,433
Steak & Ale -
Jacksonville, FL	06/16/98	12/30/04	1,712,157	—	—	—	1,712,157	—	1,465,116	1,465,116	1,047,918

CNL Funding 2000-A, LP:
Steak & Ale -
Palm Harbor, FL	06/16/98	06/14/02	1,241,943	—	—	—	1,241,943	—	1,232,558	1,232,558	504,926
Steak & Ale Restaurant -
Austin, TX	06/16/98	07/02/02	1,437,468	—	—	—	1,437,468	—	1,372,093	1,372,093	568,339
Denny's -
Santee, SC	03/16/99	11/21/02	583,000	—	—	—	583,000	—	678,340	678,340	251,554
Roadhouse Grill -
Pensacola, FL	07/24/98	01/15/04	282,238	—	—	—	282,238	—	1,517,561	1,517,561	445,940
Rio Bravo -
Auburn Hills, MI	04/12/99	03/26/04	1,555,000	—	—	—	1,555,000	—	2,968,508	2,968,508	1,257,717
Chevy’s Fresh Mex -
Olathe, KS	04/12/99	04/07/04	1,024,119	—	—	—	1,024,119	—	1,901,730	1,901,730	806,151
Chevy’s Fresh Mex -
Altamonte Springs, FL	04/12/99	05/28/04	2,610,535	—	—	—	2,610,535	—	2,725,812	2,725,812	1,129,654
Ground Round -
Cincinnati, OH	10/20/97	12/16/04	637,583	—	—	—	637,583	—	772,727	772,727	513,109

Past performance is not necessarily indicative of future performance.

TABLE V
SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing And Soft Costs

Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expenditures (19)

CNL Net Lease Funding 2001, LP:
Chevy’s Fresh Mex -
Independence, MO	04/29/99	04/30/04	977,300	—	—	—	977,300	—	2,580,918	2,580,918	1,045,500

Maple & Main Orlando, LLC (18):
Exxon -
Punta Gorda, FL	11/0203	11/05/03	807,432	—	—	—	807,432	—	754,450	754,450	—
Checker's -
Tampa, FL	09/16/03	12/31/03	1,193,775	—	—	—	1,193,775	—	756,039	756,039	—
BB&T -
Virginia Beach, VA	05/25/04	06/21/04	1,680,900	—	—	—	1,680,900	—	1,446,734	1,446,734	—
Rally’s -
Newark, OH	03/29/04	09/08/04	936,551	—	—	—	936,551	—	750,000	750,000	18,881
Jiffy Lube -
Fredericksburg, VA	10/24/03	10/25/04	1,005,058	—	—	—	1,005,058	—	686,437	686,437	—
Rally’s -
West Carrolton, OH	03/29/04	12/16/04	1,112,072	—	—	—	1,112,072	—	734,994	734,994	—

CNL RAI Restaurants, Inc. (18):
Denny's -
Orlando, FL	12/01/02	06/27/03	1,329,635	—	—	—	1,329,635	—	859,437	859,437	65,356
Denny's -
Brooksville, FL	12/01/02	08/29/03	1,041,192	—	—	—	1,041,192	—	910,000	910,000	66,305
Denny's -
Orange City, FL	12/01/02	09/30/03	1,281,012	—	—	—	1,281,012	—	1,175,000	1,175,000	89,408
Denny's -
Palm Coast, FL	12/01/02	12/23/03	999,951	—	—	—	999,951	—	889,549	889,549	91,267
Sweet Tomatoes -
Albuquerque, NM	03/10/04	05/14/04	1,115,838	—	—	—	1,115,838	—	900,000	900,000	17,615
Walgreen’s (former Darryl’s) -
Raleigh, NC	03/01/04	07/14/04	4,793,736	—	—	—	4,793,736	—	3,289,578	3,289,578	—
Flat Rock Grill -
Roanoke, VA	09/15/03	12/16/04	2,032,160	—	—	—	2,032,160	—	1,698,457	1,698,457	191,737
JP Morgan Chase Bank -
Carrollton, TX	03/31/04	12/29/04	1,797,170	—	—	—	1,797,170	—	886,572	886,572	(20,298)

South Street Investments, Inc. (18):
Denny's -
Apopka, FL	11/20/02	09/26/03	508,538	—	—	—	508,538	—	467,800	467,800	—

Past performance is not necessarily indicative of future performance.

TABLE V
SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing And Soft Costs

Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expenditures (19)

CNL Restaurant Investors Properties, LLC (18):
Arby's -
Oak Park Heights, MN	02/20/01	02/08/02	108,400	860,199	—	—	968,599	870,487	—	870,487	10,593
Arby's -
Greenwood, IN	09/07/01	02/21/02	106,134	1,051,402	—	—	1,157,535	1,051,402	—	1,051,402	330
Arby's -
Hudson, WI	02/20/01	03/06/02	141,804	949,356	—	—	1,091,160	963,121	—	963,121	15,707
Arby's -
Wauseon, OH	04/10/01	03/11/02	101,408	700,080	—	—	801,488	704,249	—	704,249	7,174
Arby's -
St. Paul, MN	02/20/01	03/21/02	87,658	713,993	—	—	801,651	724,346	—	724,346	9,604
Arby's -
Richfield, MN	02/20/01	04/03/02	120,587	1,035,063	—	—	1,155,650	1,051,406	—	1,051,406	16,798
Arby's -
Crystal, MN	02/20/01	04/17/02	113,810	945,740	—	—	1,059,550	960,672	—	960,672	15,913
Arby's -
Hopkins, MN	02/20/01	04/26/02	90,927	829,399	—	—	920,326	842,495	—	842,495	14,275
Arby's -
Rochester, MN	02/20/01	05/02/02	101,643	817,845	—	—	919,488	831,824	—	831,824	15,757
Arby's -
Apple Valley, MN	02/20/01	05/17/02	178,105	1,315,159	—	—	1,493,264	1,337,639	—	1,337,639	23,636
Arby's -
Pell City, AL	09/18/01	06/21/02	102,875	936,662	—	—	1,039,537	938,824	—	938,824	2,860
Arby's -
East Huntington, PA	09/01/01	07/15/02	153,028	1,103,332	—	—	1,256,360	1,115,401	—	1,115,401	18,068
Arby's -
Florence, AL	10/01/01	08/22/02	176,044	1,182,056	—	—	1,358,100	1,196,262	—	1,196,262	17,628
Arby's -
Troy, AL	09/21/01	08/22/02	134,632	920,681	—	—	1,055,313	931,745	—	931,745	10,910
Arby's -
Muskegon, MI	11/15/01	08/29/02	183,565	1,255,825	—	—	1,439,390	1,261,682	—	1,261,682	6,545
Arby's -
Greenville, MI	07/25/02	10/31/02	196,093	1,074,766	—	—	1,270,860	1,074,766	—	1,074,766	(198)
Arby's -
Cullman, AL	09/05/01	11/13/02	175,467	993,620	—	—	1,169,087	1,001,853	—	1,001,853	8,373
Arby's -
Evansville, IN	04/01/02	11/15/02	166,901	1,080,328	—	—	1,247,229	1,089,280	—	1,089,280	26,999
Arby's -
Youngstown, OH	04/10/02	11/27/02	109,192	903,118	—	—	1,012,310	909,500	—	909,500	8,019

Past performance is not necessarily indicative of future performance.

TABLE V
SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing And Soft Costs

Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expenditures (19)

CNL Restaurant Investors Properties, LLC (18) (Continued):
Arby's -
Union City, TN	09/04/02	12/30/02	207,127	1,158,879	—	—	1,366,005	1,158,879	—	1,158,879	(2,918)
Arby's -
Northwood, OH	08/30/02	01/06/03	176,585	1,028,037	—	—	1,204,623	1,028,037	—	1,028,037	(124)
Arby's -
Winston-Salem, NC	09/06/02	01/27/03	253,741	1,098,131	—	—	1,351,872	1,098,131	—	1,098,131	(132)
Arby's -
Sikeston, MO	10/15/02	02/05/03	244,103	1,168,224	—	—	1,412,328	1,168,224	—	1,168,224	24
Arby's -
Bowling Green, OH	09/23/02	02/12/03	288,402	1,261,682	—	—	1,550,084	1,261,682	—	1,261,682	177
Arby's -
Norcross, GA	09/10/02	02/13/03	229,246	1,028,037	—	—	1,257,283	1,028,037	—	1,028,037	372
Arby's -
Montgomery, AL	09/12/02	02/13/03	193,702	1,121,495	—	—	1,315,197	1,121,495	—	1,121,495	165
Arby's -
Buffalo, MN	12/13/02	04/11/03	180,594	943,925	—	—	1,124,519	943,925	—	943,925	2,623
Arby's -
Bellevue, PA	07/30/02	04/11/03	165,264	731,856	—	—	897,120	734,403	—	734,403	2,706
Arby's -
Toledo, OH	09/30/02	04/15/03	217,636	1,074,766	—	—	1,292,402	1,074,766	—	1,074,766	243
Arby's -
Frankfort, IN	08/08/02	05/19/03	266,795	986,104	—	—	1,252,899	989,536	—	989,536	3,532
Arby's -
Cullman, AL	10/01/02	06/12/03	243,834	1,095,601	—	—	1,339,435	1,098,131	—	1,098,131	2,505
Arby's -
Albany, OR	06/30/03	10/23/03	263,501	697,045	—	—	960,546	699,498	—	699,498	2,963
Arby's -
Birmingham, AL	06/18/03	12/31/03	545,151	1,247,573	—	—	1,792,724	1,247,573	—	1,247,573	(164)
Arby's -
Hutchinson, MN	10/17/03	02/20/04	353,040	1,213,801	—	—	1,566,841	1,213,801	—	1,213,801	363
Arby's -
Nashville, TN	10/21/03	02/24/04	455,330	1,270,774	—	—	1,726,104	1,270,774	—	1,270,774	544
Arby's -
Franklin, IN	12/02/03	03/23/04	351,859	890,807	—	—	1,242,666	892,887	—	892,887	3,623
Arby's -
Hastings, MN	06/30/03	04/08/04	512,521	1,463,545	—	—	1,976,066	1,466,019	—	1,466,019	1,480
Arby's -
Murfreesboro, TN	08/08/03	04/23/04	467,068	1,278,444	—	—	1,745,512	1,282,945	—	1,282,945	4,768

Past performance is not necessarily indicative of future performance.

TABLE V
SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing And Soft Costs

Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expenditures (19)

CNL Restaurant Investors Properties, LLC (18) (Continued):
Arby's -
Zainesville, OH	09/30/03	04/23/04	376,278	1,042,283	—	—	1,418,561	1,043,494	—	1,043,494	1,537
Arby's -
Aliquippa, PA	10/08/03	05/17/04	360,646	999,343	—	—	1,359,989	1,000,917	—	1,000,917	1,921
Arby's -
Blaine, MN	09/22/03	06/25/04	436,824	1,451,202	—	—	1,888,026	1,456,311	—	1,456,311	6,050
Arby's -
Champin, MN	08/11/03	08/31/04	526,363	1,444,208	—	—	1,970,571	1,456,311	—	1,456,311	12,597
Arby's -
Boonville, IN	03/05/04	10/08/04	357,449	978,540	—	—	1,335,989	980,081	—	980,081	743
Arby's -
Kentwood, MI	03/05/04	10/14/04	431,678	1,141,107	—	—	1,572,785	1,142,904	—	1,142,904	1,723
Arby's -
Pittsburgh, PA	10/23/03	10/22/04	342,687	968,860	—	—	1,311,547	980,182	—	980,182	9,377
Arby's -
Austin, MN	05/25/04	11/30/04	400,131	1,113,277	—	—	1,513,408	1,113,277	—	1,113,277	262
Arby's -
Pleasant Hills, PA	03/04/04	12/30/04	331,192	958,361	—	—	1,289,553	962,936	—	962,936	5,459

CNL Funding 2001-A, LP (18):
Taco Cabana -
Houston, TX	12/29/00	01/04/02	26,785	1,153,066	—	—	1,179,851	1,179,852	—	1,179,852	26,766
Taco Cabana -
Austin, TX	12/29/00	01/04/02	25,137	1,082,108	—	—	1,107,245	1,107,246	—	1,107,246	25,119
Bakers Square -
Normal, IL	05/14/01	01/09/02	188,577	1,469,683	—	—	1,658,260	1,477,273	—	1,477,273	6,796
IHOP -
Nacogdoches, TX	12/28/00	01/18/02	105,773	1,388,437	—	—	1,494,210	1,401,869	—	1,401,869	15,380
IHOP -
McAllen, TX	12/28/00	02/15/02	120,708	1,427,813	—	—	1,548,521	1,443,318	—	1,443,318	18,025
Pizza Hut -
Dania, FL	10/06/00	02/19/02	40,920	292,892	—	—	333,812	295,455	—	295,455	5,279
Jack in the Box -
Plano, TX	09/25/01	02/26/02	147,787	1,719,706	—	—	1,867,493	1,728,972	—	1,728,972	14,854
IHOP -
Kennewick, WA	12/20/01	02/27/02	152,934	1,626,400	—	—	1,779,334	1,627,500	—	1,627,500	2,842
Jack in the Box -
Stephenville, TX	03/28/01	02/28/02	164,069	1,344,498	—	—	1,508,567	1,361,617	—	1,361,617	19,729
Village Inn -
Coralville, IA	05/14/01	02/28/02	159,126	1,070,921	—	—	1,230,046	1,077,273	—	1,077,273	8,156

Past performance is not necessarily indicative of future performance.

TABLE V
SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing And Soft Costs

Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expenditures (19)

CNL Funding 2001-A, LP (18) (Continued):
Taco Cabana -
San Antonio, TX	12/29/00	03/05/02	33,261	1,214,659	—	—	1,247,920	1,247,920	—	1,247,920	34,289
Jack in the Box -
San Antonio, TX	09/26/01	03/06/02	135,343	1,442,978	—	—	1,578,322	1,456,085	—	1,456,085	11,979
Krystal -
Rincon, GA	09/15/00	03/11/02	57,088	1,015,712	—	—	1,072,800	1,028,215	—	1,028,215	21,369
Village Inn -
Davenport, IA	05/14/01	03/15/02	182,384	1,219,097	—	—	1,401,481	1,227,273	—	1,227,273	8,905
Jack in the Box -
Katy, TX	09/25/01	03/18/02	123,072	1,376,098	—	—	1,499,170	1,385,410	—	1,385,410	12,373
IHOP -
Albuquerque, NM	10/29/01	03/19/02	161,229	1,660,447	—	—	1,821,676	1,664,998	—	1,664,998	4,653
IHOP -
Lafayette, LA	12/28/00	03/19/02	87,911	1,548,629	—	—	1,636,540	1,566,820	—	1,566,820	20,424
Jack in the Box -
Round Rock, TX	09/19/00	03/20/02	134,634	1,226,470	—	—	1,361,104	1,257,009	—	1,257,009	40,447
Jack in the Box -
Concord, NC	07/07/00	03/22/02	126,308	1,296,102	—	—	1,422,410	1,331,738	—	1,331,738	46,935
Jack in the Box -
Cedar Hill, TX	12/20/01	03/22/02	120,438	1,388,773	—	—	1,509,211	1,392,479	—	1,392,479	5,497
IHOP -
Brownsville, TX	12/28/00	03/28/02	88,052	1,456,628	—	—	1,544,680	1,471,963	—	1,471,963	18,921
IHOP -
San Marco, TX	12/20/01	03/28/02	156,600	1,509,200	—	—	1,665,800	1,511,250	—	1,511,250	2,990
Bakers Square -
Maple Grove, MN	05/14/01	03/29/02	200,077	1,354,552	—	—	1,554,629	1,363,636	—	1,363,636	10,198
IHOP -
Ammon, ID	12/28/00	04/05/02	83,477	1,433,491	—	—	1,516,968	1,451,613	—	1,451,613	19,833
Home Town Buffet -
Visalia, CA	12/28/01	04/10/02	329,510	2,409,694	—	—	2,739,205	2,409,000	—	2,409,000	(773)
TB/KFC -
Gun Barrel City, TX	10/31/00	04/19/02	29,711	922,295	—	—	952,006	931,818	—	931,818	17,313
Tahoe Joes -
Roseville, CA	12/28/01	04/23/02	414,477	2,965,855	—	—	3,380,332	2,965,000	—	2,965,000	(1,077)
Old Country Buffet -
Glendale, AZ	12/28/01	04/25/02	246,584	1,818,524	—	—	2,065,108	1,818,000	—	1,818,000	(1,856)
Home Town Buffet -
Temecula, CA	12/28/01	04/26/02	298,731	2,000,577	—	—	2,299,308	2,000,000	—	2,000,000	(746)
Village Inn -
Johnston, IA	05/14/01	04/29/02	121,465	812,100	—	—	933,565	818,182	—	818,182	6,761

Past performance is not necessarily indicative of future performance.

TABLE V
SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing And Soft Costs

Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expenditures (19)

CNL Funding 2001-A, LP (18) (Continued):
Old Country Buffet -
Woodbury, MN	12/28/01	04/29/02	191,917	1,600,461	—	—	1,792,378	1,600,000	—	1,600,000	(612)
Bakers Square -
Orland Park, IL	05/14/01	04/30/02	292,465	1,940,017	—	—	2,232,482	1,954,545	—	1,954,545	16,742
Pizza-Hut -
Oakland Park, FL	10/06/00	05/03/02	83,765	652,145	—	—	735,910	659,091	—	659,091	6,512
Jack in the Box -
Magnolia, TX	08/30/01	05/03/02	101,729	1,245,406	—	—	1,347,135	1,260,198	—	1,260,198	13,660
IHOP -
Westminister, CO	12/20/01	05/03/02	229,223	1,831,730	—	—	2,060,953	1,836,750	—	1,836,750	5,100
Jack in the Box -
Baton Rouge, LA	12/20/01	05/03/02	185,925	1,405,359	—	—	1,591,284	1,412,154	—	1,412,154	7,539
Village Inn -
Roy, UT	05/14/01	05/06/02	142,392	933,183	—	—	1,075,575	940,909	—	940,909	8,152
Home Town Buffet -
Loma Linda, CA	12/28/01	05/07/02	447,446	3,046,175	—	—	3,493,621	3,045,000	—	3,045,000	(619)
Home Town Buffet -
Champaign, IL	12/28/01	05/08/02	195,577	1,768,682	—	—	1,964,259	1,768,000	—	1,768,000	(848)
Jack in the Box -
Baytown, TX	09/19/00	05/10/02	108,115	1,141,081	—	—	1,249,196	1,173,149	—	1,173,149	40,830
IHOP -
Norman, OK	10/12/00	05/13/02	219,316	1,554,570	—	—	1,773,886	1,577,745	—	1,577,745	51,274
IHOP -
Rockford, IL	12/20/01	05/15/02	148,323	1,646,238	—	—	1,794,561	1,650,750	—	1,650,750	5,243
Rio Bravo -
Fayetteville, AR	06/29/00	05/17/02	147,141	1,171,240	—	—	1,318,381	1,200,000	—	1,200,000	39,827
Bakers Square -
Onalaska, WI	05/14/01	05/17/02	119,693	924,167	—	—	1,043,860	931,818	—	931,818	8,241
Ruby Tuesday -
University Place, WA	08/23/00	05/31/02	133,340	1,574,504	—	—	1,707,844	1,590,909	—	1,590,909	40,555
Pizza Hut -
Pembroke Pines, FL	10/06/00	05/31/02	20,692	359,803	—	—	380,495	363,636	—	363,636	13,021
Pizza Hut -
N. Miami, FL	10/06/00	05/31/02	15,365	267,154	—	—	282,519	270,000	—	270,000	5,191
Bakers Square -
Rochester, MN	05/14/01	05/31/02	172,761	1,352,440	—	—	1,525,200	1,363,636	—	1,363,636	12,750
Bakers Square -
Stillwater, MN	05/14/01	05/31/02	141,347	991,789	—	—	1,133,136	1,000,000	—	1,000,000	9,350
Home Town Buffet -
Louisville, KY	12/28/01	05/31/02	199,891	1,500,579	—	—	1,700,470	1,500,000	—	1,500,000	(726)

Past performance is not necessarily indicative of future performance.

TABLE V
SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing And Soft Costs

Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expenditures (19)

CNL Funding 2001-A, LP (18) (Continued):
Old Country Buffet -
Mesa, AZ	12/28/01	06/03/02	306,624	2,115,024	—	—	2,421,648	2,114,000	—	2,1114,000	(1,045)
IHOP -
Shreveport, LA	10/12/00	06/04/02	207,681	1,643,127	—	—	1,850,808	1,663,150	—	1,663,150	33,799
IHOP -
Jonesboro, AR	10/12/00	06/05/02	152,295	1,328,505	—	—	1,480,800	1,348,500	—	1,348,500	56,238
Taco Cabana -
Dallas, Texas	12/29/00	06/06/02	33,359	987,667	—	—	1,021,026	1,021,026	—	1,021,026	27,228
HomeTown Buffet -
Oklahoma City, OK #737	12/28/01	06/13/02	204,563	1,455,705	—	—	1,592,205	1,455,000	—	1,455,000	(1,031)
HomeTown Buffet -
Oklahoma City, OK	12/28/01	06/13/02	136,500	1,955,947	—	—	2,160,510	1,955,000	—	1,955,000	(767)
Jack in the Box -
Corsicana, TX	06/30/00	06/14/02	69,849	1,083,639	—	—	1,153,488	1,118,650	—	1,118,650	52,045
Ruby Tuesday -
Port Lucie, FL	06/06/00	06/14/02	119,187	1,583,384	—	—	1,702,571	1,607,399	—	1,607,399	12,328
Bakers Square -
Bradley, IL	05/14/01	06/20/02	256,960	1,509,030	—	—	1,765,990	1,522,727	—	1,522,727	15,133
IHOP -
Evansville, IN	03/29/02	06/20/02	166,194	1,469,696	—	—	1,635,890	1,471,963	—	1,471,963	2,753
IHOP -
Buford, GA	03/29/02	06/20/02	212,950	1,679,961	—	—	1,892,911	1,682,243	—	1,682,243	2,729
Taco Cabana -
San Antonio, TX #107	12/29/00	06/26/02	(34,711)	921,822	—	—	887,111	952,957	—	952,957	33,569
Taco Cabana -
Universal City, TX	12/29/00	06/26/02	(40,496)	1,075,459	—	—	1,034,963	1,111,783	—	1,111,783	39,164
Taco Cabana -
Austin, TX	12/29/00	06/26/02	(54,547)	1,448,578	—	—	1,394,031	1,497,504	—	1,497,504	52,752
Taco Cabana -
San Antonio, TX #130	12/29/00	06/26/02	(52,067)	1,382,733	—	—	1,330,666	1,429,436	—	1,429,436	50,354
Taco Cabana -
Dallas, TX #136	12/29/00	06/26/02	(44,463)	1,180,810	—	—	1,136,347	1,220,693	—	1,220,693	38,129
Taco Cabana -
Houston, TX #143	12/29/00	06/26/02	(47,108)	1,251,044	—	—	1,203,936	1,293,299	—	1,293,299	45,558
Taco Cabana -
San Antonio, TX #158	12/29/00	06/26/02	(49,918)	1,325,668	—	—	1,275,750	1,370,443	—	1,370,443	76,694
Taco Cabana -
Schertz, TX	12/29/00	06/26/02	(40,331)	1,071,069	—	—	1,030,738	1,107,246	—	1,107,246	39,004
Taco Cabana -
Houston, TX	12/29/00	06/26/02	(52,933)	1,404,681	—	—	1,351,748	1,452,125	—	1,452,125	51,153
Past performance is not necessarily indicative of future performance.

TABLE V
SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing And Soft Costs

Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expenditures (19)

CNL Funding 2001-A, LP (18) (Continued):
Taco Cabana -
Houston, TX #174	12/29/00	06/26/02	(35,537)	943,770	—	—	908,233	975,647	—	975,647	34,369
Taco Cabana -
Katy, TX	12/29/00	06/26/02	(40,331)	1,071,069	—	—	1,030,738	1,107,246	—	1,107,246	21,178
Taco Cabana -
Arlington, TX	12/29/00	06/26/02	(38,843)	1,031,563	—	—	992,719	1,066,404	—	1,066,404	28,981
Taco Cabana -
Houston, TX #241	12/29/00	06/26/02	(49,670)	1,319,084	—	—	1,269,414	1,363,637	—	1,363,637	48,036
Taco Cabana -
Denton, TX	12/29/00	06/26/02	(44,463)	1,180,810	—	—	1,136,347	1,220,693	—	1,220,693	43,001
Baker Square -
Bolingbrook, IL	05/14/01	06/28/02	289,661	1,621,644	—	—	1,911,305	1,636,364	—	1,636,364	16,147
IHOP -
Harlingen, TX	09/28/01	06/28/02	169,260	1,611,009	—	—	1,780,269	1,619,998	—	1,619,998	(1,134)
Old Country Buffet -
Madison, WI	12/28/01	06/28/02	233,107	2,092,013	—	—	2,325,120	2,091,000	—	2,091,000	(1,199)
HomeTown Buffet -
Wichita, KS	12/28/01	06/28/02	224,736	2,000,969	—	—	2,225,704	2,000,000	—	2,000,000	(1,147)
Old Country Buffet -
Mechanicsburg, PA	12/28/01	06/28/02	153,548	1,818,880	—	—	1,972,429	1,818,000	—	1,818,000	(1,523)
IHOP -
Rocky Mount, NC	10/12/00	06/28/02	73,833	1,504,517	—	—	1,578,350	1,528,300	—	1,528,300	33,625
JIB -
Hickory, NC	03/28/01	06/28/02	196,658	1,455,112	—	—	1,651,770	1,481,564	—	1,481,564	28,329
HomeTown Buffet -
Louisville, KY	12/28/01	06/28/02	113,298	1,145,554	—	—	1,258,853	1,145,000	—	1,145,000	(660)
Old Country Buffet -
Franklin, OH	12/28/01	06/28/02	129,930	1,318,638	—	—	1,448,568	1,318,000	—	1,318,000	(760)
Pizza Hut -
El Reno, OK	01/18/02	06/28/02	51,697	367,573	—	—	419,270	368,764	—	368,764	1,591
Bakers Square -
Mt. Prospect, IL	05/14/01	07/02/02	278,538	1,914,440	—	—	2,192,978	1,931,818	—	1,931,818	19,310
Old Country Buffet -
Onalaska, WI	12/28/01	07/10/02	146,806	1,455,705	—	—	1,602,511	1,455,000	—	1,455,000	(1,020)
Pizza Hut -
Taylor, TX	01/25/02	07/11/02	44,204	251,186	—	—	295,390	252,000	—	252,000	1,112
IHOP -
Cathedral City, CA	03/29/02	07/18/02	255,633	1,506,263	—	—	1,759,896	1,509,346	—	1,509,346	3,182
Jack in the Box -
Shelby, NC	09/19/00	07/19/02	130,680	1,282,602	—	—	1,413,282	1,322,836	—	1,322,836	50,638

Past performance is not necessarily indicative of future performance.

TABLE V
SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing And Soft Costs

Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expenditures (19)

CNL Funding 2001-A, LP (18) (Continued):
Jack in the Box -
Simpsonville, SC	09/26/01	07/19/02	102,456	1,485,174	—	—	1,587,630	1,503,608	—	1,503,608	21,487
Old Country Buffet -
Cincinnati, OH	12/28/01	07/22/02	140,678	975,569	—	—	1,116,247	975,000	—	975,000	(821)
OCB -
Bourbonnais, IL	12/28/01	07/23/02	128,046	1,273,743	—	—	1,401,789	1,273,000	—	1,273,000	(1,087)
HomeTown Buffet -
Rockford, IL	12/28/01	07/23/02	260,488	2,274,326	—	—	2,534,814	2,273,000	—	2,273,000	(1,941)
Pizza-Hut -
Belton, TX	01/25/02	07/24/02	109,036	615,776	—	—	724,812	618,282	—	618,282	2,875
IHOP -
Covington, LA	03/29/02	07/26/02	222,517	1,716,670	—	—	1,939,187	1,720,183	—	1,720,183	2,971
IHOP -
Flourissant, MO	03/29/02	07/30/02	151,617	1,548,233	—	—	1,699,850	1,551,402	—	1,551,402	3,922
Jack in the Box -
Rock Hill, SC	09/15/00	08/05/02	106,828	1,143,510	—	—	1,250,338	1,181,275	—	1,181,275	46,288
Jack in the Box -
Greer, SC	09/25/01	08/05/02	111,253	1,454,109	—	—	1,565,361	1,474,257	—	1,474,257	22,417
Jack in the Box -
Conroe, TX	09/15/00	08/09/02	143,657	1,412,719	—	—	1,556,376	1,459,375	—	1,459,375	57,750
Pizza Hut -
Waco, TX (Baylor)	01/18/02	08/13/02	98,648	550,444	—	—	649,092	553,145	—	553,145	3,009
Jack in the Box -
Greenville, SC	09/25/01	08/16/02	117,001	1,530,054	—	—	1,647,054	1,551,255	—	1,551,255	24,584
Bakers Square -
Eau Claire, WI	05/14/01	08/20/02	190,268	1,169,094	—	—	1,359,362	1,181,818	—	1,181,818	13,617
Bakers Square -
Springfield, IL	05/14/01	08/20/02	151,166	1,079,164	—	—	1,230,330	1,090,909	—	1,090,909	12,569
Old Country Buffet -
Mankato, MN	12/28/01	08/20/02	179,487	1,637,118	—	—	1,816,605	1,636,000	—	1,636,000	(1,503)
Jack in the Box -
Baton Rouge, LA	08/23/00	08/22/02	79,926	1,127,994	—	—	1,207,920	1,167,135	—	1,167,135	48,323
TB/KFC -
Center, TX	10/31/00	08/30/02	15,631	852,554	—	—	868,185	863,636	—	863,636	10,412
IHOP -
Shawnee, OK	12/20/01	08/30/02	144,543	1,434,527	—	—	1,579,070	1,441,500	—	1,441,500	7,947
HomeTown Buffet -
Medford, OR	02/15/02	09/05/02	390,166	2,410,406	—	—	2,800,571	2,409,000	—	2,409,000	(2,071)
HomeTown Buffet -
Manchester, CT	12/28/01	09/13/02	171,290	1,774,390	—	—	1,945,681	1,773,000	—	1,773,000	(1,469)

Past performance is not necessarily indicative of future performance.

TABLE V
SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing And Soft Costs

Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expenditures (19)

CNL Funding 2001-A, LP (18) (Continued):
Jack in the Box -
Kilgore, TX	06/27/02	09/18/02	95,181	1,093,811	—	—	1,188,992	1,097,200	—	1,097,200	4,625
IHOP -
Bristol, VA	12/28/00	09/20/02	82,611	1,350,001	—	—	1,432,612	1,373,272	—	1,373,272	25,525
Bakers Square -
Akron, OH	05/14/01	09/27/02	243,619	1,257,883	—	—	1,501,502	1,272,727	—	1,272,727	16,331
Texas Roadhouse -
Peoria, IL	06/25/02	09/30/02	422,739	2,127,261	—	—	2,550,000	2,134,177	—	2,134,177	10,527
Jack in the Box -
Mesa, AZ	06/27/02	10/04/02	202,549	1,475,706	—	—	1,678,254	1,482,598	—	1,482,598	7,435
Pizza Hut -
Rockmart, GA	01/18/02	11/06/02	66,876	366,030	—	—	432,906	368,764	—	368,764	2,914
Ruby Tuesday -
Angola, IN	07/01/01	11/08/02	83,924	1,415,770	—	—	1,499,694	1,426,713	—	1,426,713	29,521
Krystals -
Pelham, AL	09/15/00	11/14/02	103,023	910,619	—	—	1,013,642	928,108	—	928,108	26,012
HomeTown Buffets -
Hilliard, OH	12/28/01	11/22/02	200,829	1,615,595	—	—	1,816,424	1,614,000	—	1,614,000	(1,717)
IHOP -
Enid, OK	09/28/01	12/05/02	213,823	1,323,224	—	—	1,537,046	1,336,499	—	1,336,499	4,742
IHOP -
Kansas City, MO	03/29/02	12/05/02	218,978	1,500,970	—	—	1,719,949	1,509,346	—	1,509,346	8,575
Perkins -
Millington, TN	05/24/02	12/06/02	163,718	1,111,111	—	—	1,274,829	1,111,111	—	1,111,111	756
Perkins -
Mankato, MN	09/13/02	12/10/02	180,448	1,193,299	—	—	1,373,747	1,193,299	—	1,193,299	1,108
Ruby Tuesday -
Island Park, NY	02/27/01	12/18/02	100,483	1,782,108	—	—	1,882,592	1,800,000	—	1,800,000	21,046
Pizza Hut -
Woodville, TX	01/18/02	12/19/02	41,310	351,085	—	—	392,396	354,013	—	354,013	3,077
Krystals -
Trenton, GA	09/15/00	12/20/02	130,970	896,970	—	—	1,027,940	915,294	—	915,294	26,769
Pizza Hut -
Bethany, OK	01/18/02	01/10/03	87,368	475,014	—	—	562,382	479,393	—	479,393	4,624
Jack in the Box -
Las Vegas, NV	09/26/02	02/13/03	415,356	1,650,496	—	—	2,065,852	1,660,823	—	1,660,823	12,266
TGIF -
Springfield, OH	12/22/00	02/13/03	230,344	1,977,911	—	—	2,208,255	2,039,614	—	2,039,614	69,637
Pizza Hut - 19th Street -
Waco, TX	01/18/02	03/11/03	68,010	401,190	—	—	469,200	405,640	—	405,640	4,680

Past performance is not necessarily indicative of future performance.

TABLE V
SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing And Soft Costs

Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expenditures (19)

CNL Funding 2001-A, LP (18) (Continued):
Captain D's -
Gadsden, AL	12/26/02	03/13/03	78,361	709,219	—	—	787,580	709,905	—	709,905	801
Jack in the Box -
San Antonio, TX	09/26/02	03/14/03	290,469	1,158,678	—	—	1,449,147	1,167,783	—	1,167,783	10,111
Jack in the Box -
Round Rock, TX	08/28/02	03/20/03	343,381	1,213,042	—	—	1,556,423	1,244,536	—	1,244,536	12,825
Captain D's -
Dothan, AL	12/26/02	04/17/03	123,815	811,417	—	—	935,232	812,600	—	812,600	1,469
Captain D's -
Hopkinsville, KY	12/26/02	04/10/03	179,825	931,252	—	—	1,111,078	932,610	—	932,610	1,578
Captain D's -
Arab, AL	12/26/02	04/30/03	87,733	596,217	—	—	683,950	597,086	—	597,086	1,207
Captain D's -
Crosslanes, WV	12/26/02	04/21/03	56,254	464,941	—	—	521,195	465,619	—	465,619	744
Taco Bell/KFC -
Kaufman, TX	10/31/00	05/06/03	(5,471)	1,025,569	—	—	1,020,098	1,045,455	—	1,045,455	36,878
Jack in the Box -
Yermo, CA	08/26/02	05/06/03	353,295	1,602,027	—	—	1,995,322	1,622,463	—	1,622,463	21,343
Captain D's -
Montgomery, AL	12/26/02	05/05/03	122,218	803,925	—	—	926,143	805,495	—	805,495	1,657
Captain D's -
Louisville, KY	12/26/02	05/16/03	156,801	874,967	—	—	1,031,768	876,676	—	876,676	1,873
Jack in the Box -
Houston, TX	09/26/02	05/20/03	277,860	1,030,231	—	—	1,308,091	1,041,674	—	1,041,674	12,633
Jack in the Box -
Paris, TX	12/30/02	05/16/03	256,226	1,100,586	—	—	1,356,812	1,107,472	—	1,107,472	7,774
Captain D's -
Nashville, TN	12/26/02	05/07/03	59,917	755,657	—	—	815,574	757,133	—	757,133	1,568
Jack in the Box -
Killeen, TX	09/26/02	05/01/03	254,498	1,167,552	—	—	1,422,050	1,180,521	—	1,180,521	13,303
Ground Round -
Maple Grove, MN	04/01/01	05/09/03	66,423	2,021,281	—	—	2,087,704	2,045,454	—	2,045,454	43,003
Captain D's -
Greenville, AL	12/26/02	06/11/03	120,046	707,627	—	—	827,673	709,362	—	709,362	1,917
Captain D's -
Russellville, AL	12/26/02	06/27/03	71,941	658,889	—	—	730,830	660,505	—	660,505	1,962
Captain D's -
Madison, AL	12/26/02	06/27/03	79,858	555,438	—	—	635,296	556,800	—	556,800	1,654
Captain D's -
Crossville, TN	12/26/02	06/27/03	59,996	539,752	—	—	599,748	541,076	—	541,076	1,607

Past performance is not necessarily indicative of future performance.

TABLE V
SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing And Soft Costs

Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expenditures (19)

CNL Funding 2001-A, LP (18) (Continued):
Captain D's -
Clinton, MS	12/26/02	06/12/03	69,788	558,725	—	—	628,513	560,095	—	560,095	1,523
Captain D's -
Louisville, KY	12/26/02	06/17/03	93,048	583,512	—	—	676,560	584,943	—	584,943	1,640
Captain D's -
Eufaula, AL	12/26/02	06/25/03	75,941	540,684	—	—	616,625	542,010	—	542,010	1,592
Captain D's -
Alabaster, AL	12/26/02	06/13/03	160,117	897,029	—	—	1,057,147	899,229	—	899,229	2,460
Jack in the Box -
Greenville, SC	01/16/03	06/13/03	274,469	1,317,214	—	—	1,591,684	1,326,457	—	1,326,457	11,407
Jack in the Box -
Marble Falls, TX	01/16/03	06/19/03	192,889	1,042,342	—	—	1,235,231	1,049,655	—	1,049,655	9,398
Jack in the Box -
San Diego, CA	01/16/03	06/18/03	394,649	2,104,372	—	—	2,499,021	2,119,137	—	2,119,137	18,848
Arby's -
Fraser, MI	09/11/01	06/20/03	185,909	1,042,073	—	—	1,227,982	1,045,546	—	1,045,546	17,829
Arby's -
Waterbury, CT	07/21/00	06/18/03	137,156	788,538	—	—	925,694	795,455	—	795,455	43,701
Arby's -
Orange, CT	07/21/00	06/18/03	87,401	518,182	—	—	605,583	522,727	—	522,727	68,944
Captain D's -
Laurel, MS	12/26/02	07/28/03	84,051	539,415	—	—	623,466	541,010	—	541,010	1,747
Captain D's -
Columbia, SC	12/26/02	07/17/03	83,877	606,787	—	—	690,664	608,581	—	608,581	1,915
Texas Roadhouse -
Roseville, MI	10/31/02	07/23/03	406,111	2,039,884	—	—	2,445,995	2,066,730	—	2,066,730	29,148
Texas Roadhouse -
Christianburg, VA	09/30/02	07/31/03	322,112	1,385,329	—	—	1,707,441	1,405,951	—	1,405,951	22,386
Jack in the Box -
Cookeville, TN	01/16/03	07/10/03	316,102	1,795,328	—	—	2,111,430	1,811,148	—	1,811,148	18,316
Captain D's -
Tupelo, MS	12/26/02	07/31/03	127,363	776,694	—	—	904,057	778,990	—	778,990	2,746
Captain D's -
Andalusia, AL	12/26/02	08/06/03	104,171	681,695	—	—	785,866	684,057	—	684,057	2,443
Captain D's -
Princeton, KY	12/26/02	08/07/03	74,770	555,446	—	—	630,216	557,371	—	557,371	1,842
Ruby Tuesday -
Tampa, FL	03/12/03	08/11/03	269,583	2,090,743	—	—	2,360,326	2,096,898	—	2,096,898	6,904
Burger King -
Wichita, KS	04/01/03	08/15/03	248,142	1,337,789	—	—	1,585,931	1,340,909	—	1,340,909	2,751

Past performance is not necessarily indicative of future performance.

TABLE V
SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing And Soft Costs

Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expenditures (19)

CNL Funding 2001-A, LP (18) (Continued):
Jack in the Box -
Conover, NC	01/16/03	08/21/03	201,282	1,267,189	—	—	1,468,471	1,280,651	—	1,280,651	15,714
Jack in the Box -
Salinas, CA	12/30/02	08/29/03	490,183	1,493,196	—	—	1,983,379	1,509,782	—	1,509,782	18,707
Captain D's -
Franklin, KY	12/26/02	08/29/03	157,118	1,007,252	—	—	1,164,370	1,010,743	—	1,010,743	3,786
Jack in the Box -
Simpsonville, SC	01/16/03	08/29/03	207,480	1,194,139	—	—	1,401,619	1,206,826	—	1,206,826	15,535
Jack in the Box -
Anderson, SC	01/16/03	09/16/03	261,828	1,296,208	—	—	1,558,036	1,312,350	—	1,312,350	18,287
Casa Ole -
Conroe, TX	04/16/03	09/15/03	119,734	771,309	—	—	891,043	775,000	—	775,000	4,395
Captain D's -
Warrensburg, CO	12/26/02	09/23/03	86,915	553,996	—	—	640,911	556,200	—	556,200	2,464
Black Angus -
Lone Tree, CO	05/16/02	09/19/03	274,517	2,685,785	—	—	2,960,302	2,702,533	—	2,702,533	48,363
Captain D's -
Bluefield, WV	12/26/02	09/05/03	146,431	959,496	—	—	1,105,927	963,314	—	963,314	3,970
Captain D's -
Ozark, AL	12/26/02	09/15/03	86,262	551,785	—	—	638,047	553,981	—	553,981	2,378
Captain D's -
Pearl, MS	12/26/02	09/11/03	103,074	656,502	—	—	759,576	659,114	—	659,114	2,400
Jack in the Box -
Austin, TX	09/26/02	09/15/03	355,976	1,338,759	—	—	1,694,735	1,362,587	—	1,362,587	25,277
Village Inn -
Virginia Beach, VA	06/16/03	09/26/03	453,559	1,894,510	—	—	2,348,069	1,900,000	—	1,900,000	8,997
Captain D's -
Cahokia, IL	12/26/02	09/24/03	97,626	625,492	—	—	723,118	627,981	—	627,981	2,792
Captain D's -
Birmingham, AL	12/26/02	09/24/03	89,973	577,550	—	—	667,523	579,848	—	579,848	2,578
Jack in the Box -
Simpsonville, SC	01/16/03	09/30/03	180,793	1,185,093	—	—	1,365,886	1,199,851	—	1,199,851	18,183
Jack in the Box -
Charlotte, NC	01/16/03	09/30/03	323,819	1,571,639	—	—	1,895,458	1,591,210	—	1,591,210	24,113
Village Inn -
Rio Rancho, NM	06/16/03	10/10/03	181,556	776,610	—	—	958,166	780,000	—	780,000	3,299
Wendy's -
Knoxville, TN	06/13/03	10/22/03	211,061	1,001,097	—	—	1,212,158	996,669	—	996,669	4,877
Wendy's -
Dayton, TN	06/13/03	10/28/03	115,511	814,846	—	—	930,357	811,242	—	811,242	4,143

Past performance is not necessarily indicative of future performance.

TABLE V
SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing And Soft Costs

Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expenditures (19)

CNL Funding 2001-A, LP (18) (Continued):
Jack in the Box -
Uvalde, TX	01/16/03	10/31/03	208,018	1,075,470	—	—	1,283,488	1,090,848	—	1,090,848	17,468
Baker's Square -
St. Paul, MN	06/16/03	10/31/03	218,930	1,369,024	—	—	1,587,954	1,375,000	—	1,375,000	8,657
Baker's Square -
Dearborn, MI	06/16/03	11/06/03	141,169	1,282,503	—	—	1,423,672	1,290,000	—	1,290,000	7,815
Baker's Square -
Taylor, MI	06/16/03	11/07/03	235,315	1,153,258	—	—	1,388,573	1,160,000	—	1,160,000	7,327
Baker's Square -
Fresno, CA	06/16/03	11/20/03	302,249	1,133,375	—	—	1,435,624	1,140,000	—	1,140,000	8,258
Village Inn -
St. Petersburg, FL	06/16/03	12/16/03	269,803	1,141,622	—	—	1,411,425	1,150,000	—	1,150,000	9,548
Johnny Carino's -
Houston, TX	01/21/03	12/22/03	359,788	1,962,475	—	—	2,322,263	2,000,000	—	2,000,000	40,760
Wendy's -
Clinton, TN	06/13/03	12/30/03	222,804	998,671	—	—	1,221,475	996,669	—	996,669	7,376
O'Charley's -
Plainville (Avon), IN	10/17/03	12/30/03	275,191	2,697,512	—	—	2,972,703	2,704,545	—	2,704,545	17,164
Johnny Carino's -
Austin, TX	12/30/02	12/31/03	446,723	1,958,587	—	—	2,405,310	2,000,000	—	2,000,000	44,704
Jack in the Box -
Rock Hill, SC	01/16/03	12/31/03	231,483	1,046,466	—	—	1,277,949	1,065,349	—	1,065,349	21,553
Max and Erma’s -
Cincinnati (Union Township), OH	09/24/03	01/09/04	311,940	2,446,965	—	—	2,758,905	2,458,972	—	2,458,972	13,897
Wendy’s -
Knoxville, TN	06/13/03	01/14/04	243,731	866,439	—	—	1,110,170	865,764	—	865,764	10,010
O’Charley’s -
Murfreesboro, TN	10/17/03	01/16/04	207,762	2,362,782	—	—	2,570,544	2,375,154	—	2,375,154	17,164
Whataburger -
Dallas, TX	06/25/00	01/29/04	584,800	—	—	—	584,800	683,125	—	683,125	(51,281)
Bakers Square -
St. Anthony Village, MN	08/04/03	02/13/04	291,925	1,293,069	—	—	1,584,994	1,300,000	—	1,300,000	8,784
O’Charley’s -
Lexington, KY	10/17/03	02/18/04	219,044	1,891,440	—	—	2,110,484	1,906,359	—	1,906,359	19,788
O’Charley’s -
Smyrna, TN	10/17/03	03/03/04	241,849	2,516,284	—	—	2,758,133	2,542,859	—	2,542,859	30,671
O’Charley’s -
Cary, NC	10/17/03	03/04/04	247,119	2,060,349	—	—	2,307,468	2,082,109	—	2,082,109	25,067
Bakers Square -
Dekalb, IL	06/16/03	03/08/04	299,246	1,571,309	—	—	1,870,555	1,590,000	—	1,590,000	19,219

Past performance is not necessarily indicative of future performance.

TABLE V
SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing And Soft Costs

Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expenditures (19)

CNL Funding 2001-A, LP (18) (Continued):
O’Charley’s -
Cincinnati, OH	11/07/03	03/12/04	181,745	1,560,419	—	—	1,742,164	1,572,727	—	1,572,727	15,730
O’Charley’s -
Burlington, NC	10/17/03	03/31/04	183,302	2,018,046	—	—	2,201,348	2,039,359	—	2,039,359	29,257
Ruby Tuesday -
Cape Coral, FL	01/13/04	03/31/04	412,252	1,942,922	—	—	2,355,174	1,943,948	—	1,943,948	3,012
O’Charley’s -
Marietta, GA	10/17/03	04/08/04	287,790	2,153,311	—	—	2,441,101	2,181,859	—	2,181,859	30,932
RDHSE -
Fredricksburg, VA	02/09/01	04/15/04	1,019,800	—	—	—	1,019,800	1,742,001	—	1,742,001	(209,127)
O’Charley’s -
Bloomington, IN	10/17/03	04/29/04	245,124	2,040,803	—	—	2,285,927	2,067,859	—	2,067,859	35,283
O’Charley’s -
Chattanooga, TN	10/17/03	05/03/04	253,599	2,509,899	—	—	2,763,498	2,550,000	—	2,550,000	44,212
Max and Emma’s -
Auburn Hills, MI	05/05/03	05/04/04	296,794	2,897,527	—	—	3,194,321	2,930,000	—	2,930,000	35,055
O’Charley’s -
Mobile, AL	10/17/03	05/12/04	189,318	2,017,762	—	—	2,207,080	2,050,000	—	2,050,000	35,172
O’Charley’s -
Louisville, KY	10/17/03	05/21/04	286,513	2,506,653	—	—	2,793,166	2,546,702	—	2,546,702	46,825
O’Charley’s -
O’Fallon, IL	12/30/03	06/08/04	265,991	1,836,709	—	—	2,102,700	1,858,735	—	1,858,735	21,914
O’Charley’s -
Paducah, KY	12/30/03	06/18/04	218,344	1,612,481	—	—	1,830,825	1,631,818	—	1,631,818	21,268
O’Charley’s -
Hermitage, TN	12/30/03	06/22/04	338,121	2,569,190	—	—	2,907,311	2,600,000	—	2,600,000	35,180
Casa Ole -
Port Arthur, TX	01/07/04	06/25/04	305,132	1,630,881	—	—	1,936,013	1,635,729	—	1,635,729	7,094
O’Charley’s -
Monroe, NC	10/17/03	06/28/04	185,754	1,940,627	—	—	2,126,381	1,976,955	—	1,976,955	43,758
O’Charley’s -
Dothan, AL	10/17/03	06/30/04	180,735	1,866,665	—	—	2,047,400	1,901,609	—	1,901,609	42,596
O’Charley’s -
Evansville, IN	11/07/03	06/30/04	104,997	1,786,724	—	—	1,891,721	1,815,271	—	1,815,271	37,019
O’Charley’s -
Franklin, TN	11/07/03	06/30/04	282,605	2,236,986	—	—	2,519,591	2,272,727	—	2,272,727	46,583
Casa Ole -
Jasper, TX	01/07/04	06/30/04	140,640	1,339,039	—	—	1,479,679	1,343,020	—	1,343,020	6,021
O’Charley’s -
Asheville, NC	10/17/03	07/13/04	205,543	1,658,902	—	—	1,864,445	1,694,545	—	1,694,545	38,294

Past performance is not necessarily indicative of future performance.

TABLE V
SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing And Soft Costs

Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expenditures (19)

CNL Funding 2001-A, LP (18) (Continued):
Casa Ole -
Sulphur, LA	01/07/04	08/10/04	159,164	1,486,989	—	—	1,646,153	1,493,679	—	1,493,679	7,960
Captain D’s -
Byram, MS	08/29/03	08/17/04	141,988	849,812	—	—	991,800	852,273	—	852,273	2,536
Captain D’s -
Richland, MS	08/29/03	08/17/04	164,615	875,989	—	—	1,040,604	878,526	—	878,526	2,623
O’Charley’s -
Oxford, AL	10/17/03	08/23/04	140,274	1,779,527	—	—	1,919,801	1,822,727	—	1,822,727	48,355
O’Charley’s -
Richmond, VA	10/17/03	08/30/04	221,054	2,081,306	—	—	2,302,360	2,131,832	—	2,131,832	58,653
O’Charley’s -
Hopkinsville, KY	10/17/03	09/02/04	199,357	1,876,440	—	—	2,075,797	1,927,273	—	1,927,273	53,810
Tumbleweed SW Grill -
Louisville, KY	12/23/03	09/13/04	252,537	1,686,839	—	—	1,939,376	1,619,425	—	1,619,425	15,759
O’Charley’s -
Johnson City, TN	12/30/03	09/17/04	289,319	1,850,393	—	—	2,139,712	1,886,364	—	1,886,364	37,998
O’Charley’s -
Bristol, VA	10/17/03	09/28/04	130,942	1,934,697	—	—	2,065,639	1,987,109	—	1,987,109	59,926
O’Charley’s -
Greenwood, SC	12/30/03	09/28/04	224,631	1,605,160	—	—	1,829,791	1,636,364	—	1,636,364	35,013
O’Charley’s -
Mobile, AL	10/17/03	09/29/04	247,312	2,411,043	—	—	2,658,355	2,476,359	—	2,476,359	75,012
Bakers Square -
West St. Paul, MN	06/16/03	09/30/04	298,650	2,202,661	—	—	2,501,311	2,250,000	—	2,250,000	56,190
Casa Ole -
Orange, TX	01/07/04	09/30/04	187,322	1,413,051	—	—	1,600,373	1,420,502	—	1,420,502	9,632
O’Charley’s -
Indianapolis, IN	10/17/03	10/14/04	165,089	2,123,068	—	—	2,288,157	2,186,609	—	2,186,609	67,264
O’Charley’s -
Florence, KY	10/17/03	11/09/04	338,318	3,142,408	—	—	3,480,726	3,245,455	—	3,245,455	108,162
Casa Ole -
Silsbee, TX	01/07/04	11/16/04	64,725	1,261,215	—	—	1,325,940	1,269,842	—	1,269,842	10,056
Casa Ole -
Vidor, TX	01/07/04	12/16/04	80,653	1,154,333	—	—	1,234,986	1,162,229	—	1,162,229	9,668
O’Charley’s -
Centerville, GA	10/17/03	12/21/04	248,480	1,742,334	—	—	1,990,814	1,804,545	—	1,804,545	68,249
Past performance is not necessarily indicative of future performance.

TABLE V
SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing And Soft Costs

Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expenditures (19)

CNL Funding 2002-A, LP (18):
Black Angus -
Phoenix, AZ	08/02/01	03/29/02	308,838	1,962,499	—	—	2,271,337	1,967,245	—	1,967,245	13,445
Black Angus -
Goodyear, AZ	07/23/01	05/01/02	305,468	1,855,849	—	—	2,161,317	1,862,193	—	1,862,193	11,485
Jack in the Box -
Charlotte, NC	08/30/01	06/14/02	152,691	1,450,809	—	—	1,603,500	1,467,708	—	1,467,708	17,149
Jack in the Box -
Baton Rouge, LA	08/30/01	07/12/02	80,374	1,145,280	—	—	1,225,654	1,160,007	—	1,160,007	16,487
Jack in the Box -
Lake Zurich, IL	09/26/01	12/20/02	440,278	2,215,642	—	—	2,655,920	2,246,512	—	2,246,512	39,380
Bennigans -
Killeen, TX	08/07/01	12/30/02	285,025	1,897,117	—	—	2,182,142	1,925,583	—	1,925,583	31,785

CNL Net Lease Investors, LP (18):
JIB -
Arlington, TX (8)	09/25/02	09/25/02	1,096,799	—	—	—	1,096,799	—	1,096,799	1,096,799	—
Burger King -
Jackson, MI (8)	09/25/02	09/25/02	958,464	—	—	—	958,464	—	958,464	958,464	—
IHOP -
Buffalo Grove, IL (8)	09/25/02	09/25/02	1,591,656	—	—	—	1,591,656	—	1,591,656	1,591,656	—
Arby's-Lee's -
Summit, MO (8)	09/25/02	09/25/02	956,778	—	—	—	956,778	—	956,778	956,778	—
Krispy Kreme -
Clive, IA (8)	09/25/02	09/25/02	719,193	—	—	—	719,193	—	719,193	719,193	—
Boston Market -
Eden Prairie, MN (8)	09/25/02	09/25/02	1,096,256	—	—	—	1,096,256	—	1,096,256	1,096,256	—
Denny's -
Glenwood Springs, CO	09/25/02	09/30/02	71,421	724,289	—	—	795,710	724,289	—	724,289	(2,560)
JIB -
Apple Valley, CA	09/25/02	10/29/02	195,846	1,125,979	—	—	1,321,825	1,125,979	—	1,125,979	(390)
Jack in the Box -
Calexico, CA	09/25/02	11/08/02	267,747	1,380,933	—	—	1,648,680	1,380,873	—	1,380,873	(431)
IHOP -
Smyrna, GA	09/25/02	11/15/02	258,136	1,487,570	—	—	1,745,706	1,487,640	—	1,487,640	(255)
IHOP -
Las Vegas, NV	09/25/02	11/19/02	224,805	1,532,903	—	—	1,757,708	1,533,114	—	1,533,114	4
Arby's -
Lafayette, IN	09/25/02	11/21/02	142,253	1,233,489	—	—	1,375,742	1,234,521	—	1,234,521	1,632

Past performance is not necessarily indicative of future performance.

TABLE V
SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing And Soft Costs

Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expenditures (19)

CNL Net Lease Investors, LP (18) (Continued):
JIB -
Pomona, CA	09/25/02	12/06/02	230,597	1,256,692	—	—	1,487,290	1,256,583	—	1,256,583	(501)
IHOP -
Bend, OR	09/25/02	12/10/02	196,621	1,335,109	—	—	1,531,730	1,334,916	—	1,334,916	(674)
JIB -
Woodinville, WA	09/25/02	12/12/02	238,915	1,416,445	—	—	1,655,360	1,416,512	—	1,416,512	(421)
IHOP -
Chico, CA	09/25/02	12/16/02	237,578	1,704,094	—	—	1,941,672	1,706,088	—	1,706,088	2,084
IHOP -
Phoenix, AZ	09/25/02	12/16/02	257,508	1,421,205	—	—	1,678,713	1,422,679	—	1,422,679	1,492
Denny's -
Grand Prairie, TX	09/25/02	12/18/02	166,695	641,605	—	—	808,300	643,812	—	643,812	(17,570)
JIB -
Stockton, CA	09/25/02	12/19/02	123,370	1,194,990	—	—	1,318,360	1,195,358	—	1,195,358	44
JIB -
Altadena, CA	09/25/02	12/19/02	238,359	1,568,973	—	—	1,807,332	1,569,349	—	1,569,349	(104)
IHOP -
Madera, CA	09/25/02	12/20/02	221,369	1,517,381	—	—	1,738,750	1,517,799	—	1,517,799	(23)
JIB -
Los Angeles, CA	09/25/02	12/20/02	281,609	1,440,875	—	—	1,722,484	1,441,506	—	1,441,506	319
Stone Grill -
Henderson, NV	09/25/02	12/20/02	129,187	315,790	—	—	444,977	316,876	—	316,876	(501)
JIB -
Veradale, WA	09/25/02	12/20/02	152,024	1,432,938	—	—	1,584,962	1,434,470	—	1,434,470	1,591
Denny's -
Tulsa, OK	09/25/02	12/23/02	111,276	87,719	—	—	198,995	88,021	—	88,021	(8,056)
Chipolte Mexican Grill -
Redlands, CA	09/25/02	12/26/02	184,168	947,782	—	—	1,131,950	948,249	—	948,249	229
Arby's -
Boise, ID	09/25/02	12/27/02	144,299	880,157	—	—	1,024,456	879,752	—	879,752	(1,105)
IHOP -
Las Vegas, NV - 752	09/25/02	12/30/02	301,535	1,654,627	—	—	1,956,162	1,654,674	—	1,654,674	(737)
IHOP -
Chesapeake, VA	09/25/02	12/30/02	224,282	1,596,258	—	—	1,820,540	1,595,915	—	1,595,915	(1,328)
JIB -
Sacramento, CA	09/25/02	12/31/02	121,340	1,230,480	—	—	1,351,820	1,230,859	—	1,230,859	(85)
JIB -
Delano, CA	09/25/02	12/31/02	218,259	1,193,558	—	—	1,411,817	1,193,846	—	1,193,846	(125)
LJS -
Pasadena, TX	09/25/02	01/10/03	84,314	653,823	—	—	738,137	653,146	—	653,146	(1,059)

Past performance is not necessarily indicative of future performance.

TABLE V
SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing And Soft Costs

Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expenditures (19)

CNL Net Lease Investors, LP (18) (Continued):
Jack in the Box -
Caldwell, ID	09/25/02	01/14/03	249,924	1,249,841	—	—	1,499,765	1,249,541	—	1,249,541	(933)
IHOP -
Addison, TX	09/25/02	01/14/03	280,886	1,469,922	—	—	1,750,808	1,469,295	—	1,469,295	(1,299)
IHOP -
Arlington, TX	09/25/02	01/15/03	239,534	1,338,182	—	—	1,577,716	1,338,259	—	1,338,259	(392)
Jack in the Box -
Centralia, WA	09/25/02	01/17/03	176,522	1,108,218	—	—	1,284,740	1,109,947	—	1,109,947	1,738
Denny's -
Fort Worth, TX	09/25/02	01/17/03	5,513	75,058	—	—	80,571	75,447	—	75,447	(1,895)
IHOP -
Merced, CA	09/25/02	01/24/03	258,486	1,669,950	—	—	1,928,436	1,670,946	—	1,670,946	586
Denny's -
Port Charlotte, FL	09/25/02	01/29/03	254,391	1,260,009	—	—	1,514,400	1,261,536	—	1,261,536	6,452
KFC -
Virginia Beach, VA	09/25/02	01/30/03	151,884	861,262	—	—	1,013,146	862,729	—	862,729	1,631
Checkers -
Orlando, FL	09/25/02	02/04/03	33,051	479,392	—	—	512,443	479,298	—	479,298	(171)
IHOP -
Vernon Hills, IL	09/25/02	02/05/03	142,285	1,677,299	—	—	1,819,584	1,678,249	—	1,678,249	749
IHOP -
Pasadena, TX	09/25/02	02/07/03	189,401	1,238,542	—	—	1,427,943	1,237,835	—	1,237,835	(927)
Denny's -
Surfside Beach, SC	09/25/02	02/10/03	191,178	973,222	—	—	1,164,400	973,354	—	973,354	80
Blackbear BBQ & Grill -
Clinton, MO	09/25/02	02/11/03	111,135	149,853	—	—	260,988	150,894	—	150,894	4,808
El Ranchito -
Cheraw, SC	09/25/02	02/12/03	74,238	119,882	—	—	194,120	120,715	—	120,715	(3,748)
IHOP -
Orland Park, IL	09/25/02	02/12/03	237,989	1,496,687	—	—	1,734,676	1,497,535	—	1,497,535	131
JIB -
Phoenix, AZ	09/25/02	02/19/03	318,477	1,369,163	—	—	1,687,640	1,368,852	—	1,368,852	(235)
JIB -
Fontana, CA	09/25/02	02/19/03	354,596	1,617,580	—	—	1,972,176	1,621,168	—	1,621,168	4,515
Jack in the Box -
Puyallup, WA	09/25/02	02/20/03	208,776	1,442,584	—	—	1,651,360	1,442,429	—	1,442,429	(11)
JIB -
Nampa, ID	09/25/02	02/28/03	133,479	1,182,901	—	—	1,316,380	1,185,224	—	1,185,224	3,311
Arby's -
Indianapolis, IN	09/25/02	03/07/03	146,983	1,290,641	—	—	1,437,624	1,289,765	—	1,289,765	(1,240)

Past performance is not necessarily indicative of future performance.

TABLE V
SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing And Soft Costs

Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expenditures (19)

CNL Net Lease Investors, LP (18) (Continued):
Golden Corral -
Sherman, TX	09/25/02	03/14/03	144,018	1,334,643	—	—	1,478,661	1,344,925	—	1,344,925	11,110
Denny's -
Independence, MO	09/25/02	03/18/03	75,774	879,026	—	—	954,800	878,925	—	878,925	(531)
Jack in the Box -
New Caney, TX	09/25/02	03/26/03	235,592	1,081,827	—	—	1,317,419	1,084,227	—	1,084,227	2,136
IHOP -
Columbia, SC	09/25/02	03/27/03	199,074	1,421,913	—	—	1,620,987	1,421,690	—	1,421,690	(939)
Golden Corral -
Longmont, CO	09/25/02	03/28/03	102,544	1,129,798	—	—	1,232,342	1,138,018	—	1,138,018	9,457
IHOP -
Coeur D'Alene, ID	09/25/02	03/28/03	194,492	1,371,918	—	—	1,566,410	1,372,193	—	1,372,193	(296)
IHOP -
Hoffman Estates, IL	09/25/02	03/31/03	220,665	1,620,411	—	—	1,841,076	1,621,562	—	1,621,562	650
Hardees -
Hattiesburg, MS	09/25/02	04/04/03	112,845	952,123	—	—	1,064,968	951,381	—	951,381	(1,090)
Arby's -
Greenville, AL	09/25/02	04/04/03	42,568	347,029	—	—	389,597	348,619	—	348,619	1,586
Jack in the Box -
Peoria, AZ	09/25/02	04/04/03	276,589	1,286,205	—	—	1,562,794	1,287,666	—	1,287,666	1,232
Denny's -
Goodyear, AZ	09/25/02	04/08/03	104,888	1,234,312	—	—	1,339,200	1,233,526	—	1,233,526	(11,939)
Long John Silvers -
Olathe, KS	09/25/02	04/17/03	113,541	687,429	—	—	800,970	690,258	—	690,258	2,995
Wendy's -
Escondido, CA	09/25/02	05/09/03	230,220	1,602,354	—	—	1,832,574	1,614,754	—	1,614,754	12,790
Golden Corral -
Jacksonville, FL	09/25/02	05/15/03	199,967	1,673,863	—	—	1,873,830	1,691,381	—	1,691,381	18,292
Jack in the Box -
Santa Maria, CA	09/25/02	05/20/03	246,072	1,345,328	—	—	1,591,400	1,346,677	—	1,346,677	994
Jack in the Box -
Post Falls, ID	09/25/02	05/22/03	(311,305)	1,256,355	—	—	945,050	1,256,928	—	1,256,928	(225)
Golden Corral -
Garden City, KS	09/25/02	05/30/03	201,188	964,009	—	—	1,165,197	974,016	—	974,016	11,189
IHOP -
Lithia Springs, GA	09/25/02	06/02/03	221,383	1,352,517	—	—	1,573,900	1,357,533	—	1,357,533	4,861
Japan Express -
Lincolnton, NC	09/25/02	06/11/03	16,243	460,557	—	—	476,800	458,047	—	458,047	(2,852)
Denny's -
McAlester, OK	09/25/02	06/24/03	122,576	608,549	—	—	731,125	603,793	—	603,793	(5,996)

Past performance is not necessarily indicative of future performance.

TABLE V
SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing And Soft Costs

Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expenditures (19)

CNL Net Lease Investors, LP (18) (Continued):
Denny's -
Yukon, OK	09/25/02	06/24/03	(467,777)	950,152	—	—	482,375	948,836	—	948,836	(2,101)
Golden Corral -
Bartlesville, OK	09/25/02	06/26/03	107,249	806,482	—	—	913,731	799,214	—	799,214	(8,512)
Jack in the Box -
Beaumont, TX	09/25/02	07/11/03	221,438	1,201,362	—	—	1,422,800	1,202,905	—	1,202,905	1,243
Jack in the Box -
Decatur, TX	09/25/02	07/16/03	191,779	1,147,023	—	—	1,338,802	1,146,569	—	1,146,569	(925)
Denny's -
Enid, OK	09/25/02	08/11/03	25,602	88,942	—	—	114,544	90,536	—	90,536	(6,326)
Jack in the Box -
Irving, TX	09/25/02	08/15/03	277,222	1,514,638	—	—	1,791,860	1,514,477	—	1,514,477	(712)
Long John Silvers -
Independence, MO	09/25/02	09/17/03	184,834	936,247	—	—	1,121,081	932,101	—	932,101	(5,004)
Remington Grill -
Sanford, NC	09/25/02	09/22/03	15,420	420,129	—	—	435,549	417,044	—	417,044	(3,635)
Golden Corral -
Weslaco, TX	09/25/02	09/26/03	367,183	952,057	—	—	1,319,240	968,060	—	968,060	17,334
Golden Corral -
Ada, OK	09/25/02	09/30/03	107,394	933,094	—	—	1,040,488	947,919	—	947,919	16,153
Golden Corral -
Abilene, TX	09/25/02	10/14/03	514,520	1,426,972	—	—	1,941,492	1,451,948	—	1,451,948	26,636
Golden Corral -
Shawnee, OK	09/25/02	11/04/03	399,131	967,722	—	—	1,366,853	986,246	—	986,246	16,502
Jack in the Box -
Ontario, OR	09/25/02	12/31/03	198,809	1,010,637	—	—	1,209,446	1,008,829	—	1,008,829	(2,471)
Jack in the Box -						—
Mojave, CA	09/25/02	01/08/04	364,908	1,241,898	—		1,606,806	1,241,457	—	1,241,457	(1,908)
Burger King -						—
Bowling Green, OH	09/25/02	01/16/04	107,489	818,684	—		926,173	823,270	—	823,270	4,207
Burger King -
Wauseon, OH	09/25/02	01/29/04	79,691	818,684	—	—	898,375	823,270	—	823,270	4,287
Burger King -
Columbia, SC	09/25/02	02/04/04	226,574	269,666	—	—	496,240	277,644	—	277,644	(20,771)
Jack in the Box -
San Benito, TX	09/25/02	03/25/04	185,477	1,260,437	—	—	1,445,914	1,257,183	—	1,257,183	(4,011)
Schlotzsky’s -
Louisville, KY	09/25/02	03/30/04	272,684	1,039,491	—	—	1,312,175	1,043,169	—	1,043,169	3,001
Boston Market -
Carrolton, TX	09/25/02	03/31/04	44,215	821,960	—	—	866,175	823,321	—	823,321	(6,043)

Past performance is not necessarily indicative of future performance.

TABLE V
SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing And Soft Costs

Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expenditures (19)

CNL Net Lease Investors, LP (18) (Continued):
Golden Corral -
Augusta, GA	09/25/02	03/31/04	155,640	1,129,629	—	—	1,285,269	1,159,728	—	1,159,728	31,727
Burger King -
Bradford, PA	09/25/02	04/02/04	53,936	815,644	—	—	869,580	823,151	—	823,151	7,125
Denny’s -
Raytown, MD	09/25/02	04/27/04	125,030	798,970	—	—	924,000	798,617	—	798,617	(825)
Boston Market -
Kansas City, MO	09/25/02	08/20/04	200,500	1,136,300	—	—	1,336,800	1,157,285	—	1,157,285	21,185
Boston Market -
Houston, TX	09/25/02	09/21/04	171,942	840,790	—	—	1,012,732	842,675	—	842,675	1,384
Boston Market -
Orlando, FL	09/25/02	09/27/04	196,913	919,171	—	—	1,116,084	923,154	—	923,154	4,007
Boston Market -
Vero, FL	09/25/02	09/28/04	151,991	818,569	—	—	970,560	821,769	—	821,769	3,206
Denny's -
Corpus Christi, TX	09/25/02	09/30/04	202,524	1,168,469	—	—	1,370,993	1,161,563	—	1,161,563	(4,617)
Jack in the Box -
Campbell, CA	06/30/04	10/05/04	478,151	1,752,877	—	—	2,231,028	1,764,874	—	1,764,874	12,734
Jack in the Box -
Castro Valley, CA	06/30/04	10/22/04	384,195	1,441,985	—	—	1,826,180	1,451,854	—	1,451,854	12,183
Jack in the Box -
Cucamonga, CA	06/30/04	10/27/04	386,869	1,422,008	—	—	1,808,877	1,431,740	—	1,431,740	12,308
Jack in the Box -
Chula Vista, CA	06/30/04	10/29/04	360,260	1,327,863	—	—	1,688,123	1,336,951	—	1,336,951	11,866
Golden Corral -
Newman, GA	05/25/04	11/04/04	544,547	2,897,159	—	—	3,441,706	2,912,000	—	2,912,000	16,324
Golden Corral -
Conyers, GA	05/25/04	11/04/04	599,484	3,188,213	—	—	3,787,697	3,204,545	—	3,204,545	17,964
Jack in the Box -
Palmdale, CA	06/30/04	11/08/04	320,326	984,602	—	—	1,304,928	993,627	—	993,627	9,704
IHOP -
Spring, TX	07/22/04	11/08/04	649,693	2,453,010	—	—	3,102,703	2,456,940	—	2,456,940	2,527
Jack in the Box -
Los Angeles, CA	06/30/04	11/10/04	367,116	1,457,564	—	—	1,824,680	1,470,924	—	1,470,924	14,590
IHOP -
Hillsboro, TX	07/22/04	11/18/04	311,512	1,193,219	—	—	1,504,731	1,195,130	—	1,195,130	1,909
Jack in the Box -
Dallas, TX	09/30/04	11/24/04	233,333	889,082	—	—	1,122,415	891,093	—	891,093	3,690
Golden Corral -
Lawrenceville, GA	05/25/04	11/29/04	477,075	2,735,984	—	—	3,213,059	2,750,000	—	2,750,000	17,988
Jack in the Box -
San Rafael, CA	06/30/04	12/10/04	253,890	891,638	—	—	1,145,528	901,900	—	901,900	10,956

Past performance is not necessarily indicative of future performance.

TABLE V
SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing And Soft Costs

Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expenditures (19)

CNL Net Lease Investors, LP (18) (Continued):
Applebee’s -
Gaffney, SC	06/28/04	12/15/04	117,965	1,123,037	—	—	1,241,002	1,125,000	—	1,125,000	1,240
Sweet Tomatoes -
Orlando, FL	03/10/04	12/17/04	559,838	3,372,581	—	—	3,932,419	3,384,700	—	3,384,700	12,104
Golden Corral -
Alpharetta, GA	05/25/04	12/22/04	727,979	3,836,308	—	—	4,564,287	3,860,000	—	3,860,000	36,725
Jack in the Box -
Berkely, CA	09/30/04	12/30/04	337,670	1,285,577	—	—	1,623,247	1,291,417	—	1,291,417	8,871

CNL Net Lease Funding, LLC (18):
Sweet Tomatoes -
Atlanta, GA	03/10/04	06/03/04	605,000	2,735,217	—	—	3,340,217	2,737,625	—	2,737,625	3,232
Sweet Tomatoes -
Westminister, CO	03/10/04	06/09/04	428,345	2,132,123	—	—	2,560,468	2,134,000	—	2,134,000	1,136
Souplantation -
Lake Forest, CA	03/10/04	06/09/04	522,416	1,958,839	—	—	2,481,255	1,960,000	—	1,960,000	207
Sweet Tomatoes -
Raleigh, NC	03/10/04	06/17/04	316,054	1,578,611	—	—	1,894,665	1,580,000	—	1,580,000	1,590
Sweet Tomatoes -
Alpharetta, GA	03/10/04	06/18/04	324,261	2,287,636	—	—	2,611,897	2,289,650	—	2,289,650	2,439
Sweet Tomatoes -
St. Charles, IL	03/10/04	06/30/04	393,303	1,939,518	—	—	2,332,821	1,941,225	—	1,941,225	3,448
Sweet Tomatoes -
Albuquerque, NM	03/10/04	06/30/04	312,047	1,737,970	—	—	2,050,017	1,739,500	—	1,739,500	2,748
Sweet Tomatoes -
Sarasota, FL	03/10/04	07/07/04	553,874	2,734,003	—	—	3,287,877	2,737,625	—	2,737,625	1,653
Jack in the Box -
Palo Alto, CA	06/30/04	07/29/04	359,407	1,273,509	—	—	1,632,916	1,273,509	—	1,273,509	2,611
Jack in the Box -
Bakersfield, CA	06/30/04	08/12/04	173,097	1,002,048	—	—	1,175,145	1,004,314	—	1,004,314	3,164
Golden Corral -
Buford, GA	05/25/04	08/17/04	588,738	3,491,943	—	—	4,080,681	3,499,000	—	3,499,000	9,973
Jack in the Box -
Riverside, CA	06/30/04	08/17/04	419,820	1,575,670	—	—	1,995,490	1,579,233	—	1,579,233	5,516
Jack in the Box -
Phoenix, AZ	06/30/04	08/18/04	176,947	1,049,261	—	—	1,226,208	1,051,634	—	1,051,634	3,597
Sweet Tomatoes -
Peoria, AZ	03/10/04	08/19/04	580,946	2,881,842	—	—	3,462,788	2,886,950	—	2,886,950	5,373
Jack in the Box -
Marysville, CA	06/30/04	08/20/04	399,446	1,351,870	—	—	1,751,316	1,354,927	—	1,354,927	5,011

Past performance is not necessarily indicative of future performance.

TABLE V
SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing And Soft Costs

Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expenditures (19)

CNL Net Lease Funding, LLC (18) (Continued):
Golden Corral -
Snellville, GA	05/25/04	08/30/04	499,488	2,864,211	—	—	3,363,699	2,870,000	—	2,870,000	9,219
Sweet Tomatoes -
Tampa, FL	03/10/04	08/30/04	419,149	2,033,396	—	—	2,452,545	2,037,000	—	2,037,000	6,136
Golden Corral -
Kennesaw, GA	05/25/04	09/02/04	536,093	3,133,208	—	—	3,669,301	3,142,750	—	3,142,750	10,904
Jack in the Box -
Orcutt, CA	06/30/04	09/08/04	309,329	1,156,105	—	—	1,465,434	1,161,357	—	1,161,357	5,876
Sweet Tomatoes -
Aurora, CO	03/10/04	09/09/04	438,437	2,100,331	—	—	2,538,768	2,105,000	—	2,105,000	3,943
Jack in the Box -
Woodland, CA	06/30/04	09/10/04	327,824	1,214,742	—	—	1,542,566	1,220,260	—	1,220,260	6,531
Jack in the Box -
Santa Ana, CA	06/30/04	09/17/04	269,268	1,001,356	—	—	1,270,624	1,005,905	—	1,005,905	5,918
Sweet Tomatoes -
Fort Myers, FL	03/10/04	09/17/04	424,602	3,178,534	—	—	3,603,136	3,185,600	—	3,185,600	7,484
Sweet Tomatoes -
Tampa, FL	03/10/04	09/22/04	422,150	2,508,063	—	—	2,930,213	2,513,638	—	2,513,638	6,653
Jack in the Box -
Houston, TX	06/30/04	09/24/04	172,456	1,207,144	—	—	1,379,600	1,212,627	—	1,212,627	7,778
Jack in the Box -
Antioch, CA	06/30/04	09/28/04	253,778	785,367	—	—	1,039,145	788,934	—	788,934	5,522
Jack in the Box -
Auburn, WA	06/30/04	09/28/04	249,965	1,304,766	—	—	1,554,731	1,310,693	—	1,310,693	8,804
Jack in the Box -
Mesa, AZ	06/30/04	09/28/04	198,453	957,998	—	—	1,156,451	962,350	—	962,350	6,465
Jack in the Box -
Chico, CA	06/30/04	09/29/04	204,705	841,893	—	—	1,046,598	845,717	—	845,717	5,745
Applebee’s -
Greenville, SC	06/28/04	09/30/04	259,610	1,873,702	—	—	2,133,312	1,875,000	—	1,875,000	2,001
Jack in the Box -
Irving, TX	06/30/04	09/30/04	241,103	1,120,097	—	—	1,361,200	1,125,185	—	1,125,185	7,729

CNL Restaurant Capital, LP (24):
Applebee’s -
Salinas, CA	02/10/97	04/26/02	449,350	1,600,000	—	—	2,049,350	—	1,496,871	1,496,871	—
Fazoli's -
Cordova, TN (25)	12/28/01	06/28/02	638,052	—	—	—	638,052	—	501,969	501,969	—
Fazoli's -
Collierville, TN (25)	12/23/99	08/08/02	667,882	—	—	—	667,882	—	621,070	621,070	—

Past performance is not necessarily indicative of future performance.

TABLE V
SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing And Soft Costs

Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing (7)	Total acquisition cost, capital improvements closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expenditures (19)

CFD Holdings, LLC:
Denny's -
Plant City, FL (25)	09/30/02	05/23/03	1,182,921	—	—	—	1,182,921	—	1,059,831	1,059,831	15,227
Denny's -
Fort Pierce, FL (25)	09/30/02	11/14/03	846,101	—	—	—	846,101	—	793,145	793,145	46,896
Denny's -
Orlando, FL (25)	09/30/02	12/03/03	1,072,542	—	—	—	1,072,542	—	949,611	949,611	62,823

CFD Holdings II, LLC:
Fazoli’s -
Oregon, OH (25)	05/08/03	06/24/04	383,988	—	—	—	383,988	—	740,459	740,459	27,852

CNL Funding 2001-4, LP:
Burger King -
Boynton Beach, FL (25)	07/21/03	03/12/04	999,217	—	—	—	999,217	—	709,380.	709,380	28,932
Burger King -
West Palm Beach, FL (25)	07/21/03	06/23/04	834,264	—	—	—	834,264	—	725,000	725,000	24,352
Burger King -
Coral Springs, FL (25)	05/05/03	08/31/04	885,163	—	—	—	885,163	—	1,036,190	1,036,190	(40,339)

CNL Hotels & Resorts, Inc.:
Hampton Inn -
Omaha, NE	07/10/03	07/07/04	5,840,562	—	—	—	5,840,562	—	5,408,607	5,408,607	562,970
Comfort Inn -
Marietta, GA	07/10/03	07/15/04	5,119,961	—	—	—	5,119,961	—	5,023,017	5,023,017	168,741
Hampton Inn -
Denver, CO	07/10/03	11/15/04	2,639,686	—	—	—	2,639,686	—	2,554,787	2,554,787	358,791
Residence Inn -
Charlotte, NC	07/10/03	12/17/04	3,763,810	—	—	—	3,763,810	—	3,177,789	3,177,789	460,146
(1)	Amounts shown do not include pro rata share of original offering costs or acquisition fees.
(2)	Closing costs deducted from net sales proceeds do not include deferred, subordinated real estate disposition fees payable to CNL Fund Advisors, Inc. or its affiliates.
(3)	Reserved for future use.
(4)	Reserved for future use.
(5)	Cash received net of closing costs includes $147,750 of lease termination income.
(6)	Excess (deficiency) of property operating cash receipts over cash expenditures includes $52,676 of lease termination income.
(7)	Original mortgage financing was obtained for less than 100 percent of the total cost of the properties.
(8)
Each property was sold to one of the CNL Income Funds, which are Prior Public Programs and affiliates of the Chairman and Vice Chairman of the Board of Directors of CNL Restaurant Properties, Inc. The CNL Net Lease Investors, LP sold the properties at the net carrying value of the property, therefore, no gain or loss was recognized on the sale

(9)	This property was being constructed and as sold prior to completion of construction.

Past performance is not necessarily indicative of future performance.

(10)
CNL APF Partners LP did not own the land related to this property. The tenant defaulted under the terms of the lease with the landlord of the land lease and CNL APF Partners LP, the landlord of the building lease. CNL APF Partners, LP was not successful at finding a replacement tenant and would have been obligated to pay rent to the landlord of the land in order to preserve its interest in the building. CNL APF Partners, LP decided to abandon the rights to the building to eliminate the obligation to pay rent to the landlord of the land parcel.

(11)
CNL Income Fund II, Ltd. owned a 64 percent interest and CNL Income Fund VI, Ltd. owned a 36 percent interest in this joint venture. The amounts presented for CNL Income Fund II, Ltd. and CNL Income Fund VI, Ltd. represent each partnership’s percentage interest in the property owned by Show Low Joint Venture.

(12)	Reserved for future use.
(13)	Reserved for future use.
(14)	Reserved for future use.
(15)	Reserved for future use.
(16)
CNL Income Fund X, Ltd. owned a 69.06 percent interest and CNL Income Fund XVII, Ltd. owned a 30.94 percent interest in this joint venture. The amounts presented for CNL Income Fund X,. Ltd. and CNL Income Fund XVII, Ltd. represent each partnership’s percentage interest in the property owned by CNL Ocean Shores Joint Venture.

(17)	Reserved for future use.
(18)
Information in this table includes properties sold by Maple & Main Orlando, LLC; RAI Restaurants, Inc.; South Street Investments, Inc.; CNL Restaurant Investors Properties, LLC; CNL Funding 2001-A, LP; CNL Funding 2002-A LP; CNL Net Lease Investors LP and CNL Net Lease Funding 2003, LLC, subsidiaries of CNL Restaurant Properties, Inc., which were formed for the purpose of originating long-term triple net leases on real estate with the intent of selling these properties to third parties.

(19)	Amounts in this table do not include costs incurred in the administration of the partnership or company, as applicable, not related to the operation of properties.
(20)	Reserved for future use.
(21)	Reserved for future use.
(22)	Reserved for future use.
(23)	Reserved for future use.
(24)	Information in this table includes properties sold by CNL Financial Services, LP and CNL Restaurant Capital, LP, subsidiaries of CNL Restaurant Properties, Inc.
(25)	The property was obtained through foreclosure of a loan and the basis of the property was the net realizable value of the foreclosed loan.
(26)	Excess (deficiency) of property operating cash receipts over cash expenditures includes $31,215 of lease termination income.
(27)	Excess (deficiency) of property operating cash receipts over cash expenditures includes $100,000 of lease termination income.
(28)
CNL Income Fund III, Ltd. owned a 73.4 percent interest and CNL Income Fund IV, Ltd. owned a 26.6 percent interest in this joint venture. The amounts presented for CNL Income Fund III, Ltd. and CNL Income Fund, IV, Ltd. represent each partnership’s percentage interest in the property owned by Titusville Joint Venture.

(29)
CNL Income Fund IX, Ltd. and CNL Income Fund, X, Ltd. each owned a 50 percent interest in this joint venture. The amounts presented for CNL Income Fund IX, Ltd. and CNL Income Fund X, Ltd. represent each partnership’s percentage interest in the property owned by CNL Restaurant Investments III.

(30)
CNL Income Fund, Ltd. owned a 50 percent interest in this joint venture. The amounts presented represent the partnership’s percentage interest in the property owned by Sand Lake Road Joint Venture. A third party owned the remaining 50 percent interest in this joint venture.

(31)
CNL Income Fund VII, Ltd. owned an 18 percent interest, CNL Income Fund VIII, Ltd. owned a 36.8 percent interest and CNL Income Fund IX, Ltd. owned a 45.2 percent interest in this joint venture. The amounts presented for CNL Income Fund VII, Ltd., CNL Income Fund, VIII, Ltd. and CNL Income Fund IX, Ltd. represent each partnership’s percentage interest in the property owned by CNL Restaurant Investments II.

(32)
CNL Income Fund IX, Ltd. owned a 27.33 percent interest, CNL Income Fund X, Ltd. owned a 10.51 percent interest and CNL Income fund XI, Ltd. owned a 62.16 percent interest in this joint venture. The amounts presented for CNL Income Fund IX, Ltd., CNL Income Fund, X, Ltd. and CNL Income Fund XI, Ltd. represent each partnership’s percentage interest in the property owned by Ashland Joint Venture.

(33)
CNL Income Fund VIII, Ltd. owned a 66 percent interest and CNL Income Fund IX, Ltd. owned a 34 percent interest in the property owned by this tenancy in common. The amounts presented for CNL Income Fund VIII, Ltd. and CNL Income Fund, IX, Ltd. represent each partnership’s percentage interest in the property owned by CNL VIII & IX Tenants in Common.

(34)
CNL Income Fund VII, Ltd. owned a 79 percent interest and CNL Income Fund XVII, Ltd. owned a 21 percent interest in this joint venture. The amounts presented for CNL Income Fund VII, Ltd. and CNL Income Fund, XVII, Ltd. represent each partnership’s percentage interest in the property owned by CNL Mansfield Joint Venture.

(35)
CNL Income Fund VI, Ltd. owned a 66.14 percent interest in this joint venture. The amounts presented represent the partnership’s percentage interest in the property owned by Caro Joint Venture. A third party owned the remaining 33.86 percent interest in this joint venture.

(36)
Amount shown is face value and does not represent discounted current value. The mortgage note bore interest at a rate of 10 percent per annum and provided for 35 equal monthly payments of principal and interest. The borrower prepaid the mortgage note in full in August 2002.

(37)
Amount shown is face value and does not represent discounted current value. The mortgage note bore interest at a rate of 10.5 percent per annum. In December 2002, the Partnership negotiated for an early payoff at a reduced amount and received a balloon payment which included $606,800 of the outstanding principal balance.

Past performance is not necessarily indicative of future performance.

(38)	Cash received net of closing costs includes $232,578 of insurance proceeds received after the building was destroyed by fire.
(39)
CNL Income Fund II, Ltd. owned a 49 percent interest and CNL Income Fund IV, Ltd. owned a 51 percent interest in this joint venture. The amounts presented for CNL Income Fund II, Ltd. and CNL Income Fund IV, Ltd. represent each partnership’s percentage interest in the property owned by Holland Joint Venture.

(40)
CNL Income Fund VII, Ltd. owned a 68.75 percent interest and CNL Income Fund XV, Ltd. owned a 31.25 percent interest in this joint venture. The amounts presented for CNL Income Fund VII, Ltd. and CNL Income Fund XV, Ltd. represent each partnership’s percentage interest in the property owned by CNL VII, XV Columbus Joint Venture.

(41)
The Checker’s property in Atlanta, GA was exchanged on September 10, 2004 for a Checker’s property in Clearwater, FL at the option of the tenant as permitted under the terms of the lease agreement. Due to the exchange, the Checker’s property in Clearwater, FL is being leased under the same lease as the Checker’s property in Atlanta, GA with a five year lease extension.

(42)
The Checker’s property in Marietta, GA was exchanged on September 10, 2004 for a Checker’s property in Tampa, FL at the option of the tenant as permitted under the terms of the lease agreement. Due to the exchange, the Checker’s property in Tampa, FL is being leased under the same lease as the Checker’s property in Marietta, GA, with a five year lease extension.

(43)
The Checker’s property in Norcross, GA was exchanged on September 10, 2004 for a Checker’s property in Ruskin, FL at the option of the tenant as permitted under the terms of the lease agreement. Due to the exchange, the Checker’s property in Ruskin, FL is being leased under the same lease as the Checker’s property in Norcross, GA, with a five year lease extension.

Past performance is not necessarily indicative of future performance.